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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Boston Scientific Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Natick, Massachusetts
March 27, 2012

Dear Boston Scientific Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Boston Scientific Corporation (the Company) to be held on Tuesday, May 8, 2012, at 10:00 a.m. Eastern Time, at the Bank of America Auditorium, 100 Federal Street, Boston, Massachusetts 02110 (Annual Meeting).

        This year you are being asked to:

  •
  elect to the Board of Directors ten nominees for director;

  •
  consider and vote upon an advisory vote to approve named executive officer compensation;

  •
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year;

  •
  approve an amendment and restatement of our By-Laws to provide for a majority vote standard in uncontested director elections; and

  •
  consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        These matters are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote "FOR" all of the director nominees, our named executive officer compensation, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, and the amendment and restatement of our By-Laws. At the meeting, you will be provided with the opportunity to ask questions.

        We are pleased to continue to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders via the Internet. We believe this e-proxy process, also known as "notice and access," expedites stockholders' receipt of proxy materials, lowers our printing and mailing costs and reduces the environmental impact of producing the materials for our Annual Meeting. On or about March 27, 2012, we will mail to our stockholders of record at the close of business on Friday, March 16, 2012, the record date for our Annual Meeting, an Important Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2011 (Annual Report) on the Internet and also how to vote their shares via the Internet or by telephone. If you received a Notice by mail you will not receive printed proxy materials unless you specifically request them. Both the Notice and the Proxy Statement contain instructions on how you can request a paper copy of the Proxy Statement and Annual Report.

        The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares. Accordingly, we request that as soon as possible, you vote via the Internet or by telephone or, if you have received printed proxy materials, you vote via the Internet, by telephone or by mailing your completed proxy card or voter instruction form.

        Thank you for your continuing support.

Pete M. Nicholas Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Natick, Massachusetts
March 27, 2012

        The Annual Meeting of Stockholders of Boston Scientific Corporation (Annual Meeting) will be held on Tuesday, May 8, 2012, at 10:00 a.m. Eastern Time, at the Bank of America Auditorium, 100 Federal Street, Boston, Massachusetts 02110, for the following purposes:

  (1)
  to elect to the Board of Directors ten nominees for director;

  (2)
  to consider and vote upon an advisory vote to approve named executive officer compensation;

  (3)
  to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year;

  (4)
  to approve an amendment and restatement of our By-Laws to provide for a majority vote standard in uncontested director elections; and

  (5)
  to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on Friday, March 16, 2012, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

        It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we encourage you to submit your proxy as soon as possible. For specific instructions, please refer to your Important Notice of Internet Availability of Proxy Materials or to the question on page 3 of the accompanying Proxy Statement entitled "How do I vote by proxy?"

BOSTON SCIENTIFIC CORPORATION
Timothy A. Pratt
Secretary

One Boston Scientific Place
Natick, Massachusetts 01760

March 27, 2012

PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Annual Meeting

        The Annual Meeting of Stockholders of Boston Scientific Corporation (Annual Meeting) will be held on Tuesday, May 8, 2012, at 10:00 a.m. Eastern Time, at the Bank of America Auditorium, 100 Federal Street, Boston, Massachusetts 02110. At this meeting, stockholders will be asked to elect ten nominees for director, consider and vote upon an advisory vote to approve named executive officer compensation, ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year, and approve an amendment and restatement of our By-Laws to provide for a majority vote standard in uncontested director elections. Management will also report on our performance during fiscal year 2011 and will respond to appropriate questions from stockholders. Our principal executive offices are located at One Boston Scientific Place, Natick, Massachusetts 01760, and our telephone number is (508) 650-8000. When used in this Proxy Statement, the terms "we," "us," "our," "Boston Scientific" and "the Company" mean Boston Scientific Corporation and its divisions and subsidiaries.

Why am I receiving these materials?

        Our Board of Directors (Board) has made these materials available to you via the Internet or, upon your request, has delivered or will deliver printed versions of these materials to you by mail, in connection with its solicitation of proxies for use at our Annual Meeting. As a stockholder of record of our common stock at the close of business on March 16, 2012, the record date for our Annual Meeting, you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we are making this Proxy Statement and our Annual Report for the year ended December 31, 2011 (Annual Report and, together with this Proxy Statement, the proxy materials) available to stockholders electronically via the Internet. All stockholders will be able to access the proxy materials on the website referred to in the Important Notice Regarding the Availability of Proxy Materials (Notice) or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed copy may be found in the Notice and in this Proxy Statement. We believe that this electronic process expedites your receipt of the proxy materials and reduces the cost and environmental impact of printing proxy materials for our Annual Meeting.

        On or about March 27, 2012, stockholders of record and beneficial owners of our common stock at the close of business on March 16, 2012 will be sent a Notice instructing them as to how to receive their proxy materials via the Internet this year. The proxy materials will be available on the Internet as of March 27, 2012.

How can I electronically access the proxy materials?

        Beginning March 27, 2012, you can access the proxy materials and vote your shares online at www.proxyvote.com. The proxy materials are also available on our own website (www.bostonscientific.com).

How can I obtain a full set of printed proxy materials?

        If you prefer to receive paper copies of the proxy materials, you can still do so. You may request the printed proxy materials by (i) calling 1-800-579-1639; (ii) sending an email to sendmaterial@proxyvote.com; or (iii) logging onto www.proxyvote.com using the credentials provided on your Notice or proxy card.

Who is entitled to vote at the Annual Meeting?

        Stockholders who held shares of our common stock at the close of business on Friday, March 16, 2012, are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

How many shares are eligible to be voted and how many shares are required to hold the Annual Meeting?

        A quorum is required to hold the meeting and conduct business. The presence at the Annual Meeting, in person or by proxy, of stockholders having a majority of our common stock outstanding as of the close of business on Friday, March 16, 2012, the record date, will constitute a quorum for purposes of holding and conducting business at the Annual Meeting. As of March 16, 2012, we had 1,434,270,237 shares of our common stock outstanding — each entitled to one vote at the Annual Meeting — meaning that 717,135,119 shares of common stock must be represented in person or by proxy to have a quorum. Our common stock is our only outstanding class of voting securities. For purposes of determining whether a quorum exists, broker non-votes and proxies received but marked "ABSTAIN" will be counted.

What am I voting on?

        You are voting on proposals to:

  (1)
  elect to the Board ten nominees for director;

  (2)
  consider and vote upon an advisory vote to approve named executive officer compensation;

  (3)
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year;

  (4)
  approve an amendment and restatement of our By-Laws to provide for a majority vote standard in uncontested director elections; and

  (5)
  consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does the Board recommend that I vote?

        The Board recommends that you vote:

  (1)
  FOR the election of each of the ten director nominees;

  (2)
  FOR our named executive officer compensation;

  (3)
  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year; and

  (4)
  FOR an amendment and restatement of our By-Laws to provide for a majority vote standard in uncontested director elections.

How do I vote by proxy?

        Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, you may give a proxy to be voted at the Annual Meeting either:

  •
  via the Internet or by telephone pursuant to the instructions provided in the Notice; or

  •
  if you received printed proxy materials, via the Internet or by telephone or mail pursuant to the instructions provided on the proxy card.

        If you vote by mail, no postage is required if your proxy card is mailed in the United States. If you properly vote pursuant to the instructions provided in the Notice or properly complete and deliver your proxy card (whether electronically, by mail or by telephone) and our Inspector of Election receives your instructions in time to vote at the Annual Meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign and return your proxy card, but do not make specific selections, your proxy will vote your shares as recommended by the Board. If any other matter is properly presented at the Annual Meeting, including a proposal to postpone or adjourn the meeting, your proxy will vote your shares in accordance with his or her discretion. At present, the Board knows of no other business that is intended to be brought before or acted upon at the Annual Meeting.

How are votes counted?

        In the election of directors, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

        In the advisory vote to approve named executive officer compensation, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

        In the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

        In the proposal on an amendment and restatement of our By-Laws to provide for a majority vote standard in uncontested director elections, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted with respect to determining if a required vote is obtained under our By-Laws but will have the same effect as a vote AGAINST this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

How many votes are required to approve each proposal?

  (1)
  Under our current By-Laws our directors are elected by plurality vote. That means that for Proposal 1, the ten nominees for director named in this Proxy Statement receiving the most votes from those shares present or represented at the Annual Meeting will be elected as directors. Our current majority voting policy requires any director who receives a greater number of votes "WITHHELD" from his or her election than votes "FOR" his or her election to tender his or her resignation from the Board. The Board will then decide whether to accept the resignation (based on the recommendation of the Nominating and Governance Committee of our Board) within 90 days following certification of the stockholder vote, and will disclose its determination and its reasoning either in a press release or an SEC filing. See Proposal 4 for a description of the proposed amendment and restatement of our By-Laws and Corporate Governance Guidelines to implement a majority voting standard in uncontested director elections.

  (2)
  The affirmative vote of a majority of shares with voting power present or represented by proxy and actually voting on the proposal is required to approve, on an advisory basis, our named executive officer compensation. The vote is advisory and non-binding in nature, but the Executive Compensation and Human Resources Committee of our Board (Compensation Committee) will take into consideration the outcome of the vote when considering future executive compensation arrangements. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of this proposal.

  (3)
  The affirmative vote of a majority of shares with voting power present or represented by proxy and actually voting on the proposal is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of this proposal.

  (4)
  Under our Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of our outstanding common stock is required to approve the amendment and restatement of our By-Laws to provide for a majority vote standard in uncontested director elections. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted with respect to determining if the necessary vote is obtained and will have the same effect as a vote AGAINST this proposal.

        At present, the Board knows of no matters other than these to be presented for stockholder action at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, you are considered, with respect to your shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to us or to vote in person at the Annual Meeting. If your shares are held by a trustee or in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of your shares which are held in street name.

        If you hold your shares in street name, you received the Notice or the proxy materials from the trustee or your brokerage firm, bank, dealer or other similar organization rather than from us. The organization holding your shares is considered the stockholder of record for your shares for the purpose of voting at the Annual Meeting. However, as the beneficial owner of your shares, you have the right to direct that organization on how to vote your shares held in your account through your Voting Instruction Form provided by that organization. If you hold your shares in street name, follow the instructions on the Notice or Voting Instruction Form you received from your broker in order to vote your shares.

What discretion does my broker have to vote my shares held in "street name?"

        The New York Stock Exchange (NYSE) rules allow your broker to vote your shares in its discretion on "routine" proposals when it has not received instructions from you at least ten days prior to the Annual Meeting. We believe the ratification of the appointment of our independent registered public accounting firm is a routine matter, and as a result, your broker may vote on your behalf for this matter if you do not otherwise provide instructions. The election of directors, the advisory vote on our named executive officer compensation, and the amendment and restatement of our By-Laws are not considered routine matters. If you do not instruct your broker how to vote your shares on the non-routine matters, your broker will not be permitted to vote your shares on the non-routine matters. This is referred to as a "broker non-vote."

        Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are counted for purposes of determining whether a quorum is present, but are not counted or deemed to be present, represented or voted for the purpose of determining whether stockholders have approved that proposal. A broker non-vote will have no effect on the outcome of the non-routine proposals, except for the proposal to approve the amendment and restatement of our By-Laws, upon which a broker non-vote will have the same effect as a vote "AGAINST" such proposal.

How do I vote my 401(k) and GESOP shares?

        If you participate in the Boston Scientific Corporation 401(k) Retirement Savings Plan (401(k) Plan) or in our 2006 Global Employee Stock Ownership Plan, as amended and restated (GESOP), you will receive a single Notice that covers all shares credited to your plan account(s) and shares that you own of record that are registered in the same name. If your plan account(s) are registered in different names, you will receive separate Notices for your record and plan holdings. You may vote your shares via the Internet by logging onto www.proxyvote.com or telephone by calling 1-800-690-6903 and utilizing the credentials provided on the Notice. Your vote will serve to instruct the trustees and fiduciaries of our 401(k) Plan and GESOP how to vote any shares of our common stock held in these plans on your behalf. Shares of our common stock held in our 401(k) Plan must be voted on or before 11:59 p.m. Eastern Time on May 3, 2012. The 401(k) Plan and GESOP trustees and fiduciaries may vote at their discretion shares for which timely instructions are not received.

What happens if I don't specify how I want my shares voted on one or all of the proposals?

        If you are the stockholder of record and you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote "FOR" all of the nominees for directors, "FOR" our named executive officer compensation, "FOR" the ratification of our independent registered public accounting firm, Ernst & Young LLP, and "FOR" the amendment and restatement of our By-Laws. If you hold your shares in street name, please see the discussion on "What discretion does my broker have to vote my shares held in 'street name?"' above.

Can I change my vote or revoke my proxy after I have already voted or given my proxy?

        Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the proxy is exercised at the Annual Meeting. To change your vote, you may:

  •
  mail a written notice "revoking" your earlier vote to Broadridge Financial Solutions, Inc. (Broadridge), 51 Mercedes Way, Edgewood, NY 11717;

  •
  submit to Broadridge a properly completed and signed proxy card with a later date;

  •
  vote again telephonically or electronically (available until 11:59 p.m. Eastern Time on May 7, 2012); or

  •
  vote in person at the Annual Meeting; however, your attendance at the Annual Meeting alone will not revoke your proxy.

        Your last dated proxy timely received prior to or vote cast at the Annual Meeting will be counted.

        If you own your shares in street name, please contact your broker or other similar organization for instructions on changing your vote or revoking your proxy.

Can I vote in person at the meeting?

        Yes. If you are the stockholder of record of the shares, you can vote in person by coming to the Annual Meeting and we will give you a ballot or a new proxy card when you arrive. However, since a beneficial owner holding shares in street name is not the stockholder of record, if you are such a beneficial owner of shares, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee, bank, dealer or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Please bring the legal proxy with you to the Annual Meeting. If you plan to attend the Annual Meeting in person, you must provide proper identification. Please visit our website, www.bostonscientific.com, for directions to the Annual Meeting.

Who will count the votes?

        Broadridge has been engaged as our independent agent to tabulate stockholder votes and act as Inspector of Election for the meeting.

Is voting confidential?

        Yes. We will treat proxy cards, ballots and voting tabulations as confidential. Generally, only the Inspector of Election and certain employees associated with processing proxy cards, counting the vote or administering the Annual Meeting have access to these documents.

What happens if the Annual Meeting is adjourned or postponed?

        Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Will any other business be considered or presented at the Annual Meeting?

        Our By-Laws provide that a stockholder may present business to be considered at the Annual Meeting only if proper prior written notice was received by us. Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. However, if any other business does properly come before the Annual Meeting, the persons named as proxies on the proxy card will have discretion to vote your shares in accordance with their best judgment as to the best interests of our stockholders.

How can I find the results of the Annual Meeting?

        Preliminary results will be announced at the Annual Meeting and final results will be filed with the SEC on a Current Report on Form 8-K within four business days after the Annual Meeting. The Form 8-K will be available on the SEC's website, www.sec.gov, as well as our own website, www.bostonscientific.com, under the "Investor Relations" section.

Who is soliciting my vote pursuant to this Proxy Statement?

        Our Board is soliciting your vote.

Who pays the cost of this proxy solicitation?

        We will pay the costs of this solicitation. Our directors, officers or other employees may solicit proxies on behalf of the Board primarily by mail and via the Internet, but additional solicitations may be made in person, by electronic delivery, telephone, facsimile or other media. No additional compensation will be paid to our directors, officers or other employees in connection with this solicitation. We may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. We will, upon request, reimburse brokerage firms and other third parties for their reasonable expenses incurred for forwarding solicitation material to beneficial holders of our common stock. We have also retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies, as need be, for a fee of approximately $9,500, plus reimbursement of expenses. All solicitation expenses, including costs of preparing, assembling and mailing proxy materials, will be borne by us.

Is there a list of stockholders entitled to vote at the Annual Meeting?

        A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m. Eastern Time, at our offices at One Boston Scientific Place, Natick, Massachusetts 01760. If you would like to view the stockholder list, please contact our Secretary to schedule an appointment by calling (508) 650-8000 or writing to him at One Boston Scientific Place, Natick, MA 01760.

INTERNET AVAILABILITY OF PROXY MATERIALS

        Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. On or about March 27, 2012, we will mail to our stockholders (other than those who previously requested electronic or paper delivery) an Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. The Notice also instructs you on how to vote via the Internet or by telephone.

        This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice and in this Proxy Statement. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

        This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "may," "estimate," "intend" and other similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the SEC and in the Quarterly Report on Form 10-Q we have or will file hereafter under the heading "Risk Factors" and "Safe Harbor for Forward-Looking Statements." Accordingly, you are cautioned not to place undue reliance on any of our forward-looking statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our entire Board is elected annually by our stockholders and currently consists of 11 members.

        J. Raymond Elliott, our current director and former President and Chief Executive Officer, will be retiring from our Board at the Annual Meeting. We are deeply grateful for the enormous contributions that Mr. Elliott has made to our Company, our Board and our stockholders.

        In connection with the appointment of William H. Kucheman as interim Chief Executive Officer of the Company effective October 17, 2011, Mr. Kucheman was appointed to our Board effective on that date. In addition, John E. Abele, our co-founder, has served at the request of the Board as director emeritus since his retirement from the Board at the 2011 Annual Meeting of Stockholders so that the Board may continue to avail itself of his wisdom, judgment, and experience. Serving as director emeritus, Mr. Abele may attend Board and committee meetings and participate in discussion of matters that come before the Board or its committees, but he is not entitled to vote upon any such matters.

        In light of Mr. Elliott's departure, our Board will consist of ten members immediately following the Annual Meeting. The ten incumbent directors have been nominated by our Board, upon the recommendation of our Nominating and Governance Committee, to stand for election at the Annual Meeting for a one-year term and to hold office until the 2013 Annual Meeting of Stockholders and until their successors have been elected and qualified. The nominees for election at the Annual Meeting are: Katharine T. Bartlett, Bruce L. Byrnes, Nelda J. Connors, Kristina M. Johnson, William H. Kucheman, Ernest Mario, N.J. Nicholas, Jr., Pete M. Nicholas, Uwe E. Reinhardt and John E. Sununu.

        Each of the director nominees is willing and able to stand for election at the Annual Meeting, and we know of no reason why any of the nominees would be unable to serve as a director. However, should such a situation arise, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

        The biographies of each of the nominees are listed below and contain information regarding the person's service as a director, business experience, public company director positions currently held or held at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director in light of our business and structure. Each of the director nominees listed below exemplifies how our Board values professional experience in business, education, policy and governmental fields as well as strong moral character and diversity in terms of viewpoint as well as age, ethnicity and gender. It is these strong and unique backgrounds and sets of skills that our Board believes provide it, as a whole, with a strong foundation of technical expertise and a wealth of diverse experience in a wide variety of areas.

Katharine T. Bartlett
Age: 65
Director since 2009

        Katharine T. Bartlett has been a director of Boston Scientific since August 2009. Ms. Bartlett has been a full-time member of the Duke University School of Law since 1983 and is the A. Kenneth Pye Professor of Law at the Duke University School of Law, where she served as Dean from 2000 to 2007. Following her deanship, she was a visiting fellow at New York University School of Law during the Fall 2007 semester and Columbia University School of Law during the Spring 2008 semester. In 2012, she completed a term as a member of the executive committee of the Association of American Law Schools. She earned a B.A. degree from Wheaton College, magna cum laude, Phi Beta Kappa; an M.A. degree from Harvard University; and a J.D. degree from the Boalt Hall School of Law at the University of California, Berkeley, where she served as an editor of the Law Review. Among her other qualifications, Ms. Bartlett brings our Board leadership and management experience as evidenced by successfully overseeing and expanding the Duke University School of Law during her tenure as its Dean. Ms. Bartlett also has a distinguished career in the law and as a law professor, specializing in gender theory, employment law, theories of social change and legal education, which are extremely relevant to our business operations.

Bruce L. Byrnes
Age: 63
Director since 2009

        Bruce L. Byrnes has been a director of Boston Scientific since August 2009. Mr. Byrnes is a retired Vice Chairman of the Board for The Procter and Gamble Company. During his 38-year career with Procter and Gamble, Mr. Byrnes served as Vice Chairman of the Board and as President for several global divisions, including health care. Mr. Byrnes is a director of Brown-Forman Corporation, Cincinnati Bell, Inc. and Diebold, Incorporated. He has also served as a trustee of the Cincinnati Art Museum. He holds a B.A. degree from Princeton University. Among his other qualifications, Mr. Byrnes brings our Board executive leadership experience including his service as an executive of a large multinational public company, along with his extensive expertise in brand management, business strategy, financial reporting, risk management and sales and marketing.

Nelda J. Connors
Age: 46
Director since 2009

        Nelda J. Connors has been a director of Boston Scientific since December 2009. Ms. Connors is the founder, Chairwoman and Chief Executive Officer of Pine Grove Holdings, LLC, a business operating growth-oriented manufacturing companies that offer original equipment, manufactured and remanufactured products, and aftermarket services. She was President, Chief Executive Officer of Atkore International from December 2010 until June 2011. Atkore, formerly the Electrical and Metal Products division of Tyco International, became a privately-held company in December 2010. Ms. Connors served as President of this Tyco division from 2008 through 2010. Prior to joining Tyco, she served as Vice President at Eaton Corporation from 2002 to 2008 where she held various operations and general management positions. Prior to joining Eaton, Ms. Connors was employed in a number of executive and management capacities with Ford Motor Company from 1997 to 2002, as well as at Chrysler and Mogami Denki, a Toyota supplier, prior to that. She began her career as an engineer with Monsanto Corporation. Ms. Connors is a Class B director of the Federal Reserve Bank of Chicago, a trustee for the Peggy Notebaert Nature Museum and the Museum of Contemporary Arts. She previously served on the Board of Atkore International, Inc. Ms. Connors holds B.S. and M.S. degrees in mechanical engineering from the University of Dayton. Ms. Connors' qualifications to serve our Board include her executive leadership skills and her experience in the areas of operations and financial management, quality, engineering and business strategy.

Kristina M. Johnson, Ph.D.
Age 54
Director since 2011

        Kristina M. Johnson, Ph.D. was appointed a director of Boston Scientific effective January 1, 2011. She previously served as a director from April 2006 to 2009. Dr. Johnson has served as the Chief Executive Officer of Enduring Hydro, LLC, an energy consulting firm, since January 2011. From March 2009 to October 2010, Dr. Johnson served as Under Secretary of Energy at the U.S. Department of Energy. Prior to this, Dr. Johnson was Provost and Senior Vice President of Academic Affairs at The Johns Hopkins University from 2007 to 2009 and Dean of the Pratt School of Engineering at Duke University from 1999 to 2007. Previously, she served as a professor in the Electrical and Computer Engineering Department, University of Colorado and as director of the National Science Foundation Engineering Research Center for Optoelectronics Computing Systems at the University of Colorado, Boulder. Dr. Johnson recently rejoined the board of directors of AES Corporation where she had previously served from 2004 until 2009. She also served on the boards of directors of Nortel Networks from 2006 to 2009 and Minerals Technologies from 2000 until 2009. Dr. Johnson was a Fulbright Faculty Scholar in the Department of Electrical Engineering at the University of Edinburgh, Scotland and a NATO Post-Doctoral Fellow at Trinity College, Dublin, Ireland. Dr. Johnson received B.S., M.S. and Ph.D. degrees in electrical engineering from Stanford University. Among other qualifications, Dr. Johnson brings our Board expertise in science, technology, business, education and government as well as leadership experience as Provost and Dean of nationally recognized academic institutions. In addition, Dr. Johnson's service on other public company boards contributes to her knowledge of public company matters, including executive compensation and legal affairs.

William H. Kucheman
Age 62
Director since 2011

        William H. Kucheman has been our Chief Executive Officer and director since October 2011. He served as our Executive Vice President and President, Cardiology, Rhythm and Vascular Group, from February 2010 until assuming his current role. He was our Senior Vice President and Group President, Cardiovascular from November 2006 until February 2010. Prior to that, he was our Senior Vice President of Marketing from June 2001 to November 2006. In this role, he was responsible for the global marketing functions of our Cardiovascular group and all Corporate Marketing functions. He oversaw the commercialization strategy for our TAXUS® paclitaxel-eluting coronary stent system, defined and developed our Reimbursement and Outcomes Planning functions, and initiated Marketing Science and e-Marketing programs. Prior to that, Mr. Kucheman was our Vice President, Corporate Marketing and our Vice President, Strategic Marketing from February 1995 to June 2001. Mr. Kucheman joined us in 1995 as a result of our acquisition of SCIMED Life Systems, Inc. Prior to 1995, Mr. Kucheman held a variety of management positions in sales and marketing at SCIMED, Charter Medical Corporation and Control Data Corporation. He began his career at the United States Air Force Academy Hospital and later was Healthcare Planner, Office of the Surgeon General, for the United States Air Force Medical Service. Mr. Kucheman has served on several industry boards including the board of directors of the Global Healthcare Exchange, the Committee on Payment and Policy and AdvaMed. Mr. Kucheman earned a B.S. and a M.B.A. from Virginia Polytechnic Institute. Mr. Kucheman's qualifications to serve on our Board include his extensive experience in the medical device industry, expertise in the areas of product commercialization, business strategy, and risk management and oversight, as well as his deep understanding of our business strategies, objectives and products.

Ernest Mario, Ph.D.
Age 73
Director since 2001

        Ernest Mario has been a director of Boston Scientific since 2001. Since August 2007, Dr. Mario has served as the Chairman and Chief Executive Officer of Capnia, Inc., a privately-held pharmaceutical company. From April 2003 to August 2007, Dr. Mario was Chairman of Reliant Pharmaceuticals and also served as its Chief Executive Officer from 2003 to 2006. Prior to joining Reliant, he was the Chairman and Chief Executive Officer of IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company, and its predecessor, Apothogen, Inc. from January 2002 to April 2003. From 1993 to 1997, Dr. Mario served as Chairman and Chief Executive Officer of ALZA Corporation, a research based pharmaceutical company with leading drug delivery technologies, and Co-Chairman and Chief Executive Officer from 1997 to 2001. Prior to joining ALZA, Dr. Mario served as the Chief Executive Officer of Glaxo Holdings plc from 1989 to 1993 and as Deputy Chairman and Chief Executive from 1992 to March 1993. Dr. Mario presently serves on the boards of directors of Maxygen, Inc. and Celgene Corporation. He previously served as a member of the board of directors of Avid Pharmaceuticals, Inc. and was a Trustee of Duke University from 1988 to 2007 and Chairman of the Board of the Duke University Health System which he chaired from its inception in 1996 until he retired in 2007. He is Chairman of the American Foundation for Pharmaceutical Education and serves as an advisor to the pharmacy schools at the University of Maryland, the University of Rhode Island and The Ernest Mario School of Pharmacy at Rutgers University. Dr. Mario holds a B.S. in Pharmacy from Rutgers University, and a M.S. and a Ph.D. in Physical Sciences from the University of Rhode Island. He also holds honorary doctorates from Rutgers University and the University of Rhode Island. In 2007, Dr. Mario was awarded the Remington Honor Medal by the American Pharmacists Association, the pharmacy profession's highest honor. Dr. Mario's qualifications to serve our Board include his strong executive leadership experience including his experience as an active Chief Executive Officer. In addition, Dr. Mario has successfully led several pharmaceutical companies over the last several decades. He has extensive experience in financial and operations management, risk oversight, quality and business strategy as a result of this experience as well as his membership on public company boards.

N.J. Nicholas, Jr.
Age 72
Director since 1994

        N.J. Nicholas, Jr. has been a director of Boston Scientific since 1994 and is a private investor. Previously, he served as President of Time, Inc. from September 1986 to May 1990 and Co-Chief Executive Officer of Time Warner, Inc. from May 1990 until February 1992. Mr. N.J. Nicholas is a director of Xerox Corporation and Time Warner Cable, Inc. He has served as a member of the President's Advisory Committee for Trade Policy and Negotiations and the President's Commission on Environmental Quality. Mr. N.J. Nicholas is a Trustee of the Environmental Defense Fund and a member of the Council of Foreign Relations. He is also a member of the board of advisors of The Nicholas Institute for Environmental Policy Solutions at Duke University. Mr. N.J. Nicholas received an A.B. degree from Princeton University and an M.B.A. degree from Harvard Business School. He is the brother of Pete M. Nicholas, Chairman of the Board. Mr. N.J. Nicholas' qualifications to serve on our Board include his executive experience as President and Co-Chief Executive Officer of Time, Inc. and Time Warner, Inc. He shares his extensive expertise in the areas of business strategy, risk oversight and financial management with our Board which is further complemented by his active participation on several public and private company boards.

Pete M. Nicholas
Age 70
Director since 1979

        Pete M. Nicholas, our co-founder, has been Chairman of the Board since 1995. He has been a director since 1979 and served as our Chief Executive Officer from 1979 to March 1999 and Co-Chairman of the Board from 1979 to 1995. Prior to joining Boston Scientific, he was corporate director of marketing and general manager of the Medical Products Division at Millipore Corporation, a medical device company, and served in various sales, marketing and general management positions at Eli Lilly and Company. He is a Trustee Emeritus of Duke University. Mr. Pete M. Nicholas is a Fellow of the American Academy of Arts & Sciences and Vice Chairman of the Trust for that organization. He also serves on several for profit and not-for-profit boards including CEOs for Fundamental Change in Education and the Boys and Girls Club of Boston. After college, Mr. Pete M. Nicholas served as an officer in the U.S. Navy, resigning his commission as lieutenant in 1966. Mr. Pete M. Nicholas received a B.A. degree from Duke University, and an M.B.A. degree from The Wharton School of the University of Pennsylvania. He is the brother of Mr. N.J. Nicholas, one of our directors. Mr. Pete M. Nicholas is uniquely qualified to serve our Board due to his institutional knowledge of our Company as its co-founder and former Chief Executive Officer. He has expertise in the areas of general executive management, business strategy and risk management and oversight, and is an active participant in the medical device community.

Uwe E. Reinhardt, Ph.D.
Age 74
Director since 2002

        Uwe E. Reinhardt has been a director of Boston Scientific since 2002. Dr. Reinhardt is the James Madison Professor of Political Economy and Professor of Economics and Public Affairs at Princeton University, where he has taught since 1968. Dr. Reinhardt is a senior associate of the University of Cambridge, England and serves as a Trustee of the Duke University Health System, H&Q Healthcare Investors, H&Q Life Sciences Investors and Hambrecht & Quist Capital Management LLC. He is also the Commissioner of the Kaiser Family Foundation Commission on Medicaid and the Uninsured and a member of the board of directors of Amerigroup Corporation. During 2007 through 2009, he served as President of the International Health Economics Association. In October 2009, Dr. Reinhardt was awarded by Germany's President the Bundesverdienstkreuz (German Federal Merit Medal) for his work in international health economics and policy. In 2010, he received the William B. Graham Prize for Health Services Research. Dr. Reinhardt received a Bachelor of Commerce degree from the University of Saskatchewan, Canada and a Ph.D. in economics from Yale University. Dr. Reinhardt is a world renowned health care economist and recognized voice in the political economy field. In addition to the insight he provides our Board with respect to his subject matter expertise and matters of policy, he also brings strong financial management expertise to the Board.

John E. Sununu
Age 47
Director since 2009

        John E. Sununu has been a director since April 2009. From 2003 to 2009, Senator Sununu served as a U.S. Senator from New Hampshire. He was a member of the Committees on Banking, Commerce, Finance and Foreign Relations, and he was appointed the Congressional Representative to the United Nations General Assembly. Before his election to the Senate, Senator Sununu served three terms as a Member of the U.S. House of Representatives from New Hampshire's 1st District from 1996 to 2002. He was Vice Chairman of the Budget Committee and a member of the Appropriations Committee. During his 12 years in Congress, he drafted and helped pass several important pieces of legislation, including the Internet Tax Freedom Act, the Survivors Benefit Act and the New England Wilderness Act. Prior to serving in Congress, Senator Sununu served as Chief Financial Officer for Teletrol Systems, a manufacturer of building control systems. He serves on the board of directors of Time Warner Cable, Inc. He holds B.S. and M.S. degrees in Mechanical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School. Among other qualifications, Senator Sununu complements our Board with his experience in government and corporate leadership. Senator Sununu provides important insights on government relations, public policy and other matters relevant to our Company due to his extensive experience in both the public and private industry sectors.

        OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" ALL TEN OF
THESE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Overview

        To guide the operation and direction of the Board and its committees, our Board has established our Corporate Governance Guidelines, charters for its standing committees and our Code of Conduct. These materials are made available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com. These materials are also available in print free of charge to any stockholder upon request. Any person who wishes to obtain a copy of any of these documents may do so by writing to Boston Scientific Corporation, Investor Relations, One Boston Scientific Place, Natick, MA 01760.

        Our Board believes that good corporate governance is fundamental to the overall success of our business. To that end, our Board has adopted particular corporate governance practices for our Company to better align our corporate business strategy with the current conditions in the markets in which we compete, the global economy, and the opinions expressed by recognized corporate governance authorities. Our Board regularly reviews our corporate governance practices, Delaware law, the rules and listing standards of the NYSE, the rules and regulations of the SEC and the rules and regulations under the Internal Revenue Code of 1986, as amended (Internal Revenue Code), as well as best practices suggested by recognized governance authorities, and modifies our practices as warranted.

Director Independence

        Our Corporate Governance Guidelines require that a significant majority of the Board be independent. Our common stock is listed on the NYSE, and to be considered independent under NYSE rules a director must meet the NYSE definition of "independent," and the Board must affirmatively determine that the director does not have a direct or indirect material relationship with our Company. In making independence determinations, the Board applies the NYSE standards and considers all facts and circumstances known to it.

        The determination of whether the relationship is material, and therefore whether the director is independent, is made by the directors who satisfy the foregoing independence guidelines. The Board monitors its compliance with NYSE requirements for director independence on an ongoing basis. In accordance with current NYSE rules, the Board determined that, as of February 28, 2012, the following non-employee director nominees standing for election at the Annual Meeting were "independent" and had no direct or indirect material relationship with the Company, except as a director and stockholder: Katharine T. Bartlett, Bruce L. Byrnes, Nelda J. Connors, Kristina M. Johnson, Ernest Mario, Uwe E. Reinhardt and John E. Sununu.

        The Board determined that, as of February 28, 2012: (i) William H. Kucheman, our Chief Executive Officer, is not independent because he is an employee of our Company; (ii) J. Raymond Elliott, our former President and Chief Executive Officer, is not independent because he was an employee of our Company until December 31, 2011; (iii) Pete M. Nicholas is not independent because of a transaction between the Company and a limited liability company of which he is the sole member; and (iv) N.J. Nicholas, Jr. is not independent because he is the brother of Mr. Pete M. Nicholas, whose limited liability company was a party to a transaction with the Company. For a discussion of the transaction to which the Company and Mr. Pete M. Nicholas are parties, please see the "Related Party Transactions" section beginning on page 18.

        As of February 28, 2012, seven out of 11 members of the Board are independent and, following our Annual Meeting, if elected, seven out of ten members of our Board will be independent.

Director Nomination Process

        The Nominating and Governance Committee is responsible for determining the appropriate skills and characteristics required of new Board members in the context of the current make-up of the Board. In so doing, the Nominating and Governance Committee considers, with input from the Board, those factors it deems appropriate, such as independence, experience, strength of character, judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The aim is to assemble a Board that is strong in its collective knowledge, that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee the Company's business. The Nominating and Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race or gender.

        Director nominees must, at a minimum, meet the general criteria outlined in our Corporate Governance Guidelines. Generally, directors should be individuals who have succeeded in their particular field and who demonstrate integrity, reliability, knowledge of corporate affairs and an ability to work well with others, and should also satisfy at least one of the following criteria:

  •
  demonstrated management ability at senior levels in successful organizations;

  •
  current or recent employment in positions of significant responsibility and decision making;

  •
  expertise in leading rapidly growing multi-national organizations; or

  •
  current and prior experience related to anticipated board and committee responsibilities in other areas of importance to our Company.

        The Nominating and Governance Committee receives suggestions for new directors from a number of sources, including Board members and our Chief Executive Officer. It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director.

        The Nominating and Governance Committee will also consider recommendations for Board membership submitted by our stockholders and other sources in accordance with the advance notice provisions of our By-Laws. The qualifications of candidates recommended by stockholders will be reviewed and considered by the Nominating and Governance Committee with the same degree of care and consideration as candidates for nomination to the Board submitted by Board members and our Chief Executive Officer.

        The full Board is responsible for final approval of new director candidates, as well as the nomination of existing directors for reelection. With respect to existing directors, prior to making its recommendation to the full Board, the Nominating and Governance Committee, in consultation with the Chairman of the Board, reviews each director's continuation on the Board as a regular part of the annual nominating process.

        Under the advance notice provisions of our By-Laws, director nominations and proposals to bring any other business before the 2013 Annual Meeting of Stockholders by our stockholders must be received by our Secretary at our principal executive offices on or before November 27, 2012. Director nominations by our stockholders must also satisfy the other procedures set forth in the advance notice provisions of our By-Laws. Should you wish to submit a director recommendation or nomination, please address it to our Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, MA 01760.

Code of Conduct

        We maintain a Code of Conduct, which has been approved by our Board, to ensure that our constituents understand the basic principles that govern our corporate conduct. The Code of Conduct applies to all of our directors, employees and officers, including our Chief Executive Officer and Chief Financial Officer, and is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com. A stockholder may request a copy of the Code of Conduct by contacting our Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, MA 01760. Any waivers or substantive amendments of the Code of Conduct will be disclosed on our website at www.bostonscientific.com.

Chief Executive Officer Succession

        The Nominating and Governance Committee has the responsibility to identify successors to the Chief Executive Officer and reviews and assesses succession programs and development plans for the Chief Executive Officer. Additionally, one of the factors considered in connection with the annual assessment of the performance of the Chief Executive Officer is the adequacy and effectiveness of the Company's succession plan for the Chief Executive Officer.

        In 2011, Mr. Elliott, our former President and Chief Executive Officer and current director, advised the Board of his intention to retire as President and Chief Executive Officer during the year. While the Nominating and Governance Committee has the responsibility to identify successors to the Chief Executive Officer, in May 2011 the Board established a special Chief Executive Officer search committee to identify and recommend a successor to Mr. Elliott. The Chairman of the special committee was Dr. Mario, and the members of the special committee were: the Chairman of the Nominating and Governance Committee, Mr. Byrnes, Dr. Johnson, Mr. N.J. Nicholas, Mr. Elliott, and, as an ex-officio member, the Chairman of the Board, Mr. Pete M. Nicholas. The special committee was dissolved at the regularly scheduled Board meeting following the Board's appointment of Mr. Kucheman as our Chief Executive Officer and Michael F. Mahoney as our President effective in October 2011.

Board Leadership Structure

        Our Corporate Governance Guidelines currently require that the offices of Chief Executive Officer and Chairperson of the Board be held by separate individuals, and that the Chairperson of the Board not be an executive of the Company. Our Chairman of the Board is Mr. Pete M. Nicholas, our co-founder and former Chief Executive Officer. Our Chief Executive Officer is Mr. Kucheman. The Board recognizes that its Chairman is currently a non-independent director, and accordingly, the independent directors of the Company meet separately in executive session at least once annually as required by the NYSE listing standards. The Chairperson of the Nominating and Governance Committee presides at these executive sessions and, in his absence, the Chairperson of the Audit Committee presides and, in his absence, the Chairperson of the Compensation Committee presides.

        Our Board believes that the separation of the critical roles of Chief Executive Officer and Chairperson of the Board best serves our Company at this time because it allows Mr. Kucheman to focus on his role as Chief Executive Officer and providing leadership over our day-to-day operations, while Mr. Pete M. Nicholas focuses on leadership of the Board. This structure also provides the Board and management the benefit of Mr. Pete M. Nicholas' history as co-founder of our Company and his active participation in our industry. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board's overall independence from management and its ability to oversee our enterprise-wide approach to risk management.

Risk Oversight

        Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our strategic and organizational objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is to understand the individual risks our Company faces, the steps management is taking to manage those risks, including the framework used by management for the coordinated oversight, control, and continuous improvement of processes used to manage risk, and to assess management's appetite for risk. It is management's responsibility to manage risk and bring to the Board's attention material risks facing our Company. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments which are each integrated with enterprise-risk exposures. Our Board also reviews and provides input into our Chief Executive Officer's performance goals for each year. In doing so, our Board has an opportunity to ensure that the Chief Executive Officer's goals include responsibility for broad risk management. The involvement of the full Board in approving our strategic plan is a key part of its assessment of the risks inherent in our corporate strategy.

        While the Board has the ultimate responsibility for risk oversight, each committee of the Board also has responsibility for risk oversight. For example, the Audit Committee focuses on financial risk, including internal controls, legal and regulatory risks, as well as compliance risks of a financial nature, including those related to federal healthcare programs and healthcare providers, and receives an annual risk assessment report from our internal auditors. The Finance Committee focuses on risks associated with our strategic initiatives, current and potential investments, as well as cash, debt and equity management and our ongoing ability to access capital markets. In addition, the Finance Committee elevates certain risks identified by it to the Audit Committee. The Compliance and Quality Committee assists the Board in fulfilling its oversight responsibility with respect to compliance risks of a non-financial nature, including those related to federal healthcare programs and healthcare providers, and regulatory, quality and product safety issues that affect us. The Compliance and Quality Committee and the Audit Committee together receive an annual risk assessment from our global compliance group. Moreover, the Compensation Committee evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk consistent with our business strategy. The Compensation Committee also reviews compensation and benefit plans affecting employees in addition to those applicable to executive officers. Finally, the Nominating and Governance Committee oversees governance and succession risk, including Board and Chief Executive Officer succession, and evaluates director skills and qualifications to ensure the appropriate appointment of particular directors to our standing committees based upon the needs of that committee. Each committee makes reports in its respective area of responsibility to the Board at the next regularly scheduled Board meeting immediately following the committee meeting. Such reports relay current risks impacting each committee's areas of responsibility to the extent such risk were addressed at the earlier meeting.

        As previously discussed, our Corporate Governance Guidelines currently require that the offices of Chief Executive Officer and Chairperson of the Board be held by separate individuals, and that the Chairperson of the Board not be an executive of the Company. We believe that this leadership structure helps facilitate the Board's enterprise-wide risk oversight function. For example, our Chief Executive Officer, in his dual role as the member of management responsible for setting the overall strategic direction of our Company and as a member of the Board, can provide valuable insight to the Board concerning the individual risks our Company faces while our Chairman provides leadership of the Board's risk oversight responsibilities.

Communications With the Board

        Stockholders and other interested parties who wish to communicate directly with any member of our Board, or our non-management directors as a group, may do so by writing to the Board of Directors, Boston Scientific Corporation, c/o General Counsel, One Boston Scientific Place, Natick, MA 01760 or by contacting the non-management directors via email at non-managementdirectors@bsci.com. In addition, stockholders and other interested parties may contact the Chairperson of each committee at the following email addresses: AuditCommittee@bsci.com, FinanceCommittee@bsci.com, NominatingandGovernanceCommittee@bsci.com, QualityCommittee@bsci.com, and CompensationCommittee@bsci.com. The Board has authorized the office of our General Counsel to review and organize, but not screen, communications from stockholders and/or interested parties and deliver them to the Board. We do screen commercial solicitations to the Board for appropriateness.

Board and Committee Service Limitation

        Without the approval of the Nominating and Governance Committee, no director may sit on more than four public company boards (including our Board) and the Chief Executive Officer may not sit on more than one public company board (in addition to our Board). No member of the Audit Committee may serve on the audit committee of more than three public companies, including our Company. None of our current Board members exceed these limitations.

Related Party Transactions

        Review, Approval and Ratification of Related Party Transactions.    Our Board has adopted a written related party transaction policy to monitor transactions, arrangements or relationships in which the Company and any of the following have an interest: (a) any person who is or was (since the beginning of fiscal year 2011, even if they do not presently serve in that role) an executive officer or director or director nominee; (b) any person who is a director emeritus; (c) any person or entity who holds more than a 5% beneficial ownership of our common stock; (d) any immediate family member of any of the foregoing; or (e) any entity in which any of the foregoing persons is employed or is a general partner or principal or acts in any similar position in which such person or persons collectively have a 10% or greater beneficial ownership interest. The policy covers any related party transaction that meets the minimum threshold for disclosure under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

        Related party transaction oversight is the responsibility of our Nominating and Governance Committee. Our General Counsel is responsible for identifying any potential related party transactions and, if he determines that an existing or proposed transaction constitutes a related party transaction under the policy, he will provide relevant details and an analysis of the related party transaction to the Nominating and Governance Committee. The General Counsel provides an annual summary to the Nominating and Governance Committee of all transactions or relationships which he considered under this policy, including those that he determined do not constitute a related party transaction. If the General Counsel has an interest in a potential related party transaction, he will provide all relevant information to the Chairperson of the Nominating and Governance Committee who will provide the information to the other members of such Committee. The Nominating and Governance Committee reviews relevant information concerning any existing or proposed transaction contemplated by the Company with an entity that is the subject of a disclosed relationship, and approves or rejects the transaction, with or without conditions or additional protections for the Company. Our related party transactions policy can be found in our Corporate Governance Guidelines posted in the "Investor Relations" section of our website at www.bostonscientific.com.

        Certain Transactions.    In 2010, we entered into a series of transactions with Sabrina Hanscom LLC, a limited liability company of which Mr. Pete M. Nicholas, our Chairman of the Board, is the sole member. Mr. N.J. Nicholas, one of our directors, is the brother of Mr. Pete M. Nicholas. The transactions included Sabrina Hanscom LLC's entering into a one-year lease (the lease agreement) to rent from us a portion of our aircraft hangar facility for approximately $19,800 per month (totaling approximately $239,000 for the term of the lease). The rental payments were determined (using independent appraisers) to be set at fair market value. Having determined that such transaction, taken as a whole, was on terms as favorable or more favorable to the Company than the terms generally available to an unaffiliated third party under the same or similar circumstances, the Audit Committee approved this relationship under our written related party transactions policy in May 2010. The rental payments paid by Sabrina Hanscom LLC to us under the lease agreement in 2011 totaled approximately $136,000. The lease agreement expired in accordance with its terms in 2011.

        In addition, several of our directors are affiliated with Duke University. Dr. Mario was Chairman of the Board of the Duke University Health System until July 2007. Mr. Pete M. Nicholas received his B.A. degree from Duke University. Mr. Pete M. Nicholas and Drs. Mario and Reinhardt are each Trustees Emeriti of the Board of Trustees of Duke University. Dr. Reinhardt is also a Trustee of the Duke University Health System. Messrs. N.J. Nicholas and Pete M. Nicholas are each members of the board of advisors of The Nicholas Institute for Environmental Policy Solutions at Duke University. Ms. Bartlett is the A. Kenneth Pye Professor at the Duke University School of Law. Dr. Johnson was the Dean of the Pratt School of Engineering at Duke University until September 2007. In addition to these relationships with Duke University, members of our Board are affiliated with Princeton University (at which Dr. Reinhardt is a professor) and the University of California at San Diego (at which former director Marye Anne Fox is Chancellor). We conduct business in the ordinary course with the medical centers and other healthcare facilities associated with Duke University, Princeton University and the University of California at San Diego. In each case, we determined that these relationships were not related party transactions because they were established in the ordinary course of business on an arms-length basis and are not material to us, those individuals or those organizations.

MEETINGS AND BOARD COMMITTEES

Board Meetings

        The Board met nine times in fiscal year 2011. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served.

Executive Sessions

        Our non-management directors meet in executive sessions without management directors at most of our regularly scheduled Board meetings and at such other times as they deem appropriate. Our independent directors meet in executive session at least once annually. In 2011, our independent directors met in executive session without management directors once. The Chairperson of the Nominating and Governance Committee presides at executive sessions of independent directors and, in his or her absence, the Chairperson of the Audit Committee will preside and, in his or her absence, the Chairperson of the Compensation Committee will preside.

Director Attendance at Board, Board Committee and Annual Meetings

        Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of the committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the full Board will meet at least four times per year. Generally, the Board meets in February, May, July, October and December. In addition, directors are expected to use reasonable efforts to attend Annual Meetings of Stockholders. At our 2011 Annual Meeting of Stockholders, nine of our ten directors at the time of such meeting were in attendance.

Board of Directors and Committees of the Board

        Our Board has standing Audit, Compensation, Nominating and Governance, Finance, and Compliance and Quality Committees. Our Board also establishes special committees from time to time to address specific issues or discrete matters as the need or the desire of the Board arises. The charters of the current standing committees of the Board are available on our website at www.bostonscientific.com under the "Investor Relations" section.

Committee Independence

        All of the members of the Audit Committee, Compensation Committee, Nominating and Governance Committee and Compliance and Quality Committee are independent directors under the independence requirements of the NYSE and the SEC.

 BOARD COMMITTEE MEMBERSHIP
As of March 1, 2012

Name	Audit Committee	Executive Compensation and Human Resources Committee	Nominating and Governance Committee	Finance Committee	Compliance and Quality Committee
Katharine T. Bartlett		*			*
Bruce L. Byrnes	*		+
Nelda J. Connors				*	*
J. Raymond Elliott(1)				*
Kristina M. Johnson		*	*
William H. Kucheman				*
Ernest Mario	*	+
N.J. Nicholas, Jr.				+
Pete M. Nicholas
Uwe E. Reinhardt	+				*
John E. Sununu			*		+

*
Committee Member
+
Committee Chair

(1)
Mr. Elliott will retire from our Board effective at the conclusion of the Annual Meeting on May 8, 2012.

Audit Committee

        Our Audit Committee met 13 times during fiscal year 2011. Our Audit Committee is comprised of Mr. Byrnes and Drs. Mario and Reinhardt, each of whom meet the independence requirements of the NYSE and the SEC. The Board has also determined that each of Mr. Byrnes and Drs. Mario and Reinhardt is an "audit committee financial expert" as that term is defined in the rules and regulations of the SEC.

        The Audit Committee is governed by a written charter approved by our Board, which is subject to review on an annual basis. As outlined in its written charter (which is available on our website at www.bostonscientific.com under the "Investor Relations" section), the primary purpose of the Audit Committee is to provide oversight to our accounting and financial reporting processes and audits of our financial statements. The Audit Committee primarily provides assistance to our Board in the areas of corporate accounting, internal control, independent audit and reporting practices, and maintains, by way of regularly scheduled meetings, a direct line of communication among our directors, management, our internal auditors and our independent registered public accounting firm. The Audit Committee appoints our independent registered public accounting firm, evaluates its qualifications, independence and performance, and reviews its reports and other services. In addition, the Audit Committee pre-approves audit, audit-related and non-audit services performed for us by our independent registered public accounting firm and has the right to terminate our independent registered public accounting firm. Together with the Compliance and Quality Committee, the Audit Committee assists the Board in its oversight of legal and regulatory compliance. The Audit Committee has sole oversight over matters of financial compliance, including financial reporting, internal controls and financial risk exposure to the Company resulting from legal and regulatory compliance matters, and the Compliance and Quality Committee has primary oversight responsibilities as to all other areas of compliance. The Audit Committee Report can be found on page 98 of this Proxy Statement.

Executive Compensation and Human Resources Committee

        Our Compensation Committee met nine times during fiscal year 2011. The Compensation Committee is, and has been during 2011, comprised exclusively of "independent directors," as defined by the NYSE, "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. Effective January 2011, Dr. Johnson was appointed to the Compensation Committee upon her appointment to the Board. Upon Ray J. Groves' retirement from the Board effective at the conclusion of the 2011 Annual Meeting of Stockholders, he retired from the Compensation Committee.

        As outlined in its written charter (available on our website at www.bostonscientific.com under the "Investor Relations" section), the Compensation Committee has the authority, among other things, to:

  •
  set the corporate goals and objectives relative to the Chief Executive Officer's compensation and evaluate the Chief Executive Officer's performance against those goals and objectives. Prior to February 28, 2012, this responsibility resided with the Nominating and Governance Committee;

  •
  determine and approve our Chief Executive Officer's compensation;

  •
  review, oversee and determine (or make recommendations to the Board regarding) the total compensation package for our other executive officers;

  •
  review and make recommendations to the Board regarding all new employment, consulting, retirement, severance and change in control agreements, indemnification agreements and other arrangements proposed for our executive officers and periodically review and evaluate these arrangements for continuing appropriateness;

  •
  review and make recommendations to the Board regarding the compensation of our non-employee directors;

  •
  adopt and periodically review a comprehensive statement of executive compensation philosophy, strategy and principles; and

  •
  review and discuss with management how the Company's compensation policies and programs for all of its employees may create incentives that can affect risk and the management of that risk, as well as whether the Company's compensation programs are appropriately aligned with the Company's risk management.

        The Compensation Committee may delegate its authority and duties to subcommittees or individual members of the Compensation Committee, as it deems appropriate in accordance with applicable laws and regulations. The Compensation Committee has delegated authority to our Chief Executive Officer to make equity grants to new hires who are not executive officers within predetermined guidelines. These grants are reviewed with the Compensation Committee at its next regularly scheduled meeting.

        The Compensation Committee may also retain compensation consultants to assist it in evaluating executive compensation and may retain counsel, accountants or other advisors, as it deems appropriate, at the Company's expense. In June 2011, the Compensation Committee engaged the independent compensation consulting services of Frederic W. Cook & Co., Inc. (Cook & Co.) to provide advisory services, including a market perspective on executive and director compensation matters. During 2011, Cook & Co. provided the following compensation services to the Compensation Committee:

  •
  reviewed and recommended the peer group of companies used in evaluating executive and director compensation;

  •
  provided information and commentary on executive and director compensation trends;

  •
  collected and analyzed market data on director and executive compensation;

  •
  reviewed and provided recommendations on our director compensation arrangements in comparison to market;

  •
  reviewed and provided commentary on our executive compensation arrangements in comparison to market; and

  •
  reviewed and provided commentary on developments regarding proxy disclosures and management proposals concerning executive pay.

        For additional information regarding the services provided by Cook & Co., please see the Compensation Discussion & Analysis beginning on page 38.

        In 2011, Cook & Co. and its affiliates did not provide additional services to the Company other than at the request of the Compensation Committee. In accordance with its annual review of its compensation consultant engagement, the Compensation Committee will evaluate the relationship and the engagement of Cook & Co. in May 2012.

        The Compensation Committee Report can be found on page 63 of this Proxy Statement.

Nominating and Governance Committee

        The Nominating and Governance Committee met seven times during fiscal year 2011. The Nominating and Governance Committee is comprised exclusively of non-employee directors, all of whom meet the independence requirements of the NYSE and the SEC. During 2011, Dr. Johnson was appointed to the Nominating and Governance Committee. Upon Mr. Groves' retirement from the Board effective at the conclusion of the 2011 Annual Meeting of Stockholders, he retired from the Nominating and Governance Committee.

        As outlined in its written charter (which is available on our website at www.bostonscientific.com under the "Investor Relations" section), the Nominating and Governance Committee has responsibility for recommending nominees for election and re-election to the Board, ensuring that Board nominees are qualified and consistent with our needs, monitoring significant developments in the law and practice of corporate governance for directors of public companies, recommending Board committee assignments, reviewing and recommending Board policies and procedures, reviewing political contributions made by the Company, monitoring compliance with our stock ownership guidelines and with our related party transactions and board service policies, and overseeing the Board and each committee of the Board in their annual performance self-evaluations. In addition, the Nominating and Governance Committee is responsible for recommending to the Board candidates for Chairperson and Chief Executive Officer and for reviewing and assessing a succession plan for the Chief Executive Officer. For additional information on the nomination process conducted by the Nominating and Governance Committee and our policies regarding stockholder nominations of directors, please see the Corporate Governance section titled "Director Nomination Process" on page 15.

        The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the current size, structure and composition of the Board as a whole, and whether we are being well served by the current directors taking into account the following: the directors' degree of independence; business background, including any areas of particular expertise, such as accounting or related financial management expertise, marketing or technology; record of service (for incumbent directors), including attendance record; meeting preparation; overall contribution to the Board; employment status; gender; ethnicity; age; availability for service to us; and our anticipated needs.

Finance Committee

        The Finance Committee met five times during fiscal year 2011. In connection with their retirement from the Board, effective at the conclusion of the 2011 Annual Meeting of Stockholders, Mr. Abele and Dr. Fox retired from the Finance Committee. Mr. Kucheman was appointed to the Finance Committee in 2011 following his appointment to the Board.

        The primary role of the Finance Committee is to provide a forum within the Board to review our overall financing plans and long-term strategic objectives, as well as our shorter-term acquisition and investment strategies and how these shorter-term activities fit within our overall business objectives. As outlined in its written charter (which is available on our website at www.bostonscientific.com under the "Investor Relations" section), the Finance Committee is charged with providing Board oversight of our strategic planning and activities, approving strategic transactions for which the Board has delegated authority, making recommendations to the Board regarding larger transactions, and evaluating our financial strategies and policies. The Finance Committee has responsibility to review periodically with management our strategic business objectives and the manner in which transactional activity can contribute to the achievement of those objectives, and to review with management on a regular basis contemplated strategic opportunities. The Finance Committee conducts periodic reviews of completed transactions for the purposes of assessing the degree of success achieved, testing the extent to which the projections and other assumptions relied upon in approving past transactions have been borne out, identifying the factors differentiating more successful transactions from less successful ones and evaluating the strategic contributions resulting from these transactions. The Finance Committee is further charged with conducting periodic reviews of our cash investments and cash management policies, debt ratings and global financing objectives and strategies, including the review and approval of certain borrowing arrangements, capital expenditures and dispositions, and activities that may impact our capital structure.

Compliance and Quality Committee

        The Compliance and Quality Committee met six times during fiscal year 2011. During 2011, Ms. Bartlett was appointed to the Compliance and Quality Committee.

        The primary role of the Compliance and Quality Committee is to oversee and evaluate our global compliance programs and practices and our quality compliance and quality assurance systems and initiatives. As outlined in its written charter (which is available on our website at www.bostonscientic.com under the "Investor Relations" section), the Compliance and Quality Committee's role includes oversight of matters related to compliance with federal healthcare program requirements and other compliance obligations, the systems in place to maintain, and identify deviations from, our quality compliance and control standards, and our efforts to meet or exceed our compliance and quality assurance standards. The Compliance and Quality Committee reviews and discusses with senior management the adequacy and effectiveness of our global compliance program, including monitoring, audits and investigations, and third-party reviews required under an agreement with the Department of Health and Human Services, and our compliance and quality assurance systems and initiatives. The Compliance and Quality Committee reviews periodic reports regarding any deviations from our standards and practices. The Compliance and Quality Committee also reviews correspondence from any external quality assurance inspectors, such as the FDA, or global compliance monitors, such as the Office of Inspector General of the Department of Health and Human Services, and discusses with senior management our responses to those communications. In addition, the Compliance and Quality Committee monitors, with senior management, training and education programs for our employees. The Compliance and Quality Committee's oversight responsibilities over global compliance programs and practices are shared with the Audit Committee in that the Audit Committee has sole oversight responsibility as to matters of financial compliance and the Compliance and Quality Committee has primary oversight responsibilities as to all other areas of compliance. These committees met jointly once during 2011. The Compliance and Quality Committee recommends to the Board any actions it deems necessary or appropriate to improve the effectiveness of our global compliance and quality control systems and initiatives.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee during 2011 were Ms. Bartlett, Mr. Groves (who retired from our Board in May 2011), and Drs. Johnson and Mario. None of these Compensation Committee members is or has ever been an officer or employee of our Company. To our knowledge, there were no other relationships involving members of the Compensation Committee that require disclosure in this section under SEC rules as a Compensation Committee interlock.

 DIRECTOR COMPENSATION

        The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board when appropriate. Non-employee directors receive a combination of cash and equity compensation for their service on our Board. To determine the appropriate level of compensation for 2011, the Compensation Committee relied on the consulting services of Cook & Co., as well as publicly available data describing director compensation in our peer group companies. The Compensation Committee also takes into consideration the significant amount of time and dedication required by our directors to fulfill their duties on our Board and Board committees as well as the need to continue to attract highly qualified candidates to serve on our Board. Our director compensation is as follows:

        Non-Employee Directors.    We compensate our non-employee directors (other than the Chairman of the Board) as described below:

  •
  an annual cash retainer of $75,000;

  •
  an annual grant of restricted stock, the number of shares of which is determined by dividing $150,000 by the closing price of our common stock on the date of grant; and

  •
  an annual cash fee of $20,000 for the chair of each of our Board committees.

        The restricted stock granted to our non-employee directors are subject to certain forfeiture restrictions. The shares become free from restriction upon the expiration of each non-employee director's current term of office and are subject to the terms and conditions of our Long-Term Incentive Plans. The annual restricted stock grants are generally made on the date of each Annual Meeting of Stockholders unless they are approved during a closed trading window, in which case such awards are made on the first trading day of the next open trading window period following approval. If a non-employee director is appointed to the Board on a date other than the Annual Meeting of Stockholders, however, a restricted stock grant in an amount equal to the then-current non-employee director annual award is made on the first trading day of the month following the month in which the new director was appointed to the Board. Such awards made to new non-employee directors become free from restriction upon the expiration of the new director's current term of office.

        Employee Directors.    Directors who are also employees of the Company receive no additional compensation for serving on the Board or its committees.

        Chairman of the Board.    Our Chairman of the Board receives an annual cash retainer of $210,000 and an annual grant of restricted stock, the number of which is determined by dividing $150,000 by the closing market price of our common stock on the date of grant. Mr. Pete M. Nicholas, Chairman of the Board, also receives an annual lump sum payment of $225,000 and certain other benefits under his founder's retirement arrangements. For additional information, please see the "Director Compensation in Fiscal 2011" table and related footnotes beginning on page 27.

        Director Emeritus.    Under our Corporate Governance Guidelines, each of our co-founders are eligible, at the Board's discretion, to become a director emeritus of the Company. As previously discussed, in connection with his retirement from the Board, Mr. Abele agreed to serve as director emeritus at the request of the Board. Mr. Abele does not receive any compensation for his role as director emeritus but does, pursuant to the terms of his founders' retirement package, continue to receive medical coverage under our benefit policies for as long as he remains a director emeritus of our Company. Mr. Abele also receives an annual lump sum payment of $150,000 and certain other benefits under his founder's retirement arrangement. For additional information, please see the "Director Compensation in Fiscal 2011" table and related footnotes beginning on page 27.

        Other Payments and Benefits.    In addition, we pay or reimburse our directors for transportation, hotel, meals and other incidental expenses incurred in connection with their performance of services for us, including attending Board and committee meetings and participating in director education programs. Our corporate aircraft is made available to our directors for travel to and from our Board meetings. We also extend directors' and officers' indemnity insurance coverage to each of our directors.

        Non-Employee Director Deferred Compensation Plan.    Non-employee directors may, by written election, defer receipt of all or a portion of the annual cash retainer, the annual cash committee chair fees and the restricted stock grant under our Non-Employee Director Deferred Compensation Plan. Cash amounts deferred can be invested in common stock equivalent units or another investment option in which we credit the amount deferred plus accrued interest (compounded annually based upon the Moody's Composite Yield on Seasoned Corporate Bonds as reported for the month of September of each calendar year). Cash amounts deferred are payable only after a director's termination of Board service or on a Fixed Date Payout (as defined in the plan), and may be paid either as a lump sum or in installments as specified by the director at the time of election. Deferred restricted stock is issued to the director after a director's termination of Board service in accordance with the plan.

        Director Stock Ownership Guidelines.    Non-employee directors are required to hold a significant personal investment in the Company through their ownership of shares of our common stock. In 2011, we revised our director stock ownership guidelines to provide that each director should own shares with a value equal to at least three times the director annual cash retainer (currently $75,000) within five years of his or her joining the Board. For purposes of satisfying this obligation, restricted stock, stock equivalent units or restricted stock deferrals under our Non-Employee Director Deferred Compensation Plan may be included in the value of the shares held by a director. By increasing the stock ownership requirements for our directors, we have further aligned the interests of our directors with the long-term interests of our stockholders. All of our directors either currently meet our director stock ownership guidelines or we expect that they will meet the guidelines within five years of becoming a director. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis.

DIRECTOR COMPENSATION IN FISCAL 2011

        The table below summarizes the compensation we paid to our non-employee directors for the fiscal year ended December 31, 2011.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
John E. Abele(7)	$26,992	$0	$0	$0	$177,444	$204,436
Katharine T. Bartlett	$82,198	$150,000	$0	$0	$0	$232,198
Bruce L. Byrnes	$95,000	$150,000	$0	$0	$0	$245,000
Nelda J. Connors	$75,000	$150,000	$0	$1,012	$0	$226,012
Marye Anne Fox(8)	$26,992	$0	$0	$384	$0	$27,376
Ray J. Groves(9)	$26,992	$0	$0	$0	$0	$26,992
Kristina M. Johnson	$75,000	$275,000	$0	$0	$0	$350,000
Ernest Mario	$95,000	$150,000	$0	$0	$0	$245,000
N.J. Nicholas, Jr.	$95,000	$150,000	$0	$0	$0	$245,000
Pete M. Nicholas	$210,000	$150,000	$0	$0	$290,009	$650,009
Uwe E. Reinhardt	$95,000	$150,000	$0	$0	$0	$245,000
John E. Sununu	$95,000	$150,000	$0	$0	$0	$245,000

(1)
Mr. Kucheman, a director and our Chief Executive Officer, is an employee of the Company and is not included in this table. Mr. Elliott, a director and our former President and Chief Executive Officer, was an employee of the Company in 2011 and is not included in this table. Messrs. Kucheman and Elliott did not receive any compensation for their services as directors in 2011, and their compensation as executives of the Company is discussed in our Compensation Discussion & Analysis beginning on page 38 and in the Summary Compensation Table and related footnotes beginning on page 64.

(2)
The following non-employee directors elected to defer all or a portion of their annual cash retainers paid in 2011 in the form of common stock equivalent units in accordance with our Non-Employee Director Deferred Compensation Plan:

Name	2011 Cash Deferred	Common Stock Equivalent Units
Ray J. Groves	$26,992	3,563
Kristina M. Johnson	$37,500	5,415

  In addition, $75,000 of Ms. Connors' cash retainer paid in 2011 and $18,750 of Dr. Fox's cash retainer paid in 2011 was deferred at their election under the interest crediting investment option provided under the Non-Employee Director Deferred Compensation Plan. For additional information regarding the interest crediting investment option provided under the Non-Employee Director Deferred Compensation Plan, please see footnote 5 below.

(3)
Each non-employee director elected at our 2011 Annual Meeting of Stockholders was granted a restricted stock award in the amount of $150,000. The restricted stock vests upon the expiration of each director's current term of office. In connection with her appointment to the Board on January 1, 2011, Dr. Johnson received a restricted stock grant in the amount of $125,000, or 16,447 shares, on January 3, 2011, the first day of trading following her appointment to the Board. Dr. Johnson deferred receipt of these shares pursuant to and in accordance with the terms of our

  Non-Employee Director Deferred Compensation Plan and such shares vested on May 10, 2011, the date of our 2011 Annual Meeting of Stockholders and the date her then-current term as a director expired.

  The aggregate total number of outstanding unvested shares of director restricted stock at December 31, 2011, all of which will vest on May 8, 2012, the date of our Annual Meeting, is shown below:

Name	Grant Date	Number of Shares	Grant Date Fair Value	Vesting Date
Katharine T. Bartlett	May 12, 2011	21,708	$150,000	May 8, 2012
Bruce L. Byrnes	May 12, 2011	21,708	$150,000	May 8, 2012
Nelda J. Connors	May 12, 2011	21,708	$150,000	May 8, 2012
Kristina M. Johnson	May 12, 2011	21,708	$150,000	May 8, 2012
Ernest Mario	May 12, 2011	21,708	$150,000	May 8, 2012
N.J. Nicholas, Jr.	May 12, 2011	21,708	$150,000	May 8, 2012
Pete M. Nicholas	May 12, 2011	21,708	$150,000	May 8, 2012
Uwe E. Reinhardt	May 12, 2011	21,708	$150,000	May 8, 2012
John E. Sununu	May 12, 2011	21,708	$150,000	May 8, 2012

Total		195,372

  The following non-employee directors deferred receipt of these shares pursuant to and in accordance with the terms of our Non-Employee Director Deferred Compensation Plan:

Name	Number of Shares
Nelda J. Connors	21,708
Kristina M. Johnson	21,708
Ernest Mario	21,708
John E. Sununu	21,708
(4)
No stock options were granted to non-employee directors in 2011. The aggregate number of outstanding, unexercised stock options, pursuant to stock option awards previously granted to non-employee directors, at December 31, 2011 (all of which are fully vested), is shown below:

Name	Outstanding Vested Stock Options
John E. Abele	2,000
Marye Anne Fox	12,000
Ray J. Groves	12,000
Ernest Mario	5,333
N.J. Nicholas, Jr.	9,334
Pete M. Nicholas	3,000
Uwe E. Reinhardt	12,000

Total	55,667

(5)
The amounts in this column represent the "above-market" portion of 2011 earnings under the interest crediting investment option available under the Non-Employee Director Deferred Compensation Plan. The interest rate used under the plan each year is the Moody's Composite Yield on Seasoned Corporate Bonds for the month of September of the preceding year. For 2011, the interest rate used under the plan was 5.05%, the Moody's rate in September 2010. Under SEC rules, interest on non-qualified deferred compensation is considered "above-market" if the interest rate exceeds 120% of the federal long-term interest rate, with compounding at the rate that corresponds most closely to the rate under the plan, at the time the interest rate or formula is set. For 2011, the applicable federal long-term interest rate was 4.41%.

(6)
The amounts in this column represent all other compensation earned by the following non-employee directors in fiscal year 2011:

Name	Annual Founder's Benefits(a)	Medical Benefits(a)	Long Term Care(a)	Executive Life Insurance(b)	Other Perquisites(c)	Total
Pete M. Nicholas	$225,000	$12,779	$16,517	$3,081	$32,632	$290,009
John E. Abele	$150,000	$12,779	$11,150	$3,515	$0	$177,444

(a)
The amounts included in these columns represent 2011 payments paid to each of our founders pursuant to the founder retirement arrangements detailed in the paragraphs below these footnotes.

(b)
The amounts in this column represent the amounts paid to Messrs. Pete M. Nicholas and Abele in 2011 to cover tax-related obligations with respect to executive life insurance in lieu of the Company-paid life insurance. As the premiums have already been paid in full, these amounts solely reflect the tax gross-up amounts to cover tax obligations.

(c)
This amount represents transportation services for Mr. Pete M. Nicholas.
(7)
Mr. Abele retired from our Board on May 10, 2011, but serves, at the request of the Board, as a director emeritus. Mr. Abele does not receive any compensation for his service as a director emeritus but does continue to receive medical coverage under our benefit policies for as long as he remains a director emeritus of our Company.

(8)
Dr. Fox retired from our Board on May 10, 2011.

(9)
Mr. Groves retired from our Board on May 10, 2011.

        In May 2005, Mr. Pete M. Nicholas, our co-founder and Chairman of the Board, and Mr. Abele, our co-founder and director emeritus, retired as employees of the Company. In connection with their retirement, the Board approved the following arrangements for Messrs. Pete M. Nicholas and Abele in May 2005:

  •
  Mr. Pete M. Nicholas receives an annual payment of $225,000 for life, and medical coverage under our benefit policies for as long as he remains a director or "director emeritus." We continue to fund his existing long-term care insurance and executive life insurance. Mr. Pete M. Nicholas continues to have the use of an office at our Natick headquarters or other Boston Scientific facilities and secretarial and administrative support, on an as-needed basis.

  •
  Mr. Abele receives an annual payment of $150,000 for life, and medical coverage under our benefit policies for as long as he remains a director or "director emeritus." We continue to fund his existing long-term care insurance and executive life insurance. Mr. Abele continues to have the use of an office at our Natick headquarters or other Boston Scientific facilities and secretarial and administrative support, on an as-needed basis.

        Mr. Pete M. Nicholas continues to serve on our Board and receives the Chairman of the Board compensation as described above. At the request of our Board, Mr. Abele became a director emeritus following the 2011 Annual Meeting of Stockholders.

EXECUTIVE OFFICERS

Our Executive Officers as of March 1, 2012

        As of March 1, 2012, our executive officers were as follows:

Name	Age	Title
William H. Kucheman	62	Chief Executive Officer
Supratim Bose	59	Executive Vice President and President, Asia-Pacific
Brian R. Burns	47	Executive Vice President, Global Quality, Medical Safety and Regulatory Affairs
Jeffrey D. Capello	47	Executive Vice President and Chief Financial Officer
Keith D. Dawkins, M.D.	61	Executive Vice President and Global Chief Medical Officer
Joseph M. Fitzgerald	48	Senior Vice President and President, Cardiac Rhythm Management
Jean Fitterer Lance	50	Senior Vice President and Chief Compliance Officer
Michael F. Mahoney	47	President
Maulik Nanavaty	50	Senior Vice President and President, Neuromodulation
Lawrence R. Neumann	49	Senior Vice President, Special Projects
J. Michael Onuscheck	45	Senior Vice President and President, Europe, the Middle East and Africa
Michael P. Phalen	52	Executive Vice President and President, MedSurg
David A. Pierce	48	Senior Vice President and President, Endoscopy
Timothy A. Pratt	62	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Kenneth J. Pucel	45	Executive Vice President, Global Operations and Technology
Otha T. "Skip" Spriggs, III	51	Senior Vice President, Human Resources

Biographical Information About Our Executive Officers

        William H. Kucheman. For Mr. Kucheman, please see his biography in Proposal 1: Election of Directors on page 10.

        Supratim Bose joined Boston Scientific in December 2011 as our Executive Vice President and President, Asia-Pacific. Before joining Boston Scientific, Mr. Bose was Founder and Chief Executive Officer of Singapore-based Bose Consulting Group, which specialized in strategic management consulting services for the healthcare industry, from January 2010 to December 2011. He previously worked for nearly thirty years at Johnson & Johnson where he concluded his tenure as Company Group Chairman of its Medical Devices and Diagnostics business in 2009. Mr. Bose joined Johnson & Johnson Ltd. India in 1981, and held a variety of management positions of increasing responsibility. He earned a B.S. in Chemistry/Physics, a M.S. in Biophysics and a Masters in Management Studies from the Jamnalal Bajaj Institute for Management Studies at the University of Bombay. He has served as a member of the board of directors at Quattro Vascular Pte. Ltd. and Trireme Medical, and as a member of the advisory board at Singapore Management University's Lee Kong Chian School of Business.

        Brian R. Burns is our Executive Vice President of Global Quality, Medical Safety and Regulatory Affairs, a position he has held since May 2010. Previously, he was our Senior Vice President of Quality from December 2004 to May 2010, Vice President of Global Quality Assurance from 2003 to 2004, Vice President of Cardiology Quality Assurance from 2002 to 2003 and Director of Quality Assurance from 2000 to 2002. Prior to joining Boston Scientific, Mr. Burns held various positions with Cardinal

Healthcare, Allegiance Healthcare and Baxter Healthcare. Mr. Burns received his B.S. degree in chemical engineering from the University of Arkansas.

        Jeffrey D. Capello is our Executive Vice President and Chief Financial Officer, a position he has held since March 2010. He is directly responsible for the worldwide management of our Finance Information Systems, Business Development and Corporate Strategy functions. Mr. Capello joined Boston Scientific in June 2008 and served as our Senior Vice President and Chief Accounting Officer until March 2010. Prior to joining us, he was the Senior Vice President and Chief Financial Officer with responsibilities for Business Development at PerkinElmer, Inc. from 2006 to 2008. Prior to that, he served as PerkinElmer's Vice President of Finance, Corporate Controller and Treasurer from 2002 to 2006 and as Vice President, Finance, Corporate Controller, Chief Accounting Officer and Treasurer from 2001 to 2005. From 1991 to June 2001, he held various positions including that of partner from 1997 to 2001, at PriceWaterhouseCoopers LLP, a public accounting firm, initially in the United States and later in the Netherlands. Mr. Capello was a member of the board of directors of Sirtis Pharmaceuticals, Inc. and served on its Audit Committee as both a member and its chair. He holds a B.S. degree in business administration from the University of Vermont and an M.B.A. degree from the Harvard Business School. Mr. Capello is also a certified public accountant.

        Keith D. Dawkins, M.D. has been our Executive Vice President and Global Chief Medical Officer since January 2012. Prior to that, he was Senior Vice President and Chief Medical Officer of our Cardiology, Rhythm and Vascular Group. From 2008 until May 2010, he was our Senior Vice President and Associate Chief Medical Officer of our Cardiovascular business. Prior to joining Boston Scientific in 2008, Dr. Dawkins was a practicing interventional cardiologist for more than 20 years in England. He has earned a series of clinical, research and academic distinctions, including a Post-Doctoral Research Fellowship at Stanford University as a Fulbright Scholar. He served as President of the British Cardiovascular Intervention Society, and held numerous appointments on hospital, regional and national committees, including the National Institute for Health and Clinical Excellence. He has been an author on more than 450 academic publications and presentations on a variety of cardiac topics. Dr. Dawkins was educated at London University and Guys Hospital, earning a First Class Honours degree in Pathology. He trained in cardiology at Oxford and at the Brompton & St. George's Hospital in London.

        Joseph M. Fitzgerald has been our Senior Vice President and President, Cardiac Rhythm Management since July 2011. He served as Senior Vice President and President, Endovascular from February 2010 until July 2011. Prior to that, Mr. Fitzgerald was President and General Manager of our Peripheral Interventions business from June 2008 to February 2010 and President of Electrophysiology business from 2005 to 2008. Previously, he held a variety of management positions in our Neurovascular and Peripheral Interventions businesses. These included numerous regional and divisional sales management assignments up to and including his roles as Vice President, Global Marketing for the Neurovascular business from January 2001 to July 2005 and Vice President of U.S. Sales for the Neurovascular business from 1997 to January 2001. Prior to joining Boston Scientific in 1990 as a sales representative, Mr. Fitzgerald was with Anheuser Busch, Inc., where he held a variety of sales, marketing and training assignments. Mr. Fitzgerald holds a B.S. in Business from Indiana University and an M.B.A. from Southern Illinois with a concentration in Marketing and Finance.

        Jean F. Lance is our Senior Vice President and Chief Compliance Officer, a position she has held since February 2010. Prior to her current role, Ms. Lance served as Vice President and Chief Compliance Officer from late 2009 to February 2010 and as Vice President and General Counsel for our Cardiovascular Group from 1996 to 2009. Before joining Boston Scientific in 1996, Ms. Lance was General Counsel and Vice President of Human Resources for Red Line Healthcare Corporation, which was subsequently acquired by McKesson Corporation. Prior to that, she practiced with the national law firm of SNR Denton, formerly known as Sonnenschein Nath & Rosenthal in Chicago, Illinois, where she specialized in corporate law with an emphasis in health law. Ms. Lance served as a member of the

Advanced Medical Technology Association's (AdvaMed) Code of Ethics Working Group and was actively engaged in the development of the AdvaMed Code of Ethics on Interactions with health care professionals and the 2008 revisions to the AdvaMed Code of Ethics. Ms. Lance received her B.S. degree with honors in Accounting with French and business administration minors from Minnesota State University — Mankato and a J.D. degree with honors from the University of Minnesota Law School, where she was a member of the Law Review.

        Michael F. Mahoney became our President effective October 17, 2011. Prior to joining Boston Scientific, he served as Worldwide Chairman, Medical Devices and Diagnostics for Johnson & Johnson from January 2011 to September 2011. Prior to assuming this position, Mr. Mahoney served as Worldwide Company Group Chairman of Johnson & Johnson's DePuy franchise, an orthopedics and neurosciences business, from April 2007 through January 2011. From January 2001 through March 2007, Mr. Mahoney served as President and Chief Executive Officer of Global Healthcare Exchange (GHX), a provider of supply chain solutions and services that bring together hospitals, IDNs, manufacturers, distributors and GPOs. Mr. Mahoney began his career at General Electric Medical Systems, where he spent 12 years, culminating in the role of General Manager of the Healthcare Information Technology business. Mr. Mahoney earned a Finance degree from the University of Iowa and an M.B.A. from Wake Forest University.

        Maulik Nanavaty became our Senior Vice President and President, Neuromodulation in September 2011. Prior to his current role, Mr. Nanavaty was President of Boston Scientific Japan from December 2007 until September 2011. From January 2007 through November 2007, he served as Vice President and General Manager, Interventional Cardiology of Boston Scientific Japan. Mr. Nanavaty joined our Company in 2005 as Vice President, Corporate Strategy of Boston Scientific Japan and served in that capacity through December 2006. Prior to joining our Company, Mr. Nanavaty spent sixteen years working in various executive positions at Baxter International, Inc. and Baxter Japan. Mr. Nanavaty earned a Ph.D. in Pharmaceutical Sciences from the University of Illinois and an M.B.A. from the University of Chicago.

        Lawrence R. Neumann has been our Senior Vice President, Special Projects since February 2012. Prior to his current role, Mr. Neumann served as our Senior Vice President and President, Emerging Markets since January 2011, and as our Senior Vice President, Restructuring from 2009 until January 2011. He joined Boston Scientific in 1996, holding positions of increasing responsibility in Corporate Tax, Business Development, Finance, and Investor Relations. Prior to joining Boston Scientific, he held various management positions at General Electric Medical Systems, Arthur Anderson & Company and Aardvark/McGraw-Hill. Mr. Neumann received his B.A. in Business Administration and Accounting from the University of Wisconsin — Eau Claire. He is a certified public accountant.

        J. Michael Onuscheck is our Senior Vice President and President, EMEA, a position he has held since September 2011. Prior to that, he served as the Senior Vice President and President of our Neuromodulation business from 2008 until September 2011. Mr. Onuscheck joined Boston Scientific in 2004 with our acquisition of Advanced Bionics as the Vice President of Sales and Clinical Services for the Auditory business. He served as Vice President of Sales and Marketing for our Pain Management business from September 2004 until February 2010. Mr. Onuscheck earned a B.A. in Business Administration and Psychology from Washington and Jefferson College.

        Michael P. Phalen has been our Executive Vice President and President, MedSurg since January 2012. Prior to his current role he served as Executive Vice President and President, International since January 2011. Mr. Phalen served as Senior Vice President and President of our Endoscopy business from 2010 to 2011 and Vice President and President of Endoscopy from 2001 to 2010. Mr. Phalen joined us in 1988 and has held a variety of management positions at the Company. Prior to becoming President of the Endoscopy business, he was Vice President, Business Unit Manager for Endoscopic Surgery and Vice President of Global Marketing for Endoscopy. Prior to these appointments,

Mr. Phalen held positions as Director of Marketing, Group Product Manager, Regional Sales Manager, Product Manager and Territory Manager. Before joining us, he held management positions with MD Technology, Kendall Healthcare and Pennwalt Pharmaceuticals. He earned a B.S. in General Science from Villanova University and an M.B.A. from Fairleigh Dickinson University.

        David A. Pierce has served as our Senior Vice President and President, Endoscopy since January 2011. Prior to his current role, Mr. Pierce served as Vice President, Marketing for the Company's Endoscopy Division from April 2006 until January 2011. From December 2004 until March 2006, Mr. Pierce was the Group Marketing Director in the Company's Endoscopy Division. He joined our Company in 1991 as a Territory Manager before assuming management-level positions of increasing responsibility. Before joining our Company, Mr. Pierce worked as a Senior Sales Representative for Airborne Express and served as a Captain in the United States Army. He earned a B.S. in Business Administration from Norwich University and an M.B.A. from Boston University.

        Timothy A. Pratt is our Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, a position he has held since February 2010. He is responsible for the worldwide management of our Legal functions, Global Regulatory Affairs, Global Quality, Government Affairs, Health Economics and Reimbursement, Corporate Communications, and Aviation Services. Mr. Pratt joined Boston Scientific in May of 2008 as our Executive Vice President, General Counsel and Secretary. Previously, Mr. Pratt worked for the law firm of Shook, Hardy & Bacon. He joined the firm in 1977 and became partner in 1981. He concentrated his practice in the defense of pharmaceutical and medical device litigation and toxic tort cases. Mr. Pratt has served as a member of the board of directors and executive committee of AdvaMed and is currently a board member and officer for the Federation of Defense and Corporate Counsel. He is also a member of the board of directors for the New England Legal Foundation. Mr. Pratt earned a B.A. degree at Tarkio College and graduated Order of the Coif from Drake University Law School, where he served one year as editor-in-chief of the Drake Law Review. After graduating, Mr. Pratt was law clerk to Judge Floyd R. Gibson of the U.S. Court of Appeals for the Eighth Circuit.

        Kenneth J. Pucel is our Executive Vice President, Global Operations and Technology, a position he has held since January 2011. Prior to this, he served as our Executive Vice President, Operations from November 2006 to 2011, our Senior Vice President, Operations from December 2004 to November 2006, our Vice President and General Manager, Operations from September 2002 to December 2004 and our Vice President of Operations from June 2001 to September 2002. Prior to that, he held various positions in our Cardiovascular Group, including Manufacturing Engineer, Process Development Engineer, Operations Manager, Production Manager and Director of Operations. Mr. Pucel earned a B.S. degree in Mechanical Engineering with a focus on Biomedical Engineering from the University of Minnesota.

        Otha T. "Skip" Spriggs joined Boston Scientific as our Senior Vice President of Human Resources in September 2010. Prior to joining the Company, he was the Vice President, Human Resources of the Oral Technologies division at Catalent Pharma Solutions and Catalent's Chief Diversity Officer from March 2010 to October 2010. Previously, he was President of Integrated People Solutions from March 2009 to March 2010. Mr. Spriggs also served in several human resources leadership roles at Cigna Corporation and Cigna Group Insurance. He served as CIGNA Corporation's Senior Vice President, Human Resources and Chief Diversity Officer from 2004 to 2009, Cigna Group Insurance's Senior Vice President, Human Resources from 2003 to 2004 and it Vice President, Human Resources from 2001 to 2003. Prior to joining CIGNA, he served in various human resources leadership roles. Mr. Spriggs has served as the Chairman of the Board for the Urban League of Philadelphia as well as the boards of numerous community and charitable organizations. Mr. Spriggs earned a B.S. in Business Administration from Towson State University.

 NAMED EXECUTIVE OFFICERS

        Under applicable SEC rules, we are required to disclosure certain compensation and other information regarding our Chief Executive Officer, our Chief Financial Officer, and our three other most highly-compensated executive officers (referred to as our Named Executive Officers or NEOs). Our Named Executive Officers for the year ended December 31, 2011, are:

J. William H. Kucheman	Chief Executive Officer
Jeffrey D. Capello	Executive Vice President and Chief Financial Officer
Michael F. Mahoney	President
J. Raymond Elliott	Former President and Chief Executive Officer
Samuel R. Leno	Former Executive Vice President and Chief Operations Officer
Stephen F. Moreci	Former Senior Vice President, Global Sales Operations

        SEC rules also require that we discuss the compensation of all individuals serving in the role of Chief Executive Officer during the year. As a result, Mr. Kucheman, our current Chief Executive Officer, effective October 17, 2011, and Mr. Elliott, who served as our President and Chief Executive Officer until such date, are discussed in that capacity. Messrs. Leno and Moreci each retired from the Company effective December 31, 2011, and are discussed in their capacities as our former Executive Vice President and Chief Operations Officer and former Senior Vice President, Global Sales Operations, respectively.

STOCK OWNERSHIP

Stock Ownership of Our Largest Stockholders

        Set forth below are stockholders known by us that beneficially own 5% or more of our common stock as of February 23, 2012. As of February 23, 2012, there were 1,450,702,249 shares of our common stock outstanding.

Name and Address	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Dodge & Cox	112,575,053(1)	7.76%
555 California Street, 40th Floor, San Francisco, CA 94104
BlackRock, Inc.	78,506,955(2)	5.41%
40 East 52nd Street, New York, NY 10022

(1)
Based solely on an Amendment to Schedule 13G filed with the SEC on February 10, 2012, Dodge & Cox reported aggregate beneficial ownership of approximately 112,575,053 shares of Boston Scientific common stock as of December 31, 2011. Dodge & Cox reported that it possessed sole voting power with respect to 105,784,353 shares and sole dispositive power with respect to 112,575,053 shares. Dodge & Cox also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.

(2)
Based solely on a Schedule 13G filed with the SEC on February 9, 2012, BlackRock, Inc. (BlackRock) reported aggregate beneficial ownership of approximately 78,506,955 shares of Boston Scientific common stock as of December 30, 2011. BlackRock reported that it possessed sole voting and dispositive power with respect to 78,506,955 shares. BlackRock also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.

Stock Ownership of Our Directors and Executive Officers

        The following table shows, as of February 23, 2012, the amount of our common stock beneficially owned by:

  •
  our directors and director nominees;

  •
  our executive officers named in the Summary Compensation Table; and

  •
  all of our directors and executive officers as a group.

        "Beneficial ownership" includes those shares of our common stock the reporting person has the power to vote or transfer, stock options that are currently exercisable or exercisable within 60 days, and deferred stock units that will vest within 60 days. Unless otherwise indicated, the persons named below have sole voting and investment power over the shares listed.

Name	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Katharine T. Bartlett(1)	60,048	*
Bruce L. Byrnes(2)	52,048	*
Nelda J. Connors(3)	54,813	*
J. Raymond Elliott(4)	2,679,025	*
Kristina M. Johnson(5)	59,279	*
Ernest Mario(6)	557,163	*
N.J. Nicholas, Jr.(7)	2,781,021	*
Pete M. Nicholas(8)	12,769,854	*
Uwe E. Reinhardt(9)	116,300	*
John E. Sununu(10)	70,266	*
William H. Kucheman(11)	950,685	*
Jeffrey D. Capello(12)	809,278	*
Michael F. Mahoney(13)	0	*
Samuel R. Leno(14)	3,401,646	*
Stephen F. Moreci(15)	852,189	*
All directors and executive officers as a group (26 persons)(16)	25,193,037	1.73%

*
Reflects beneficial ownership of less than one percent (1%) of our outstanding common stock.

(1)
Ms. Bartlett's beneficial ownership includes 30,340 shares of restricted stock deferred pursuant our Non-Employee Director Deferred Compensation Plan, and 21,708 shares of restricted stock as to which Ms. Bartlett has sole voting but not investment control.

(2)
Mr. Byrnes' beneficial ownership includes 21,708 shares of restricted stock as to which Mr. Byrnes has sole voting but not investment control.

(3)
Ms. Connors' beneficial ownership represents shares of restricted stock deferred pursuant to our Non-Employee Director Deferred Compensation Plan.

(4)
Mr. Elliott's beneficial ownership includes 1,851,087 shares of common stock subject to exercisable stock options, and 224,262 vested DSUs granted in lieu of his 2009 and 2010 Performance Incentive Plan awards.

(5)
Dr. Johnson's beneficial ownership includes 38,155 shares of restricted stock deferred pursuant to our Non-Employee Director Deferred Compensation Plan. It excludes 5,415 common stock equivalents which Dr. Johnson received under our Non-Employee Director

  Deferred Compensation Plan in connection with her deferral of certain director cash retainer amounts.

(6)
Dr. Mario's beneficial ownership includes 21,300 shares of common stock held by a self-directed IRA, 83,226 shares of restricted stock deferred pursuant to our Non-Employee Director Deferred Compensation Plan, and 5,333 shares of common stock subject to exercisable stock options. It excludes 17,593 common stock equivalents which Dr. Mario received under our Non-Employee Director Deferred Compensation Plan in connection with his deferral of certain director cash retainer amounts.

(7)
Mr. N.J. Nicholas' beneficial ownership includes 51,269 shares of common stock held by Mr. N.J. Nicholas, as sole trustee of a revocable trust, 2,413,088 shares of stock held by Ruth L. Nicholas and Mr. N.J. Nicholas, as sole trustees of an irrevocable trust for the benefit of Mr. Pete M. Nicholas' children and spouse, as to which Mr. N.J. Nicholas disclaims beneficial ownership and which shares are pledged as security and held in collateral accounts, 180,000 shares held in IRA accounts (each account holds 90,000 shares), 35,000 shares held in a charitable trust of which Mr. N.J. Nicholas is a trustee and to which he disclaims beneficial ownership, 37,124 shares of restricted stock deferred pursuant to our Non-Employee Director Deferred Compensation Plan, 21,708 shares of restricted stock as to which Mr. N.J. Nicholas has sole voting but not investment control, and 9,334 shares of common stock subject to exercisable stock options. It excludes 152,000 shares held by Mr. Pete M. Nicholas, Llewellyn Nicholas and Anastasios Parafestas, as Trustees of five irrevocable trusts for the benefit of Mr. N.J. Nicholas' children as to which Mr. N.J. Nicholas disclaims beneficial ownership and 36,003 common stock equivalents which Mr. N.J. Nicholas received pursuant to our Non-Employee Director Compensation Plan in connection with his deferral of certain director cash retainer amounts.

(8)
Mr. Pete M. Nicholas' beneficial ownership includes 21,708 shares of restricted stock as to which Mr. Pete M. Nicholas has sole voting but not investment control and 3,000 shares of common stock subject to exercisable stock options. It also includes 1,229,095 shares owned jointly with his spouse and 3,531,021 shares of common stock held by Promerica L.P., a family limited partnership of which Mr. Pete M. Nicholas is general partner and as to which he is deemed to have beneficial ownership. All shares owned by Mr. Pete M. Nicholas jointly with his spouse and all shares held by Promerica L.P., as well as 7,698,256 of the shares held directly by Mr. Pete M. Nicholas, are pledged as security and held in collateral accounts. Mr. Pete M. Nicholas' beneficial ownership also includes an aggregate of 152,000 shares held by Mr. Pete M. Nicholas, Llewellyn Nicholas and Anastasios Parafestas, as trustees of five irrevocable trusts for the benefit of Mr. N.J. Nicholas' children as to which Mr. Pete M. Nicholas disclaims beneficial ownership. Mr. Pete M. Nicholas' beneficial ownership excludes 2,413,088 shares of stock held by Ms. Ruth L. Nicholas and Mr. N.J. Nicholas, as sole trustees of an irrevocable trust for the benefit of Mr. Pete M. Nicholas' children and spouse, as to which Mr. Pete M. Nicholas disclaims beneficial ownership and which shares are pledged as security and held in collateral accounts.

(9)
Dr. Reinhardt's beneficial ownership includes 21,708 shares of restricted stock as to which Dr. Reinhardt has sole voting but not investment control, 12,000 shares of common stock subject to exercisable stock options, and 5,000 shares of stock held by Dr. Reinhardt's spouse, as to which he disclaims beneficial ownership.

(10)
Senator Sununu's beneficial ownership includes 21,708 shares of restricted stock deferred pursuant our Non-Employee Director Deferred Compensation Plan.

(11)
Mr. Kucheman's beneficial ownership includes 778,449 shares of common stock subject to stock options exercisable within 60 days of February 23, 2012, 16,979 shares of common stock subject to DSUs vesting within 60 days of February 23, 2012, and 64,328 shares of common stock held in Mr. Kucheman's 401(k) account.

(12)
Mr. Capello's beneficial ownership includes 673,640 shares of common stock subject to stock options exercisable within 60 days of February 23, 2012, and 21,551 shares of common stock subject to DSUs vesting within 60 days of February 23, 2012.

(13)
Mr. Mahoney joined our Company as our President effective October 17, 2011.

(14)
Mr. Leno's beneficial ownership includes 2,792,421 shares of common stock subject to exercisable stock options. Mr. Leno retired as our Executive Vice President and Chief Operations Officer effective December 31, 2011.

(15)
Mr. Moreci's beneficial ownership includes 785,012 shares of common stock subject to exercisable stock options. Mr. Moreci retired as our Senior Vice President, Global Sales Operations effective December 31, 2011.

(16)
This amount includes an aggregate of 6,712,497 shares of common stock subject to stock options exercisable within 60 days of February 23, 2012, 363,577 shares of common stock subject to DSUs vesting within 60 days of February 23, 2012, and 146,661 shares held in the 401(k) accounts of our executive officers. Please refer to footnotes one through 15 above for additional details regarding the holdings of our directors and NEOs. Messrs. Leno and Moreci are no longer executive officers of our Company and therefore their beneficial ownership information is not included in this amount.

COMPENSATION DISCUSSION & ANALYSIS

        The following discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

        This Compensation Discussion and Analysis describes material elements of our 2011 compensation program for our NEOs.

Executive Summary

2011 Business Overview

        Business Strategy.    Our business strategy is to lead global markets for less-invasive medical devices by developing and marketing innovative products, services and therapies that address unmet patient needs, provide superior clinical outcomes and demonstrate economic value. The following are the five elements of our strategic plan:

  •
  Prepare our People and place them in strategic positions to inspire others and deliver results.

  •
  Optimize the Company for greater efficiency and effectiveness.

  •
  Win Global Market Share through our global presence.

  •
  Expand our Sales and Marketing Focus with critical new analytics, best practices and technologies.

  •
  Realign our Business Portfolio to improve operational leverage and accelerate sustainable revenue growth.

        Select 2011 Business Results.    Overall, 2011 was marked with change and challenge for our Company as we continued to execute our strategic plan to provide us with a framework for a disciplined approach to manage and grow our business in the face of uncertain economic, regulatory and market conditions in the global environment. In 2011, we:

  •
  Generated net sales of $7.622 billion.

  •
  Reported net income of $441 million, or $0.29 per share (EPS), which included goodwill and intangible asset impairment charges; acquisition-, divestiture-, restructuring- and litigation-related charges and credits; discrete tax items; and amortization expense (after-tax) of $577 million, or $0.38 per share—excluding these items, net income for 2011 was $1.018 billion (adjusted net income), or $0.67 per share (adjusted EPS).

  •
  Reported cash generated by operating activities of $1.008 billion.

        For a reconciliation of our results of operations prepared in accordance with generally accepted accounting principles in the United States (GAAP) to these adjusted results considered by management, please see the "Executive Summary" section of Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2011.

Chief Executive Officer Transition

        In September 2011, as part of our Chief Executive Officer transition plan we announced the appointment of Michael F. Mahoney as our President effective October 17, 2011 with the anticipation that he would serve in this role through November 1, 2012, at which time he would become our President and Chief Executive Officer. This transition period was implemented to accommodate

Mr. Mahoney's post-employment obligations to his previous employer. In addition, we announced the appointment of William H. Kucheman, our then Executive Vice President and Group President, Cardiology, Rhythm and Vascular, as our interim Chief Executive Officer effective October 17, 2011 with the anticipation that he would serve in this role until Mr. Mahoney is promoted to President and Chief Executive Officer, at which time it is expected that Mr. Kucheman will transition into a senior advisory role with the Company. Further, we announced the retirement of J. Raymond Elliott as our then President and Chief Executive Officer effective October 17, 2011 and Mr. Elliott's continuation with the Company in a senior advisory role through December 31, 2011.

Pay for Performance

        General Overview.    Our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by achievement of Company and individual performance goals in support of our business strategy and creation of long-term stockholder value.

        A Significant Portion of our NEOs' 2011 Compensation is At-Risk, Performance-Based Compensation.    For 2011, our Compensation Committee again tied a significant portion of our executives' target total direct compensation (TDC), which primarily consists of base salary and short-and long-term incentives, to at-risk, performance-based incentive opportunities. For 2011, 78% of the target value of the primary elements of TDC for our NEOs as a group (other than Messrs. Mahoney and Elliott, as discussed below) consisted of performance-based compensation. Of that 78% of performance-based compensation:

  •
  61% consisted of long-term equity incentives under our Long-Term Incentive Program (LTI Program) for 2011 comprised of:

  •
  Company performance-based deferred stock units (DSUs), with ultimate value tied to the total shareholder return (TSR) of our common stock compared to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index measured over three annual performance cycles.

  •
  Stock options, with ultimate value (if any) tied to the performance of our stock price.

  •
  Service-based DSUs, with ultimate value tied to the performance of our stock price.

  •
  17% consisted of annual cash incentive award opportunities under our Performance Incentive Plan (PIP) for 2011, with payout based:

  •
  75% on Company performance measured against corporate-level metrics of adjusted EPS, adjusted global net sales and adjusted free cash flow to coincide with important Company financial and operational performance goals for the year.

  •
  25% on individual performance as determined under our annual Performance Achievement and Development Review (PADR) process.

        The percentages above were calculated using the 2011 base salary, target equity values and target PIP award amounts for our NEOs (other than Messrs. Mahoney and Elliott, as discussed below) set forth in the footnote to the chart below. Mr. Mahoney joined the Company as our President in October 2011. As a result, he did not receive an annual equity incentive award for 2011 and his new hire equity incentive award (in combination with his new hire and promotional cash sign-on bonuses) was primarily intended to serve as an inducement for him to become our President, taking into consideration the uncertain nature of his transition period before becoming our President and Chief Executive Officer as well as his short- and long-term incentive opportunities with his previous employer. Further, Mr. Elliott's equity incentive awards in June 2009 and subsequent award in February 2010 made pursuant to his 2009 offer letter were intended to serve as an inducement to become our

President and Chief Executive Officer at that time and to approximate three years of annual equity incentive awards. Accordingly, in order to provide meaningful comparisons neither executive is included in the chart below. The allocation of the target value of the primary elements of TDC for each of our NEOs (other than Messrs. Mahoney and Elliott) in 2011 was as follows:

(1)
In order to more effectively reflect the value of 2011 TDC opportunity as considered by the Compensation Committee, for Messrs. Kucheman, Capello, Leno and Moreci the chart represents (i) the annual equity awards granted to them in February 2011 as well as the competitive repositioning awards granted to Mr. Capello in May 2011, with stock options valued per the Black-Scholes valuation model described in the footnotes to the Summary Compensation Table and with both service-based DSUs and Company performance-based DSUs valued at target (which reflects the number of units granted multiplied by the closing price of our common stock on the date of grant); (ii) the target PIP award amounts at the assumed on-plan bonus amount for 2011 (their incentive target amount under the plan), which is reflected in the Potential Payments Upon Termination or Change in Control tables beginning on page 81; and (iii) annual base salary effective in February 2011, except that Mr. Kucheman's annual base salary is blended to also include his annual base salary increase effective in October 2011 upon his becoming our Chief Executive Officer.

        Realized Value of 2011 Annual Long-Term Equity Incentive Awards.    At December 30, 2011 (the last trading date of the year), the Company's stock price had declined to a closing price of $5.34 per share and our common stock did not perform as well as the common stock of a majority of the other companies in the S&P 500 Healthcare Index. As a result, the "realized value" of the annual long-term equity incentive awards granted to our NEOs as a group (other than Messrs. Mahoney and Elliott, as discussed above) in February 2011 and competitive repositioning award granted to Mr. Capello in May 2011 was impacted as follows as of December 30, 2011:

  •
  For Company performance-based DSUs, the payout potential declined as the TSR of our common stock failed to achieve the threshold performance criteria for the first performance cycle of the three-year performance review period.

  •
  For stock options, the closing price of our common stock was $1.82 below the exercise price of the stock options granted in February 2011 and $1.57 below the exercise price of the stock options granted to Mr. Capello in May 2011, meaning that none of the stock options were "in the money."

  •
  For service-based DSUs, the awards granted in February 2011 lost $381,283 in aggregate "realized value" (or 25.4%) and the awards granted to Mr. Capello in May 2011 lost $56,801 in "realized value" (or 22.7%).

        While intended to serve as an inducement to become our President and Chief Executive Officer at that time and to approximate three years of annual equity incentive awards, the "realized value" of Mr. Elliott's equity incentive awards made pursuant to his 2009 offer letter in June 2009 and in February 2010 was impacted as follows as of December 30, 2011:

  •
  For his Company performance-based DSUs granted in June 2009, the payout potential declined as our stock price failed to achieve the threshold performance criteria for the year.

  •
  For his stock options granted in June 2009, the closing price of our common stock was $4.17 below the exercise price, meaning that none of the stock options were "in the money."

  •
  For his service-based DSUs granted in June 2009, the awards lost $4,170,000 in "realized value" (or 43.9%).

  •
  For his stock options granted in February 2010, the closing price of our common stock was $2.41 below the exercise price, meaning that none of the stock options were "in the money."

        Further, while not intended to approximate an annual long-term equity incentive award, Mr. Mahoney's new hire equity incentive award in the form of service-based DSUs lost $410,003 in "realized value" (or 4.3%) as of December 30, 2011.

        Messrs. Elliott, Leno and Moreci retired from the Company effective December 31, 2011. For the impact of their retirement on their long-term equity incentive awards, including those discussed above, please see the footnotes to our Summary Compensation Table beginning on page 64.

        We believe our emphasis on at-risk, performance-based incentive compensation—consisting of our annual PIP awards and long-term equity awards—aligns our executives with our business strategy and the short- and long-term interests of our stockholders, providing true "pay for performance" and putting a significant portion of our executives' pay "at risk."

Consideration of 2011 Stockholder Advisory Vote on Executive Compensation

        At our 2011 Annual Meeting of Stockholders we asked our stockholders to vote, on an advisory basis, on the 2010 compensation of our then named executive officers as disclosed in our 2011 Proxy Statement, commonly referred to as a "say-on-pay" advisory vote. Our stockholders overwhelmingly approved the compensation of our then named executive officers, with approximately 93% of the votes cast voting in favor of the matter. Our Compensation Committee took into consideration the results of the say-on-pay advisory vote in its review of our compensation program against our executive compensation philosophy and business objectives. As a result, our Compensation Committee concluded that it would retain our compensation program's emphasis on at-risk, performance-based incentive compensation. However, it approved certain modifications to our 2011 and 2012 compensation programs in support of our executive compensation philosophy and best practices. For a discussion of some of the key changes to our 2011 and 2012 compensation programs, please see "Recent Changes to Our Executive Compensation Program" beginning on page 42. In determining the frequency of our stockholder say-on-pay advisory vote, the Board took into consideration our stockholder preference for an annual vote and determined that we will hold our stockholder say-on-pay advisory vote on an annual basis.

Executive Compensation Program

        Executive Compensation Program Best Practices.    Our Compensation Committee believes that a strong foundation for our compensation program is necessary to effectively execute our executive compensation philosophy. The following are the key aspects of executive compensation best practices that serve as a foundation for our compensation program:

  •
  Pay for performance.

  •
  Mix of short- and long-term incentive compensation, with an emphasis on long-term compensation.

  •
  Mix of fixed and variable compensation, with an emphasis on variable, at-risk compensation.

  •
  No tax gross-ups (except on relocation benefits available to all employees eligible to receive relocation benefits).(1)

  •
  Requiring both a change in control and termination without cause or for good reason, commonly referred to as a "double-trigger," for cash payments and for accelerated vesting of equity awards granted after 2009 where the surviving or acquiring entity substitutes or assumes outstanding equity awards.

  •
  Hedging and pledging prohibition.

  •
  Stock ownership guidelines.

  •
  Recovery, commonly referred to as a "claw-back," of certain amounts of short-term incentive compensation awards.

  •
  Use of tally sheets and internal pay equity analysis.

  •
  Use of peer group company comparative analysis.

  •
  Independent compensation consultants.

  •
  Risk assessment of incentive compensation policies and programs.

        Recent Changes to Our Executive Compensation Program.    Our Compensation Committee continually evaluates executive compensation best practices and makes modifications to our compensation program that it determines appropriate to support our executive compensation philosophy. The following are some of the key recent changes to our compensation program for 2011 and 2012:

  •
  In order to further align our long-term incentives with important Company financial measures and the interests of our stockholders and to reinforce the concept of "pay for performance," for 2012 our Compensation Committee increased the percentage of Company performance-based DSUs under our LTI Program from 25% to 50%, consisting of:

  •
  25% newly introduced Company performance-based DSUs measured by comparing our adjusted free cash flow against our 2012 financial performance plan goals over a one-year performance cycle.

  •
  25% Company performance-based DSUs measured by comparing our common stock TSR against the TSR of the common stock of other companies in the S&P 500 Healthcare Index over three annual performance cycles.

  •
  In order to further align our compensation program with executive compensation best practices and the practices of our peer group companies for executive perquisites, our Compensation Committee froze our Executive Allowance Program, under which we provided cash payments in lieu of specific perquisites, to new participants effective in June 2011, and subsequently terminated the program effective December 31, 2011.

  •
  In order to further align our short-term incentives with important Company financial and operational measures and the interests of our stockholders, reinforce the concept of "pay for performance" and simplify our performance incentive plan structure, for 2012 our Compensation

(1)
In 2011 we paid one of our NEOs a $42 gross-up to cover certain tax obligations under a historic universal life insurance program since discontinued by the Company.

    Committee made the following key changes in the design of our 2012 PIP (as renamed, 2012 Annual Bonus Plan):

    •
    A single annual award pool to be funded based on Company performance against corporate level performance metrics of adjusted EPS and adjusted global net sales, in order to create a stronger emphasis on the Company's performance as a whole.

    •
    Funding cap of 95% in the event that adjusted global net sales are below 95% of target, in order to reinforce the importance of top line growth.

    •
    Funding ceiling of 150% and floor of 50%, with retained ability of the Compensation Committee to modify individual awards based on individual performance, reduce the funded award pool based on the Company's performance relative to our quality objectives and performance of our quality systems, and recommend that the Board terminate, suspend or modify the plan.

    •
    Funded annual award pool allocated to corporate, global operations and each business, regional and country unit based on performance against their respective performance metrics, in order to focus them on achieving their own performance goals.

    •
    Individual performance modifying component increased to 100% in order to more appropriately incent and reward individual contributions.

How We Determine Executive Compensation

Executive Compensation Philosophy and Objectives

        Our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by achievement of Company and individual performance goals in support of our business strategy and creation of long-term stockholder value. The core objectives of our compensation program are to:

  •
  Attract, retain, cultivate and engage top talent.

  •
  Reinforce our culture of quality.

  •
  Align management's interests with the long-term interests of our stockholders.

  •
  Incent achievement of key financial, business and individual goals to support our business strategy.

  •
  Appropriately manage compensation risk in light of our business strategy.

        Our Compensation Committee continually evaluates executive compensation best practices and makes modifications to our compensation program that it determines appropriate to support our executive compensation philosophy.

Competitive Market Analysis

        In order to facilitate an understanding of trends and comparative practices in executive compensation generally and with respect to the specific levels and mix of target compensation opportunities provided to our executives as well as program design in the market within which we compete for top talent, our Compensation Committee considers executive compensation comparative data of our peer group companies. The companies in our peer group have one or both of the following characteristics:

  •
  Are generally focused on a comparable industry (customer base and product offerings), including health care equipment, pharmaceutical, and life sciences tools and services companies.

  •
  Have a comparable size in relation to revenue (0.5x to 2x) and market capitalization (0.5x to 2x).

        Our Compensation Committee reviews the composition and appropriateness of our peer group companies annually. Following a review in February 2011, our Compensation Committee determined that our 2010 peer group companies remained appropriate for executive compensation comparative purposes and, given the relatively small number of companies comprising that group, added three additional companies (Allergan, C.R. Bard and CareFusion) effective February 2011. The 2011 peer group companies are listed below:

• Abbott Laboratories	• CareFusion Corp*	• St. Jude Medical, Inc.
• Allergan, Inc.*	• Covidien Ltd.	• Stryker Corporation
• Baxter International Inc.	• C.R. Bard*	• Thermo Fisher Scientific, Inc.
• Becton, Dickinson and Company	• Hospira, Inc.	• Zimmer Holdings, Inc.
• Medtronic, Inc.

*
Companies added to our peer group as of February 2011.

        For purposes of setting 2011 TDC for certain of our NEOs, custom survey data from Allergan, Baxter, Beckman Coulter,(2) Becton Dickinson, Biogen Idec, Covidien, Forest Laboratories, Genzyme, Gilead Sciences, Hospira, Medtronic, Novo Nordisk, Quest Diagnostics, Stryker and Thermo Fisher Scientific (eight of these 15 companies are included in our peer group) was used for executive compensation comparative purposes for positions where sufficient peer group proxy data was not available. In addition, for 2011 general industry survey data, adjusted to incorporate a premium for the medical device industry, was used for executive compensation comparative purposes for positions where sufficient peer group proxy data was not available.

Tally Sheets, Internal Pay Equity and Other Considerations

        Our Compensation Committee uses tally sheets, which present the total present value of each of the elements of our executive's individual compensation, to (i) evaluate whether the overall design of our executive compensation program and individual elements of the program align with our compensation philosophy and support our compensation and business objectives and (ii) determine the reasonableness of our executives' total compensation opportunity. In addition, our Compensation Committee considers each executive's TDC opportunity compared to the TDC opportunity of our other executives. Our Compensation Committee also considers the economic and retentive value of prior equity awards received by our executives in determining their current and future compensation.

Risk Considerations

        Our Compensation Committee considers whether our executive compensation program is appropriately aligned with business risk, examining the potential effects that elements of our executive compensation program may have on business risk, including among other things, the mix of fixed and variable compensation; the mix of short- and long-term compensation; the mix of long-term equity incentives; performance metric mix, weighting, measurement, and payout timing, discretion and caps on short-term incentives; award size, vesting schedules and performance and other terms of long-term equity incentives; and other incentive opportunities and their features. Our Compensation Committee also considers mitigating design elements, including among other things, our recovery of incentive awards policy, executive stock ownership guidelines, and hedging/pledging prohibition. For more details on these policies and guidelines, please see "Recovery of Short-Term Incentive Awards Policy," "Executive Stock Ownership Guidelines" and "Prohibition on Hedging and Pledging Policy" beginning on page 60. For more

(2)
Acquired by Danaher Corporation in June 2011.

information about our assessment of compensation policies and practices as they relate to our risk management, please see "Risk Assessment of our Compensation Programs" on page 63.

Performance Considerations

        We utilize an annual Performance Achievement and Development Review process to guide performance discussions, set an executive's performance objectives, determine an executive's level of achievement in relation to those performance objectives, and communicate annual achievement at the individual performance level. Our ten core leadership competencies of vision, integrity, accountability, passion, perseverance, communication, resourcefulness, team builder, intellect and customer driven are considered as part of an executive's performance review process. Our Chief Executive Officer (or our President in the case of certain NEOs) conducts each of the other NEO's annual PADR performance reviews, presents their results and makes related compensation recommendations to our Compensation Committee for its consideration. Prior to February 28, 2012, our Nominating and Corporate Governance Committee set our Chief Executive Officer's performance objectives with input from the full Board and oversaw the evaluation of our Chief Executive Officer's performance in relation to those objectives. Effective February 28, 2012, our Compensation Committee assumed these responsibilities. The overall performance of our executives, including our NEOs (other than our Chief Executive Officer), is rated on a scale ranging from "needs improvement" to "achieves" to "exceeds expectations" to "outstanding." These performance achievement indicators and our Chief Executive Officer's performance, among the other considerations discussed in this discussion and analysis, influence our executives' TDC, including their base salary, the individual component of their PIP award and, as indicia of future performance potential, their long-term equity incentive awards.

Chief Executive Officer and Compensation Committee Judgment

        The application of Chief Executive Officer and Compensation Committee judgment is an important factor in setting and determining executive pay. We do not employ a purely formulaic approach to our executive compensation program. While target market guidelines and individual target TDC, Company performance metrics and goals, individual performance objectives and funding formulas are established in advance, Company and individual performance and other considerations such as budgets, costs to the Company, our quality objectives, changes in executive roles or responsibilities, current economic conditions as well as the other considerations discussed in this discussion and analysis, permit discretion. For example, funding formulas tied to Company goals are set in advance under our PIP, but our Compensation Committee retains the right to (i) modify downward or eliminate funding based on its determination of the Company's progress toward achievement of our quality objectives and performance of our quality systems, (ii) modify a payout based on an executive's individual performance, (iii) recommend that the Board terminate, suspend or modify, and if suspended reinstate with or without modification, all or a part of the plan at any time, and (iv) otherwise exercise discretion under the plan as it sees fit.

Participants in the Compensation Process

        Our Compensation Committee bears principal responsibility for, among other things, structuring our executive compensation program and making individual executive compensation determinations. To help facilitate informed determinations with respect to their responsibilities, our Compensation Committee engages an independent compensation consultant, Frederic W. Cook & Co., which serves at the direction and under the supervision of our Compensation Committee. For further information about our Compensation Committee and its composition, processes and responsibilities and about the services provided by Cook & Co., please see the Meetings and Board Committees section titled "Executive Compensation and Human Resources Committee" beginning on page 21. Cook & Co. and certain members of management support our Compensation Committee with respect to the following, among other things:

Frederic W. Cook & Co. (independent compensation consultants)

•

Expertise-based advice, research and analytical services, including peer group composition and trends and comparative practices in executive compensation, program design and non-employee director compensation.

•

Commentary and/or recommendations as to the foregoing.

•

Participation in Compensation Committee meetings.

Management Senior Vice President, Human Resources and Total Rewards Management (in consultation with our Chief Executive Officer and other executives, as appropriate)

•

Expertise-based advice, research and analytical services, including on trends and comparative practices in executive compensation and program design.

•

Commentary and/or recommendations as to the foregoing.

•

Participation in Compensation Committee meetings.

Chief Executive Officer, President and other Executives

•

Individual executive performance objectives for direct reports.

•

Individual executive PADR performance review for direct reports.

•

Through our Chief Executive Officer, performance assessment report-out for executives (other than the Chief Executive Officer) and recommendations as to payments and adjustments.

•

Participation in Compensation Committee meetings.

Elements of 2011 Executive Compensation

Primary Elements of Total Direct Compensation

        General Overview.    We compensate our executives primarily through total direct compensation, namely in the form of base salary and short- and long-term incentives (the primary elements of TDC). Our TDC is heavily weighted towards variable, at-risk performance-based elements. For 2011, only 22% of the target value of TDC for our NEOs as a group (other than Messrs. Mahoney and Elliott, as discussed above) consisted of fixed compensation in the form of base salary, while variable, at-risk performance-based compensation accounted for the remaining 78% of their TDC. The key features and objectives of the primary elements of our NEOs' 2011 TDC are summarized in the table below.

TDC Elements	Key Features	Objectives
Base Salary	Fixed annual cash amount, paid at regular intervals	Provide stable source of income
Short-Term Incentives — Performance Incentive Plan Awards	Performance-based cash, and in certain cases equity incentive opportunity	Align executive compensation with our business strategy and quality objectives
	Payout based 75% on Company performance against key financial and operational metric goals and 25% on individual performance as determined under our PADR process	Focus talent and organization on achieving key annual financial and operational metrics Reward performance against metric goals and individual contributions
Long-Term Incentives — Equity Awards	Performance-based equity incentive opportunity	Focus talent and organization on achieving long-term stockholder value
	Mix of opportunity comprised of: —25% Company performance-based DSUs —50% Stock Options —25% Service-based DSUs	Reward for increased performance of our stock price
Realizable value dependent upon the TSR of our common stock relative to the TSR of the common stock of other companies in the S&P 500 Healthcare Index as well as the performance of our stock price

        In general, our Compensation Committee targets TDC for our executives at levels consistent with the median market position relative to our peer group companies for comparable positions. While the target market position is an overall guideline, individual target opportunities may vary based on our Compensation Committee's consideration of other factors, including those discussed under "How We Determine Executive Compensation" beginning on page 43. NEO TDC paid for 2011 is reported in the Summary Compensation Table on page 64 under the Salary, Stock Awards, Option Awards and Non-Equity Incentive Plan Compensation columns.

Base Salary

        NEO Base Salary (other than our Chief Executive Officer and President).    In general, our Compensation Committee targets base salaries for our executives at levels consistent with the median market position relative to our peer group companies for comparable positions and scope of responsibilities. In determining the merit-based salary increases for our NEOs (other than our Chief Executive Officer and President), our Compensation Committee also considered our annual merit budget, our performance for the year, the executive's experience and scope of responsibilities, internal pay equity relative to our other executives and the executive's performance as determined under our PADR process. In February 2011, our Compensation Committee approved the following 2011 merit-based salary increases for our NEOs (other than our Chief Executive Officer and President) as recommended by Mr. Elliott, our then President and Chief Executive Officer, effective February 28, 2011:

Name	2010 Base Salary*	2011 Base Salary*	% Increase
Jeffrey D. Capello	$575,000	$587,000	2.1%
Samuel R. Leno(1)	$645,000	$660,000	2.3%
Stephen F. Moreci(1)	$442,000	$450,000	1.8%

*
Base salary amounts are rounded to the nearest thousand.

(1)
Messrs. Leno and Moreci retired on December 31, 2011.

  Chief Executive Officer and President Base Salary.

        William H. Kucheman.    In February 2011, our Compensation Committee approved a merit-based salary increase from $500,000 to $575,000 for Mr. Kucheman, our then Executive Vice President and Group President, Cardiology Rhythm & Vascular, recommended by Mr. Elliott, our then President and Chief Executive Officer, taking into consideration Mr. Kucheman's promotion to that role and expanded responsibilities. In October 2011, Mr. Kucheman's annual base salary increased to $900,000 pursuant to his offer letter commensurate with his becoming our interim Chief Executive Officer. In setting Mr. Kucheman's 2011 Chief Executive Officer salary, our Compensation Committee considered the factors discussed immediately below, Mr. Kucheman's experience, the interim nature of the role and his existing compensation package as well as the base salary for Mr. Mahoney.

        Michael F. Mahoney.    In October 2011, our Board appointed Mr. Mahoney as our President with an annual base salary of $900,000 pursuant to his offer letter. In setting Mr. Mahoney's 2011 salary, our Compensation Committee considered preliminary target TDC recommendations by Cook & Co., external Chief Executive Officer compensation comparators of our peer group companies, internal Chief Executive Officer compensation comparators of Mr. Elliott, internal pay equity relative to our other executives and Mr. Mahoney's experience, potential and compensation package with his previous employer.

        J. Raymond Elliott.    In July 2009, Mr. Elliott's annual base salary was increased to $1,200,000 commensurate with his becoming our President and Chief Executive Officer at that time pursuant to his 2009 offer letter. His base salary rate was intended to be effective for three years, and no merit-based salary increases were expected to be provided to Mr. Elliott prior to the third anniversary of his hire date (June 2012). Accordingly, for 2011 Mr. Elliott's annual base salary remained at $1,200,000. In October 2011, Mr. Elliott's annual base salary decreased to $856,000 through December 31, 2011 pursuant to his 2011 letter agreement commensurate with his becoming our Senior Advisor, with a reduced minimum service requirement of 20 hours per week. In setting Mr. Elliott's 2011 Senior Advisor salary, our Compensation Committee considered, among other things, his previous Senior Advisor salary prior to his becoming our President and Chief Executive Officer in June 2009 and existing compensation package as well as Mr. Elliott's experience and role in our Chief Executive Officer transition plan through year end.

        NEO salaries paid for 2011 are reported in the Summary Compensation Table on page 64 under the Salary column.

Short-Term Performance Incentive Plan

        General Overview.    Our PIP is generally available to all U.S. salaried employees not eligible for commissions under sales compensation plans, including our NEOs, and certain international and expatriate/inpatriate employees selected for participation. Through our PIP, we seek to provide "pay for performance" by linking short-term incentive awards to both Company performance against key financial and operational metric goals and individual performance as determined under our PADR process through a range of award opportunities dependent upon achievement levels of Company and individual performance. Our Compensation Committee annually reviews the design of our PIP to help ensure that the program continues to support our executive compensation philosophy and core compensation program objectives. For 2011, our Compensation Committee maintained the weighting of our Company performance component at 75% and individual performance component at 25% to emphasize team performance and incent achievement of important Company financial and operational goals. For further discussion of our 2011 PIP design, please see the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "2011 Performance Incentive Plan" beginning on page 70.

        The actual amount of each NEO's award under our PIP is determined under the following process:

Base Salary	x	Incentive Target Percentage	x	Funding %	x	Proration for Days Employed	x	Individual Performance Percentage	=	Performance Incentive Award

        Target Incentive Award Opportunity.    Each target incentive award opportunity is expressed as a percentage of base salary. In general, our Compensation Committee targets short-term incentive award opportunities for our executives at levels consistent with the median market position relative to our peer group companies for comparable positions and scope of responsibilities. For 2011, our Compensation Committee maintained the target award opportunities for our NEOs (other than our Chief Executive Officer and President) within a range of 60% to 80% of their base salaries. In determining the target award opportunities for our NEOs (other than our Chief Executive Officer and President), our Compensation Committee also considered the executive's experience and scope of responsibilities and internal pay equity relative to our other executives.

        In connection with our Chief Executive Officer transition plan, our Compensation Committee increased the target short-term incentive award opportunity for Mr. Kucheman from 70% to 120% of his base salary effective upon his becoming our Chief Executive Officer in October 2011. In determining the target award opportunity for Mr. Kucheman, our Compensation Committee considered the factors discussed immediately below, Mr. Kucheman's experience, the interim nature of the role and his existing compensation package as well as the target award opportunity for Mr. Mahoney. Further, our Compensation Committee set the target short-term incentive award opportunity for Mr. Mahoney at 120% of his base salary effective upon his joining the Company as our President in October 2011. In determining the target award opportunity for Mr. Mahoney, our Compensation Committee considered preliminary target TDC recommendations by Cook & Co., external Chief Executive Officer compensation comparators of our peer group companies, internal Chief Executive Officer compensation comparators of Mr. Elliott, internal pay equity relative to our other executives and Mr. Mahoney's experience, potential and compensation package with his previous employer. For 2011, our Compensation Committee maintained the target short-term incentive award opportunity for Mr. Elliott, our then President and Chief Executive Officer, at 100% of his base salary. In determining the target award opportunity for Mr. Elliott, our Compensation Committee considered external Chief Executive Officer compensation comparators of our peer group companies and internal pay equity relative to our other executives.

  Company Performance Component.

        Metrics and Weightings.    For the Company performance component of our 2011 PIP, our Compensation Committee selected corporate level, business unit and regional/country performance metrics that reflected important Company financial and operational measures for the year. For 2011, our NEOs were aligned with corporate level metrics consisting of adjusted EPS with a 50% weighting, adjusted global net sales with a 25% weighting, and adjusted free cash flow with a 25% weighting. For a description of how we calculate these financial measures please see the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "2011 Performance Incentive Plan" beginning on page 70. Our Compensation Committee selected the weighting for each of these metrics to coincide with the Company's financial and operational performance priorities for 2011.

        Goals and Award Pool Funding Levels.    For 2011, our Compensation Committee set Company performance level goals for each of our corporate metrics to coincide with our 2011 financial plan. Each of our corporate metrics fund separately. The funding for each measure increases on a sliding scale (up to a maximum of 150% of target) as higher performance levels of adjusted global net sales, adjusted EPS and adjusted free cash flow are achieved by the Company.

        Under the 2011 PIP, the adjusted global net sales component of our corporate-level metrics had the following funding opportunities for the following Company performance levels against our goals for that metric:

Adj. Global Net Sales Performance Level	Adj. Global Net Sales Funding Level	Adj. Global Net Sales Achievement
Below 95%	0%	Below Threshold
95%	25%	Threshold
Above 95% to Less than 98%	+2.17% funding for every 0.1% performance	Below Target
98%	90%	Below Target
Above 98% to Less than 100%	+0.5% funding for every 0.1% performance	Below Target
100%	100%	Target
Above 100% to Less than 101%	+0.5% funding for every 0.1% performance	Exceeds Target
101%	105%	Exceeds Target
Above 101% to Less than 105%	+1.125% funding for every 0.1% performance	Exceeds Target
105% or Above	150%	Maximum

        Under the 2011 PIP, the adjusted EPS and adjusted free cash flow components of our corporate-level metrics had the following funding opportunities for the following Company performance levels against our goals for those metrics:

Adj. EPS and Adj. Free Cash Flow Performance Level	Adj. EPS and Adj. Free Cash Flow Funding Level	Adj. EPS and Adj. Free Cash Flow Achievement
Below 85%	0%	Below Threshold
85%	10%	Threshold
Above 85% to Less than 100%	+0.6% funding for every 0.1% performance	Below Target
100%	100%	Target
Above 100% to Less than 110%	+0.5% funding for every 0.1% performance	Exceeds Target
110% or Above	150%	Maximum

        Our Compensation Committee may decrease or eliminate 2011 PIP funding based on its determination of the Company's performance relative to our quality objectives and the performance of our quality systems. Our Compensation Committee considers quality objectives to be appropriate in emphasizing our commitment to continually improving and sustaining our quality systems, our quality compliance and product performance, thereby enhancing stockholder value.

        Company Performance Measured Against Goals.    For 2011, our actual adjusted global net sales was below our target level at 95.3% of plan and our adjusted EPS and adjusted free cash flow both exceeded our target levels at 121.1% and 115.1% of plan, respectively. As a result of Company performance of the corporate level metrics, our 2011 PIP would have funded corporate goals at 120.4% of target for the year. However, due to the application of a cap on corporate level funding discussed below, our 2011 PIP funded corporate goals at 100% of target for the year. In light of specified relief events and their impact on the actual performance of certain of our operating metrics as a percentage of plan, management recommended that targeted relief under the 2011 PIP be granted for the affected funding units other than corporate as those events were unforeseen and not predictable at the time goals were established for those metrics under the 2011 PIP and were deemed to not be indicative of the on-going operating performance of those funding units for purposes of the PIP. Management further recommended that corporate funding be capped at 100% of target due to the Company's overall performance for the year. In consideration of the foregoing, our Compensation Committee exercised its discretion under the PIP to: (i) grant relief for the impact of specified relief events on affected funding units other than corporate and establish a minimum funding of 50% for those affected funding units in an effort to more appropriately align PIP funding mechanics with our on-going operating performance and (ii) establish a cap on corporate level funding at 100% of the target for the year. The additional payout funded as a result of the targeted relief provided to the affected funding units was less than $3 million and was more than offset by the approximately $17 million of payout that was not funded as a result of the cap placed on corporate level funding.

        The table below depicts for 2011 our corporate level metrics, our actual performance as a percentage of plan for those metrics and whether that performance met the threshold, target or maximum levels of our corporate metrics — both with and without cap applied.

Adjusted Global Net Sales			Adjusted EPS			Adjusted Free Cash Flow
Plan ($ in Millions)	Actual as a % of Plan	Funding %	Plan	Actual as a % of Plan	Funding %	Plan ($ in Millions)	Actual as a % of Plan	Funding %	Total Corporate Funding
$7,870	95.3%	31.5%	$0.55	121.1%	150.0%	$1,093	115.1%	150.0%	120.4%
	(above threshold / below target)			(exceeds target)	(at maximum)		(exceeds target)	(at maximum)
Total Funding with Cap applied before Quality Metric Adjustment									100.0%
Quality Metric Adjustment									0.0%
Total									100.0%

For 2011, before application of the cap: (i) adjusted global net sales were at 95.3% of plan, which as depicted in the table above receives a funding level of 31.5%, and adjusted global net sales had a weighting of 25%; accordingly the weighted funding level for adjusted global net sales was 7.9% (representing 31.5% × 25%); (ii) adjusted free cash flow was at 115.1% of plan, which as depicted in the table above receives a funding level of 150.0%, and free cash flow had a weighting of 25%; accordingly the weighted funding level for free cash flow was 37.5% (representing 150.0% × 25%); and (iii) adjusted EPS was at 121.1% of plan, which as depicted in the table above receives a funding level of 150.0%, and adjusted EPS had a 50% weighting; accordingly the weighted funding level for adjusted EPS was 75% (representing 150.0% × 50%).

        As discussed above, the sum of the weighted funding levels for adjusted global net sales (7.9%), adjusted EPS (75%) and adjusted free cash flow (37.5%) would have resulted in a corporate funding level of 120.4% for 2011. However, as a result of the corporate level funding cap, our 2011 PIP funded corporate at 100% of target for the year. For 2011, performance of quality objectives had no impact on PIP funding.

        Individual Performance Component and 2011 PIP Awards Paid to Our NEOs.    After year end, individual performance is considered pursuant to the PADR process described in the "Performance Considerations" section on page 45. Based on the performance assessment, an individual performance percentage from 0% to 200% is applied as a multiplier to an executive's funded PIP award to obtain the executive's total award amount. Details regarding the individual performance incentive awards paid to our NEOs under our 2011 PIP are set forth in the table below.

Name	2011 Target Award	2011 Actual Award	Actual as % of Target*
William H. Kucheman(1)	$544,775	$560,000	103%
Jeffrey D. Capello	$410,550	$431,078	105%
Michael F. Mahoney(2)	$226,800	$238,140	105%
J. Raymond Elliott(3)	$1,128,373	$1,128,373	100%
Samuel R. Leno(4)	$528,000	$528,000	100%
Stephen F. Moreci(5)	$270,000	$270,000	100%

*
The percentages in this column represent the product of the funded corporate component (100%) and the NEO's individual performance percentage.

(1)
Mr. Kucheman became our Chief Executive Officer on October 17, 2011; his 2011 PIP award was prorated to reflect the salaries and target incentive rates associated with the two positions he held with the Company in 2011.

(2)
Mr. Mahoney joined the Company as our President on October 17, 2011; his 2011 PIP award was prorated to reflect the number of days he was employed by us in 2011. In addition, pursuant to his offer letter, as supplemented, Mr. Mahoney received a payment of $79,380, representing the additional amount he would have earned under the 2011 PIP had his start date not been delayed from September 21, 2011 to October 17, 2011.

(3)
Mr. Elliott retired as our President and Chief Executive Officer on October 17, 2011 and retired from the Company on December 31, 2011; his 2011 PIP award was prorated to reflect the salaries associated with the two positions he held with the Company in 2011.

(4)
Mr. Leno retired on December 31, 2011.

(5)
Mr. Moreci retired on December 31, 2011.

        Due primarily to their exceptional performance and leadership competencies, Mr. Kucheman's 2011 PIP award was 103% of his target award and each of Messrs. Capello's and Mahoney's 2011 PIP award was 105% of their respective target award. Their respective performance during 2011 exceeded the high expectations for them in their roles. Messrs. Elliott, Leno and Moreci retired from the Company effective December 31, 2011. Pursuant to the terms of Mr. Elliott's 2011 letter agreement, he was deemed eligible to receive a 2011 PIP award at his funded target, despite not being employed by the Company on the date the award was paid. In waiving this requirement for Mr. Elliott, our Compensation Committee considered his service to the Company and his decision to retire from the Company at year end to support the next phase of our Chief Executive Officer transition plan. In accordance with the terms of his 2009 offer letter, Mr. Elliott elected to have his entire 2011 PIP award granted in the form of fully vested DSUs payable on the fourth anniversary of issuance. The award equaled 179,677 DSUs which were valued at $6.28 per share (the closing price of our common stock on the PIP award determination date). Pursuant to the terms of the 2011 PIP, at the time of his retirement Mr. Leno was eligible to receive a 2011 PIP award at his funded target. Pursuant to the terms of the 2011 PIP, at the time of his retirement Mr. Moreci met the definition of retirement under the plan and was eligible to receive a 2011 PIP award at his funded target.

Long-Term Incentive Program

        General Overview.    Our Compensation Committee annually reviews the design of our Long-Term Incentive Program to help ensure that the program continues to support our executive compensation philosophy and core compensation program objectives. In setting the design for 2011, our Compensation Committee considered the existing mix of equity award opportunities to be appropriate to reinforce "pay for performance" and align the interests of our executives and their compensation with our business strategy and the long-term interests of our stockholders. Accordingly, our Compensation Committee maintained our 25% Company performance-based DSUs, 50% stock options and 25% service-based DSUs mix of equity award opportunities for our executives. For further discussion of the performance share program for our Company performance-based DSUs and the equity awards granted pursuant to our Long-Term Incentive Plans (LTIPs), please see the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables sections titled "2011 Performance Share Program" and "Long-Term Incentive Plans," respectively, beginning on page 71. The key features and objectives of the mix of equity awards for our NEOs' 2011 long-term equity incentive compensation are summarized in the table below.

Equity Vehicle	Key Features	Objectives
Company performance-based DSUs (25%)	Company performance-based DSUs represent an opportunity to receive shares of our common stock based on the TSR of our common stock compared to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index, of which we and 11 of our 13 peer group companies are a part

These awards typically vest upon satisfaction of both the performance criteria and the service criteria at the end of a three-year performance period
We do not pay dividends on unvested Company performance-based DSUs	Align executive compensation opportunity with our business strategy and the long-term interests of our stockholders
Reinforce "pay for performance" by directly linking the number of shares of our common stock to be issued under the award to the performance of our common stock TSR relative to the TSR of the common stock of industry-related companies
Stock options (50%)

Options represent the right to purchase shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant
These awards typically vest in four equal annual installments

Align executive compensation with the long-term interests of our stockholders
Reinforce "pay for performance" by linking the ultimate realizable value of the award to the performance of our stock price

Equity Vehicle	Key Features	Objectives
Service-based DSUs (25%)

Service-based DSUs represent the opportunity to receive shares of our common stock based on the performance of future service
These awards typically vest in five equal annual installments
We do not pay dividends on unvested service-based DSUs

Align executive compensation with the long-term interests of our stockholders
Reinforce "pay for performance" by linking the ultimate realizable value of the award to the performance of our stock price
Retain top talent and promote executive long-term share owner perspective in a share-efficient manner

        2011 Long-Term Incentive Awards for Our NEOs.    In general, our Compensation Committee targets long-term incentive award opportunities for our executives at levels consistent with the median market position relative to our peer group companies for comparable positions and scope of responsibilities. In determining the actual 2011 long-term equity incentive award amounts for our NEOs (other than our former Chief Executive Officer and President), our Compensation Committee also considered the executive's experience and scope of responsibilities, the value of the executive's previous two year's annual equity incentive awards and, as indicia of future performance potential, the executive's performance for the prior year determined under our PADR process. In February 2011, our Compensation Committee made long-term equity incentive awards to our NEOs in the following amounts:

Name	Target Company Performance-Based DSUs(1)	Options(1)	Service-Based DSUs(1)
William H. Kucheman	69,832	310,559	69,832
Jeffrey D. Capello	52,374	232,919	52,374
Michael F. Mahoney(2)	—	—	—
J. Raymond Elliott(3)(4)	—	—	—
Samuel R. Leno(3)(5)	69,832	310,559	69,832
Stephen F. Moreci(3)(5)	17,458	77,640	17,458

(1)
2011 Company performance-based DSUs, stock options and service-based DSUs were granted as of February 28, 2011; stock options had an exercise price of $7.16 per share (the closing price of our common stock on the date of grant).

(2)
Mr. Mahoney joined the Company as President on October 17, 2011.

(3)
Messrs. Elliott, Leno and Moreci retired from the Company on December 31, 2011.

(4)
The equity awards that Mr. Elliott received in 2009 and 2010 pursuant to his offer letter were intended to serve as inducement to become our President and Chief Executive Officer at the time and to approximate three years of annual equity awards; accordingly, no additional grants of equity-based awards were expected to be made to Mr. Elliott prior to the third anniversary of his hire date.

(5)
In connection with Messrs. Leno and Moreci's retirements their 2011 Company performance-based DSUs were canceled, as the required Company performance criteria had not been met.

        In May 2011, our Compensation Committee made an additional long-term equity incentive award to Mr. Capello in order to reposition his long-term incentive compensation competitively with the market. In November 2011, our Compensation Committee made a new hire long-term equity incentive award to Mr. Mahoney pursuant to his offer letter. In determining the size of his new hire equity award (combined with his new hire and promotional cash sign-on bonuses), our Compensation Committee placed substantial emphasis on their inducement value for Mr. Mahoney to become our President, taking into consideration the uncertain nature of his transition period as well as his short- and long-term incentive award opportunities with his previous employer. These equity awards were made in the following amounts:

Name	Target Company Performance-Based DSUs	Options	Service-Based DSUs
Jeffrey D. Capello(1)	—	79,872	36,179
Michael F. Mahoney(2)	—	—	1,708,346

(1)
Mr. Capello's stock options and service-based DSUs were granted as of May 12, 2011; his stock options had an exercise price of $6.91 per share (the closing price of our common stock on the date of grant).

(2)
Mr. Mahoney joined the Company as President on October 17, 2011; his service-based DSUs were granted as of November 1, 2011 pursuant to the terms of his offer letter.

Other Awards and Payments

        Pursuant to his offer letter, we provided Mr. Mahoney with a lump sum cash sign-on bonus of $1,500,000 (which he is required to remit back to the Company in the event he voluntarily terminates his employment with the Company not for good reason prior to the first anniversary of his hire date). In determining the size of his sign-on and promotion cash bonuses (combined with his new hire equity award), our Compensation Committee placed substantial emphasis on their inducement value for Mr. Mahoney to become our President, taking into consideration the uncertain nature of his transition period as well as his short- and long-term incentive award opportunities with his previous employer. In addition, pursuant to his offer letter, we paid Mr. Mahoney $69,231, representing the additional amount of salary he would have received, and $79,380, representing the additional amount of short-term incentive award he would have received under the 2011 PIP, had his start date not been delayed from September 21, 2011 to October 17, 2011. Further, pursuant to his offer letter, we reimbursed Mr. Mahoney $90,000 with respect to the legal fees incurred by him in connection with his offer letter and related documentation.

        Amounts paid or payable to Messrs. Leno and Moreci in connection with their retirement from the Company are reflected in Retirements Agreements we entered into with them, which are described under the heading "Other Post-Employment Arrangements" beginning on page 59; the footnotes to our Summary Compensation Table beginning on page 64; the narrative and footnotes to the Potential Payments Upon Termination or Change in Control tables beginning on page 81; and the narrative and footnotes to the Pension Benefits table beginning on page 78.

Future Chief Executive Officer Transition Payments

        Pursuant to his offer letter, Mr. Mahoney is entitled to receive a lump sum cash bonus of $750,000 within thirty days following his promotion to President and Chief Executive Officer (which he is required to remit back to the Company in the event he voluntarily terminates his employment with the Company prior to the first anniversary of his promotion date). In determining the size of his sign-on and promotion cash bonuses (combined with his new hire equity award), our Compensation Committee took into consideration the factors described above.

Primary Elements of Indirect Executive Compensation

        General Overview.    We also compensate our executives, including our NEOs, using indirect compensation, namely in the form of benefits and limited perquisites. Generally, our benefits and perquisites are targeted to be competitive relative to our peer group companies. The primary elements of and objectives for our NEOs' 2011 indirect compensation are summarized below.

        General Employee Benefits.    We provide employee benefits to eligible employees, including our NEOs, to promote personal health and wellbeing and to provide certain financial security and protection upon retirement or in the event of death, disability or illness. Our executive benefit program consists of the following key elements, which are generally the same as those provided to our other U.S. salaried employees: (i) health and welfare benefits based primarily on a preferred provider model with executives sharing approximately 20% of the cost; (ii) Company-paid term life insurance policies which provide a benefit equal to base salary, with a minimum benefit of $50,000 and a maximum benefit of up to $1 million payable upon death; and (iii) a qualified 401(k) retirement plan with a Company match of 6% of eligible salary up to $245,000 in 2011 resulting in a maximum possible match of $14,700. Company-paid term life insurance premium amounts (and related imputed income) and Company matches of 401(k) plan contributions for our NEOs in 2011 are reported in the footnotes to the Summary Compensation Table beginning on page 64.

        Deferred Bonus Plan.    We maintain a Deferred Bonus Plan for certain of our management, including our NEOs, in order to provide them with the opportunity to defer up to 75% of their annual award under our PIP until the earlier of termination of employment or an elected distribution date. Distributions under the plan are made in either lump sum payments or annual installments over a period of two to five years, as specified by the participant. None of our NEOs deferred any portion of their PIP award under the Deferred Bonus Plan in 2011. For additional discussion of the Deferred Bonus Plan, please see the narrative to the Nonqualified Deferred Compensation table on page 80.

        Global Relocation Program.    We provide tiered relocation benefits under our global relocation program to eligible employees, including our NEOs, who we request to move in connection with their current position or a promotion and for eligible new hires we require to move in connection with accepting a position with us. Our objectives in providing global relocation benefits are to attract and redeploy top talent. We provide "tax gross-ups" on applicable relocation benefits provided under our global relocation program, as we believe that this benefit is integral to the Company's ability to attract and retain employees whose skill or knowledge enhance the Company's competitive position. The executive tier of the program covers reasonable expenses associated with the move and certain relocation services to minimize the inconvenience and cost of moving, including as applicable, lump sum payments for temporary living, home search and miscellaneous expenses; new home search assistance; departure area home sales assistance; reimbursement of duplicative housing costs; moving household goods; reimbursement of final trip expenses to the new area; spousal/partner career assistance; and cost of living allowance for increases of at least eight percent in the cost of living from the previous residence location, paid as taxable income over four years in decreasing percentages. Under our global relocation program, participants are generally required to sign a reimbursement agreement that requires them to pay back expenses incurred by the Company for their relocation in the event that they voluntarily terminate their employment or are terminated for "cause" at a rate of 100% for termination within one year of the date on which payments were first made and 50% for termination within two years of the date on which payments were first made. NEO relocation benefits for 2011 are included in the footnotes to the Summary Compensation Table beginning on page 64.

        In addition to being eligible for the executive tier of our global relocation program, pursuant to his offer letter we are required to provide Mr. Mahoney with up to 18 months of temporary housing in the Boston area so long as he remains an employee of the Company and to the extent that he has not been promoted to our President and Chief Executive Officer. Mr. Mahoney signed a reimbursement agreement as a condition to his receipt of relocation benefits under his offer letter.

        Executive Allowance Program.    Historically, we provided a fixed cash allowance to eligible executives in lieu of providing specific perquisites similar to those provided by other companies to their executives. In connection with our continual evaluation of executive compensation best practices and the practices of our peer group companies, we froze the Executive Allowance Program for new participants in June 2011 and terminated the program effective December 31, 2011. As consideration for the termination of our Executive Allowance Program, in February 2012 our Compensation Committee granted 11,943 service-based DSUs (representing three times the annual fixed cash allowance for our executives on the date of grant) to those of our current executives who had participated in the program at December 31, 2011 and who signed an acknowledgment of the program termination. For 2011, we provided a fixed cash allowance of $25,000 (prorated for days of executive-level service during the year) to eligible executives under the Executive Allowance Program. As the program was frozen for new participants at the time Mr. Mahoney joined the Company as our President, he did not receive payments under the program in 2011. NEO Executive Allowance Program payments for 2011 are included in the footnotes to our Summary Compensation Table beginning on page 64.

        Personal Use of Aircraft.    Pursuant to Messrs. Kucheman's and Mahoney's offer letters, our Chief Executive Officer and our President are permitted reasonable personal use of our corporate aircraft up to $100,000 per annum in aggregate incremental cost to the Company. For 2011, Mr. Kucheman elected to forgo his personal use of our aircraft and instead, at Mr. Kucheman's recommendation, the Company elected to provide Veterans Airlift Command, a non-profit organization, with the ability to use our aircraft up to Mr.'s Kucheman's annual cap to provide free air transportation to wounded veterans and their families for medical and other compassionate purposes. Pursuant to Mr. Elliott's 2009 offer letter and 2011 letter agreement, he was permitted reasonable and customary personal use of our corporate aircraft for 2011. Our other executives are only permitted limited personal use of our corporate aircraft with prior approval. We do not provide gross-up payments to our executives in connection with their personal use of our corporate aircraft. The aggregate incremental cost to the Company (and disallowed tax deductions of the Company) for our NEOs' personal use of our corporate aircraft in 2011 is included in the footnotes to our Summary Compensation Table beginning on page 64.

Our Post-Employment and Change in Control Arrangements

Primary Elements of Post-Employment and Change in Control Arrangements

        General Overview.    We provide post-employment and change in control payments and benefits to our executives under certain circumstances. We believe that offering our executives these payments and benefits facilitates the operation of our business, allows them to better focus their time, attention and capabilities on our business, and assists the Company in recruiting and retaining key executives. Generally, our post-employment and change in control arrangements are targeted to be competitive relative to our peer group. The primary elements of and objectives for our NEOs' 2011 post-employment and change in control agreements are summarized below.

        Executive Retirement Plan.    Our executives are eligible to participate in our Executive Retirement Plan. The objectives of our Executive Retirement Plan are to provide a clear and consistent approach to managing retirement-eligible executive departures with a standard, mutually understood separation and post-employment relationship. The Executive Retirement Plan provides retiring executives with a lump sum benefit of 2.5 months of salary for each completed year of service, up to a maximum of 36 months' pay. The amount is payable in the first payroll period after the last day of the six-month period following retirement. Receipt of payment is conditioned upon the retiring executive entering into a separation agreement with the Company that includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company. To be eligible for benefits under the Executive Retirement Plan, an executive's age plus his or her years of service with the Company must total at least 65 years (provided that the executive is at least 55 years old and has been with the Company for at least five years). For further discussion of our Executive Retirement Plan, please see the narrative to our Pension Benefits table on page 78.

        Messrs. Elliott, Leno and Moreci retired from the Company effective December 31, 2011. At the time of his retirement as our President and Chief Executive Officer, Mr. Elliott was not eligible for benefits under our Executive Retirement Plan, or benefits equivalent to those he would have received under our Executive Retirement Plan (had he met the definition of retirement under that plan), as he did not meet the years of service requirement under his 2009 offer letter or the definition of retirement under our Executive Retirement Plan. At the time of his retirement, Mr. Leno was eligible for benefits equivalent to those he would have received under our Executive Retirement Plan (had he met the definition of retirement under that plan) as he had met the years of service requirement under his offer letter. At the time of his retirement, Mr. Moreci was eligible for benefits under our Executive Retirement Plan as he met the definition of retirement under that plan. Amounts paid or payable to Messrs. Leno and Moreci in connection with their retirement from the Company are reflected in Retirement Agreements we entered into with them which are described below in the section titled "Other Post-Employment Arrangements" beginning on page 59; the footnotes to our Summary Compensation Table beginning on page 64; the narrative and footnotes to the Potential Payments Upon Termination or Change in Control tables beginning on page 81; and the narrative and footnotes to the Pension Benefits table on page 78.

        Employee Severance Pay Plan.    We maintain severance plans for eligible employees, including certain of our NEOs, under which participants are entitled to receive certain severance payments, continued life insurance and subsidized COBRA health benefits for a specified period of time based on position level and classification and completed years with service to the Company and to receive outplacement services in the event of certain involuntary terminations. The payment of severance benefits under the plan are subject to the Company's receipt of a release of claims. Executives, including certain of our NEOs, who are eligible to receive payments under our Executive Retirement Plan or a Change in Control Agreement are not also eligible to receive payments and benefits under the Employee Severance Pay Plan. For further discussion of our Employee Severance Pay Plan, please see the Potential Payments Upon Termination or Change in Control section titled "Employee Severance Pay Plan" beginning on page 83.

        Consulting Arrangements.    The Executive Retirement Plan provides our Chief Executive Officer with the discretion to cause the Company to enter into consulting arrangements with retiring executives eligible to receive payments under that plan, including certain of our NEOs. The purpose of these consulting arrangements is to ensure smooth executive transitions, including prudent transfer of business knowledge as well as day-to-day project support, as needed. Our Compensation Committee approves consulting arrangements to be entered into by the Company outside of the Executive Retirement Plan with our former executives. In connection with their retirements on December 31, 2011, we entered into a consulting agreement with each of Messrs. Elliott and Moreci. Mr. Elliott's consulting agreement was entered into in December 2011 and provides that for a period of up to one year, we will pay Mr. Elliott for consulting services at a rate of $6,000 per day, or $3,000 per half day, such amounts not to exceed a maximum of $60,000. For any day on which Mr. Elliott renders services, he will be paid at a minimum the half day rate. The agreement also provides for the reimbursement of necessary and reasonable expenses, including travel expenses, and includes other terms and conditions, such as standard confidentiality provisions, customary for agreements of this nature. Mr. Moreci's consulting agreement was entered into in January 2012 and provides for a lump-sum payment of $72,000 to be paid no sooner than 180 days after his retirement date and no later than July 31, 2012 for an expected 30 days of consulting services over a one-year period. If we request additional services during the one-year period, we will pay Mr. Moreci $2,400 per day, or $1,200 per half day, for those services, not to exceed $100,000. The agreement also provides for the reimbursement of necessary and reasonable expenses, including travel expenses, and includes other terms and conditions, such as standard confidentiality provisions, customary for agreements of this nature.

        Other Post-Employment Arrangements.

        Samuel R. Leno.    Mr. Leno retired as our Executive Vice President and Chief Operations Officer on December 31, 2011. We entered into a Retirement Agreement with Mr. Leno to memorialize the payments and benefits he was entitled to as a result of his retirement and certain additional benefits approved by our Compensation Committee. His Retirement Agreement: (i) acknowledges that pursuant to the terms of Mr. Leno's offer letter, he was deemed eligible for benefits equivalent to those he would have received under our Executive Retirement Plan (had he met the definition of retirement under that plan) because he completed at least three years of service with the Company; (ii) acknowledges that pursuant to the terms of Mr. Leno's offer letter, he met the definition of retirement under the Company's LTIPs because he completed at least three years of service with the Company and as a result he was entitled to accelerated vesting of his outstanding unvested DSUs (other than his Company performance-based DSUs, which were forfeited due to not having met the performance criteria for vesting) and stock options, which included 69,832 service-based DSUs and 310,559 stock options granted to him in 2011 for which our Compensation Committee waived the one-year holding requirement in consideration of Mr. Leno's service to the Company and near completion of the holding period; (iii) acknowledges that under our 2011 PIP, Mr. Leno remained eligible to receive an award at his funded target; and (iv) includes a right to continued participation in the Company's health plans for a period of six months following retirement (a cost to the Company of approximately $5,369) that was approved by our Compensation Committee — his participation is on the same terms and conditions made available to employees generally, with the employee portion of his coverage to be deducted in lump sum from his Executive Retirement Plan equivalent payment described above. His Retirement Agreement also includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company. Further discussion of Mr. Leno's Retirement Agreement is included in the Potential Payments Upon Termination or Change in Control section titled "Other Arrangements" beginning on page 84.

        Stephen F. Moreci.    Mr. Moreci retired as our Senior Vice President, Global Sales Operations on December 31, 2011. We entered into a Retirement Agreement with Mr. Moreci to memorialize the payments and benefits he was entitled to as a result of his retirement and certain additional benefits approved by our Compensation Committee. His Retirement Agreement: (i) acknowledges that he met the definition of retirement under our Executive Retirement Plan and as a result was eligible for benefits under that plan; (ii) acknowledges that he met the definition of retirement under the Company's LTIPs and as a result he was entitled to accelerated vesting of his outstanding unvested DSUs (other than his Company performance-based DSUs, which were forfeited due to not having met the performance criteria for vesting) and stock options, which included 17,458 service-based DSUs and 77,640 stock options granted to him in 2011 for which our Compensation Committee waived the one-year holding requirement in consideration of Mr. Moreci's service to the Company and near completion of the holding period; (iii) acknowledges that Mr. Moreci met the definition of retirement under our 2011 PIP and as a result he remained eligible to receive an award at his funded target; and (iv) includes a right to continued participation in the Company's health plans for a period of 12 months following retirement (a cost to the Company of approximately $10,838) that was approved by our Compensation Committee — his participation is on the same terms and conditions made available to employees generally, with the employee portion of his coverage to be deducted in lump sum from his Executive Retirement Plan payment described above. His Retirement Agreement also includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company. Further discussion of Mr. Moreci's Retirement Agreement is included in the Potential Payments Upon Termination or Change in Control section titled "Other Arrangements" beginning on page 84.

        Change in Control Agreements.    We provide Change in Control Agreements to our executives, including our NEOs, and other key employees. The possibility of a change in control and the uncertainty that it may raise among our executives as to their continued employment after or in connection with a change in control may result in their departure or distraction. Our objective in providing Change in Control Agreements is to retain and encourage the continued attention and dedication of our executives during a potentially critical time, even if they fear that their position will be eliminated after or in connection with the change in control. Our Change in Control Agreements require both a change in control and termination without cause or resignation for good reason within two years after the change in control event, commonly referred to as a "double-trigger," for cash payments to be made under the agreement and vesting to be accelerated under the agreement for equity awards granted after 2009 where the surviving or acquiring entity substitutes or assumes outstanding equity awards. Our Change in Control Agreements include a release of claims as well as customary non-disclosure and non-solicitation clauses in favor of the Company. Executives, including our NEOs, who are eligible to receive payments under our Change in Control Agreements are not also eligible to receive payments and benefits under our Executive Retirement Plan. For further discussion of our Change in Control Agreements, please see the Potential Payments Upon Termination or Change in Control section titled "Change in Control Agreements" beginning on page 81. Potential payments to our NEOs under our Change in Control Agreements are included in the Potential Payments Upon Termination or Change in Control tables beginning on page 86.

        Other Plans and Arrangements Pursuant to Which a Change in Control and/or Termination of Employment Trigger Payments or Benefits.

        General Overview.    For a discussion of our other plans and arrangements under which a change in control and/or termination of employment triggers payments or benefits, please see the narrative to the Potential Payments Upon Termination or Change in Control tables beginning on page 81. Potential payments to our NEOs in 2011 under such plans or arrangements are included in the Potential Payments upon Termination or Change in Control tables beginning on page 86.

        Michael F. Mahoney.    Mr. Mahoney's offer letter provides him with certain payments and benefits in the event he terminates his employment for good reason or we terminate his employment without cause before he has been appointed as our President and Chief Executive Officer (in each case prior to the occurrence of a change in control event). In determining the trigger event for and size of his severance payments and benefits upon these employment termination events, our Compensation Committee placed substantial emphasis on the uncertain nature of his transition period. His offer letter also provides for accelerated vesting of Mr. Mahoney's new hire long-term equity incentive award in the event that we terminate his employment without cause after he has been appointed as our President and Chief Executive Officer (in such case prior to the occurrence of a change in control event). In determining the trigger event for and size of his severance payments upon this employment termination event, our Compensation Committee placed substantial emphasis on the fact that his new hire equity award was intended to approximate a buy-out value for Mr. Mahoney's unvested long-term equity incentive awards with his previous employer. Further discussion of Mr. Mahoney's offer letter and potential payments to Mr. Mahoney upon certain termination events pursuant thereto are included in the Potential Payments Upon Termination or Change in Control tables beginning on page 86.

Recovery of Short-Term Incentive Awards Policy

        Our Compensation Committee adopted a policy regarding the recovery or adjustment of PIP awards in the event relevant Company performance measures are restated in a manner that would have reduced the size of a previously granted award. Effective for PIP awards made on or after February 20,

2007 (the date the policy was adopted), to the extent permitted by applicable law, the Board will seek reimbursement of PIP awards paid to any executive in the event of a restatement of the Company's financial results that would have reduced the size of a previously granted award. In that event, we will seek to recover the amounts of the PIP award paid to the executives which are in excess of the amounts that would have been awarded based on the restated financial results.

Executive Stock Ownership Guidelines

        Our executives are required to have a significant personal investment in the Company through their ownership of shares of our common stock. The Board has adopted minimum stock ownership guidelines for executives, including our NEOs, in the following amounts:

  •
  Chief Executive Officer: 240,000 shares

  •
  President: 150,000 shares

  •
  Executive Vice Presidents: 75,000 shares

  •
  Senior Vice Presidents: 20,000 shares

        Each executive is expected to attain his or her ownership target within five years after February 20, 2007 (the date the guidelines were adopted) or such individual becomes an executive, whichever is later. All of our executives either currently meet our executive stock ownership guidelines or we expect that they will meet these guidelines within five years after becoming an executive. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis.

Prohibition on Hedging and Pledging Policy

        Our executives, including our NEOs, are prohibited from speculating in the Company's securities, engaging in transactions designed to "hedge" the value of our common stock and pledging their common stock as collateral for a loan. Executives appointed after December 31, 2010 must unwind pre-existing hedging or pledging arrangements within nine months of their appointment. Any pre-existing hedging or pledging arrangements of such executives will be disclosed at the time of their appointment in the Company's Form 8-K that discloses the appointment.

No Tax Gross-Ups (other than for Relocation Benefits)

        In 2009, the Company eliminated tax gross-ups(3) for its executives except for relocation benefits, which the Compensation Committee retained because the benefit generally applies to all employees eligible to receive relocation benefits, including our executives, and the Compensation Committee believes it is integral to the Company's ability to attract and redeploy employees whose skill or knowledge enhance the Company's competitive position.

Our Equity Award Grant Policy and Practices

        Under our Equity Award Grant Policy, grants of equity awards to our executives are approved and effective as follows:

  •
  Annual equity awards (if any) for our employees, including our executives, are generally approved by our Compensation Committee at a regularly scheduled meeting during an open trading window. Such awards are effective on the date of approval or, if approved during a closed window, on the first trading day of the next open trading window following approval.

(3)
In 2011 we paid one of our NEOs a $42 gross-up to cover certain tax obligations under a historic universal life insurance program since discontinued by the Company.

  •
  Promotion, retention and other special or ad hoc awards for our employees, including our executives, are generally approved by our Compensation Committee. Such awards are effective on the date of approval or, if approved during a closed trading window, on the first trading day of the next open trading window following approval.

  •
  New hire awards for executives are generally approved by our Compensation Committee effective on the first trading day of the month following both the date of hire and approval. New hire awards for non-executives are generally approved by the Chief Executive Officer (pursuant to authority delegated to him by our Compensation Committee). Such awards are effective on the first trading day of the month following both the date of hire and approval.

  •
  All stock options are granted with an exercise price equal to the closing price of our common stock on the date of grant.

Tax Considerations

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the company's chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer, employed by the Company at the end of the year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Generally, we have structured performance-based components of executive compensation in a manner intended to satisfy these requirements without negatively affecting our overall compensation strategy. Our 2000, 2003 and 2011 LTIPs incorporate provisions intended to comply with Section 162(m) of the Internal Revenue Code. While incentive awards under our PIP are generally considered performance-based awards under our LTIPs, which are stockholder approved plans, our Compensation Committee may make incentive awards or portions thereof that do not comply with Section 162(m) of the Internal Revenue Code.

Use of Non-GAAP Financial Measures

        The "Executive Summary" of our Compensation Discussion & Analysis contains certain non-GAAP financial measures. To supplement our consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, including adjusted net income (or adjusted earnings) and adjusted net income per share (or adjusted earnings per share) that exclude certain amounts. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles in the United States. The GAAP measure most directly comparable to adjusted net income (or adjusted earnings) is net income and the GAAP measure most directly comparable to adjusted net income per share (or adjusted earnings per share) is net income per share. Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in the Company's business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. Non-GAAP financial measures should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. The Company believes that providing this information better enables our stockholders to understand the Company's operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

RISK ASSESSMENT OF OUR COMPENSATION PROGRAMS

        With the assistance of the senior members of our Global Compensation and Benefits organization, certain senior executive officers and the Compensation Committee's independent compensation consultant, Cook & Co., the Compensation Committee reviewed a risk assessment of our compensation programs and policies to determine if the provisions and operations of our programs create undesired or unintentional risk of a material nature.

        Our risk assessment included two work streams — one focused on reviewing areas of enterprise risk and the other focused on identifying compensation design risk. Our enterprise risk analysis examined the types and magnitudes of risks our business areas present to the Company. Our compensation design risk analysis examined the potential risks in the design of our performance-based incentive compensation arrangements. As part of this assessment, we analyzed the mix of fixed and variable compensation; the mix of short- and long-term compensation; the mix of long-term equity incentives; performance metric mix, weighting, measurement, and payout timing, discretion and caps on short-term incentives; award size, vesting schedules and performance and other terms of long-term equity incentives; and other incentive opportunities and their features. We also analyzed our recovery of incentive awards policy, executive stock ownership guidelines and hedging and pledging prohibitions. Finally, we evaluated on a combined basis the results of the enterprise and compensation risk assessments, on a business-area-by-business-area basis.

        As a result of our analysis, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

        The Executive Compensation and Human Resources Committee of the Board of Directors (the Compensation Committee) of Boston Scientific has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

        This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Boston Scientific filing with the SEC, except to the extent that Boston Scientific specifically incorporates this Report by reference into another Boston Scientific filing.

THE COMPENSATION COMMITTEE

Ernest Mario, Chairman
Katharine T. Bartlett
Kristina M. Johnson

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009. For a narrative description of material factors helpful to facilitate an understanding of the information disclosed in the table below, please see the Compensation Discussion & Analysis beginning on page 38 and the narrative to this table beginning on page 70.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
William H. Kucheman(8)	2011	$630,754	$0	$1,266,054	$987,578	$560,000	$1,199,998	$44,695	$4,689,079
Chief Executive Officer	2010	$489,521	$50,000	$1,132,922	$1,027,220	$180,075	$255,000	$48,004	$3,182,742
	2009	—	—	—	—	—	—	—	—

Jeffrey D. Capello(8)	2011	$584,673	$0	$1,199,538	$990,681	$431,078	$111,523	$41,068	$3,358,561
Executive Vice President and	2010	$564,521	$0	$1,677,684	$2,725,987	$381,530	$104,101	$42,190	$5,496,013
Chief Financial Officer	2009	—	—	—	—	—	—	—	$—

Michael F. Mahoney(8)	2011	$187,397	$1,500,000	$9,532,571	$0	$238,140	$25,256	$303,771	$11,787,135
President	2010	—	—	—	—	—	—	—	—
	2009	—	—	—	—	—	—	—	—

J. Raymond Elliott*	2011	$1,128,373	$0	$0	$0	$1,128,373	$0	$399,151	$2,655,897
Former President and Chief	2010	$1,200,000	$0	$0	$2,078,914	$1,044,225	$218,384	$375,011	$4,916,534
Executive Officer	2009	$598,356	$1,500,000	$14,164,400	$15,232,000	$607,766	$102,276	$1,267,936	$33,472,734

Samuel R. Leno**	2011	$657,617	$0	$1,650,828	$1,748,447	$528,000	$169,353	$2,427,759	$7,182,004
Former Executive Vice President	2010	$642,534	$0	$1,503,422	$1,027,220	$501,344	$153,749	$118,588	$3,946,857
and Chief Operations Officer	2009	$625,000	$0	$250,000	$750,000	$420,938	$127,907	$95,877	$2,269,722

Stephen F. Moreci(8)**	2011	$448,800	$0	$412,707	$430,902	$270,000	$22,650	$1,690,080	$3,275,139
Former Senior Vice President,	2010	$440,601	$0	$424,854	$394,530	$253,710	$45,000	$69,791	$1,628,486
Global Sales Operations	2009	$427,450	$0	$0	$500,000	$283,827	$0	$402,128	$1,613,405

*
Mr. Elliott retired from his position as President and Chief Executive Officer of the Company effective October 17, 2011, and retired from his position as a Senior Advisor to the Company effective December 31, 2011.

**
Messrs. Leno and Moreci retired from the Company effective December 31, 2011.

(1)
Base salaries for our executive officers are generally effective for one year starting in late February of each year. The amounts listed in this column for 2011 reflect an amount calculated by prorating 2010 salaries from January 1, 2011 through February 2011 and 2011 salaries for the remainder of the year. These figures differ from those in the Compensation Discussion & Analysis, which lists amounts approved by the Compensation Committee for 2011. Mr. Mahoney's 2011 salary reflects a pro rata portion of his annualized salary of $900,000 that he received beginning on October 17, 2011 when he became our President. Messrs. Kucheman's and Elliott's 2011 salaries reflect a combination of the base salary earned for each of the roles they served during 2011. As our Executive Vice President and President, Cardiology, Rhythm and Vascular Group, Mr. Kucheman received an annualized salary of $500,000 from January 2011 to February 2011, when he received a merit-based salary increase to $575,000. Mr. Kucheman received such increased salary until October 17, 2011, when his salary was increased to $900,000 pursuant to the terms of his 2011 offer letter effective on the date he became our interim Chief Executive Officer. Mr. Elliott received an annualized salary of $1,200,000 as President and Chief Executive Officer until October 17, 2011, when such amount decreased to $856,000 per annum pursuant to the terms of his 2011 letter agreement effective on the date he began his position as Senior Advisor.

(2)
Amounts in this column reflect cash bonuses paid to our NEOs other than pursuant to our 2011 PIP. The 2011 amount in this column for Mr. Mahoney reflects the $1,500,000 lump sum sign-on bonus he received in connection with becoming our President. If Mr. Mahoney voluntary terminates his employment (not for good reason) prior to October 17, 2012, the first anniversary of his hire date, he is required to remit back to the Company his sign-on bonus. The 2009 amount in this column for Mr. Elliott reflects a sign-on bonus Mr. Elliott received in connection with becoming our President and Chief Executive Officer at that time.

(3)
The amounts included in the "Stock Awards" column represent the aggregate grant date fair value of all service-based and Company performance-based DSUs granted in 2011, 2010 and 2009. These values have been determined in accordance with FASB ASC Topic 718. Mr. Mahoney's 2011 award represents a one-time award of service-based DSUs he received in connection with becoming our President. The 2011 awards made to our NEOs (excluding Mr. Mahoney) include Company performance-based DSUs, the attainment of which is based on the TSR of our common stock compared to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index and is measured in three annual performance cycles. These awards were granted pursuant to our 2011 Performance Share Program (2011 PSP). For additional information with respect to these Company performance-based DSUs, including the vesting thereof, please see the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "2011 Performance Share Program" beginning on page 71.

  We determined the fair value of the Company performance-based DSUs using a Monte Carlo simulation methodology, utilizing the following assumptions:

Stock price on date of grant	$7.16
Risk-free rate	1.10%
Measurement period (in years)	3

  The values of the Company performance-based DSUs at the grant date when assuming the highest level of performance conditions will be achieved are as follows: $1,991,748 for Mr. Kucheman's award, $1,493,811 for Mr. Capello's awards, $1,991,748 for Mr. Leno's award and $497,937 for Mr. Moreci's award. Messrs. Mahoney and Elliott did not receive a Company performance-based DSU grant in 2011. In addition, in connection with their retirement, Messrs. Leno and Moreci forfeited 137,308 and 42,762 outstanding Company performance-based DSUs (at target), respectively, as the required Company performance criteria for these awards were not met. Such awards were granted pursuant to our 2010 and 2011 PSPs.

  Mr. Elliott's 2009 awards include an opportunity to receive up to 1,250,000 shares of common stock based on the performance of the Company's common stock, the attainment of which was subject to his continued employment and our stock reaching specified prices prior to December 31, 2012. In connection with his retirement from the Company effective December 31, 2011, 1,416,667 of Mr. Elliott's outstanding DSUs (including the aforementioned 1,250,000 Company performance-based DSUs) were canceled, as the required continued employment and Company performance criteria for these awards were not met.

  The amount in this column does not reflect a grant of 145,841 DSUs awarded to Mr. Elliott on February 28, 2011 pursuant to his election, under the terms of his 2009 offer letter, to receive his 2010 PIP award in DSUs. This amount appears in the "Non-Equity Incentive Plan Compensation" column for 2010 and is further discussed in footnote five hereto. For more information regarding the stock awards we granted in 2011, please see the Grants of Plan Based Awards table on page 68.

  We value service-based DSUs as of the closing market price of shares of our common stock on the date of grant. For Messrs. Leno and Moreci, such amounts include the value of 69,832 service-based DSUs and 17,458 service-based DSUs granted in 2011, respectively, for which the Compensation Committee, on October 24, 2011, waived the one-year holding requirement in connection with Messrs. Leno's and Moreci's retirement from the Company. The amounts for these awards of $884,771 for Mr. Leno and $221,193 for Mr. Moreci include both the value on the date of grant and the incremental value, on October 24, 2011, associated with the awards as a result of their modification.

  For a more detailed description of the assumptions used in determining grant date fair values of DSUs granted in 2011, 2010 and 2009, please see Note M—Stock Ownership Plans to our 2011 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2011.

(4)
The amount included in the "Option Awards" column represents the aggregate grant date fair value of all stock options granted during 2011, 2010 and 2009. These values have been determined in accordance with FASB ASC Topic 718. For stock option valuations, we use the Black-Scholes option-pricing model to calculate the grant date fair value. We use our historical and implied volatility as a basis to estimate expected volatility in our valuation of stock options. We estimate the expected term of our options using historical exercise and forfeiture data. We use yield rates on U.S. Treasury securities for a period approximating the expected term of the award to estimate the risk-free interest rate in our grant date fair value assessment. We have assumed an expected dividend yield of zero in our grant date fair value assessment because we have not historically paid dividends to our stockholders and currently do not intend to pay dividends. The assumptions underlying the Black-Scholes valuation model involve management's best estimates. For a more detailed description of the assumptions used for purposes of determining grant date fair value of stock options granted in 2011, 2010 and 2009, please see Note M—Stock Ownership Plans to our 2011 consolidated financial statements included in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2011.

  The amount in this column for Mr. Elliott in 2010 includes an option to purchase 600,000 shares of common stock, vesting in four equal annual increments beginning on February 23, 2011 (the first anniversary of the date of grant), awarded pursuant to his 2009 offer letter. In connection with his retirement from the Company effective December 31, 2011, all of Mr. Elliott's 2,153,261 outstanding unvested options were canceled, as the vesting criteria had not yet been met.

  For Messrs. Leno and Moreci, such amounts represent the value of 310,559 options and 77,640 options granted in 2011, respectively, for which the Compensation Committee, on October 24, 2011, waived the one-year holding requirement in connection with Messrs. Leno and Moreci's retirement from the Company. The amounts for these awards for Messrs. Leno and Moreci include both the value on the date of grant and the incremental value, on October 24, 2011, associated with the awards as a result of their modification, in each case, calculated in accordance with FASB ASC Topic 718.

  For more information regarding the stock option awards we granted in 2011, please see the Grants of Plan Based Awards table on page 68.

(5)
Amounts in the "Non-Equity Incentive Plan Compensation" column represent payments made under our PIP to our NEOs in February of the year following the fiscal year to which the payment relates. Other than Mr. Elliott's, our NEOs' PIP awards were made as cash payments. Pursuant to his 2011 offer letter and in connection with his becoming our Chief Executive Officer effective October 17, 2011, Mr. Kucheman's annual target incentive was increased from 70% to 120% of his base salary, which increased from $575,000 to $900,000. As a result, Mr. Kucheman's 2011 PIP award was prorated to reflect the salaries and PIP target incentives associated with the two positions he held with the Company in 2011. Pursuant to Mr. Mahoney's offer letter, his 2011 PIP award was prorated to reflect his becoming our President on October 17, 2011. Pursuant to Mr. Elliott's 2009 offer letter, in 2009, 2010 and 2011, he received his PIP award in the form of fully vested DSUs valued at the closing price of our common stock on the PIP award determination date and payable on the fourth anniversary of issuance. Mr. Elliott's 2011 PIP award was $1,128,373 and the number of DSUs granted to him (179,677 DSUs) was determined by using the closing price of our common stock on the date of grant, February 27, 2012, or $6.28 per share. Mr. Elliott's 2010 PIP award was $1,044,225 and the number of DSUs granted to him (145,841 DSUs) was determined by using the closing price of our common stock on the date of grant, February 28, 2011, or $7.16 per share. Mr. Elliott's 2009 PIP award was $607,766 and the number of DSUs granted to him (78,421 DSUs) was determined by using the closing price of our common stock on the date of grant, February 23, 2010, or $7.75 per share.

  Under the 2011 PIP, participants generally must be employed by us on the date payments are made to be eligible for their incentive award. However, in the event of certain involuntary terminations without cause, death or "retirement," participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate. Pursuant to the terms of the PIP, upon his retirement Mr. Leno was eligible to receive an award under the plan at his funded target rate (80% of his annual base salary). Upon the date of his retirement, Mr. Moreci met the definition of retirement under the PIP and was eligible to receive his 2011 PIP award at his funded target rate (60% of his annual base salary). Pursuant to Mr. Elliott's 2011 letter agreement, he was deemed eligible to receive his 2011 PIP award at his funded target rate (100% of his annual base salary) prorated to reflect his salary as Senior Advisor for part of 2011. Mr. Elliott received his 2011 PIP award in DSUs pursuant to his election under the terms of his 2009 offer letter.

  For further information regarding the 2011 PIP awards, please see the Compensation Discussion & Analysis section titled "Short-Term Performance Incentive Plan" beginning on page 48 and the narrative to this table beginning on page 70.

(6)
The amounts shown in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column reflect the change in the actuarial present value of the accumulated benefit under our Executive Retirement Plan for each fiscal year end as compared to the prior fiscal year end. Upon his retirement as our President and Chief Executive Officer on October 17, 2011, Mr. Elliott was no longer eligible to participate in our Executive Retirement Plan. Because Mr. Elliott had not met the retirement criteria prescribed by the plan or his 2009 offer letter on October 17, 2011, he did not receive any benefits pursuant to this plan or amounts equivalent to such benefits pursuant to his 2009 offer letter. Please see the narrative and footnotes to the Pension Benefits table beginning on page 78 for more information regarding the accrued benefits for each NEO under this plan. Amounts reflected in the Nonqualified Deferred Compensation table on page 80 are not included in this column since the earnings for our 401(k) Excess Benefit Plan were neither above market nor preferential.

(7)
The amounts shown for 2011 in the "All Other Compensation" column are comprised of the following components:

Name	Match (401(k) Plan) (a)	Executive Allowance (b)	Personal Use of Aircraft (c)	Term Life Insurance (d)	Other Life Insurance Premium (e)	Relocation (f)	Payments Upon Termination (g)	Certain Other Payments (h)	Total All Other Compensation
William H. Kucheman	$14,700	$25,000	$0	$4,995	$0	$0	$0	$0	$44,695
Jeffrey D. Capello	$14,700	$25,000	$0	$1,368	$0	$0	$0	$0	$41,068
Michael F. Mahoney	$0	$0	$0	$360	$0	$64,800	$0	$238,611	$303,771
J. Raymond Elliott	$14,700	$20,833	$153,444	$7,550	$0	$70,932	$0	$131,692	$399,151
Samuel R. Leno	$14,700	$25,000	$14,010	$9,485	$0	$5,988	$2,257,038	$101,538	$2,427,759
Stephen F. Moreci	$14,700	$25,000	$0	$3,488	$26,717	$0	$1,594,213	$25,962	$1,690,080

  (a)
  The amounts shown in this column represent matching contributions made by the Company for each NEO under our 401(k) Retirement Savings Plan. All individual and matching contributions to the 401(k) Retirement Savings Plan are fully vested upon contribution.

  (b)
  Our Executive Allowance Program was frozen to new participants effective June 2011 and terminated effective December 31, 2011. Pursuant to this plan, we provided a cash allowance to eligible executives in lieu of perquisites typically provided by other companies, such as company cars, healthcare costs not otherwise covered, or tax planning services, which we do not provide to our executives. Under this plan, our executive officers received $25,000 per year, which was not specifically allocated to any particular item and they were entitled to spend it in their discretion. Mr. Elliott's amount was prorated because he retired as our President and Chief Executive Officer in October 2011 and Mr. Mahoney was not eligible to participate in the plan, as he did not become an executive officer of the Company until after June 2011 when the plan was frozen to new participants. For additional information about our Executive Allowance Plan and its termination, please see the Compensation Discussion & Analysis section titled "Executive Allowance Program" on page 57.

  (c)
  The amounts reflected in the "Personal Use of Corporate Aircraft" column represent the incremental costs to us for Messrs. Elliott's and Leno's personal use of our corporate aircraft. We calculate the incremental cost to us by dividing the total annual variable operating costs for the corporate aircraft by the number of in-flight hours during year. The resulting dollar per hour amount is then multiplied by the number of hours flown for personal use of the aircraft by the executive during the year. Our corporate aircraft are used predominately for business travel. Therefore, we do not include the fixed operating costs, such as pilot salary, general taxes and insurance, in the incremental cost calculation. Incremental cost also does not include amounts attributable to the NEO for increased income taxes we incurred in 2011 as a result of disallowed deductions related to personal use under Internal Revenue Service rules. For 2011, the reflected amounts exclude $215,298 of disallowed deduction attributable to Mr. Elliott and $9,030 of disallowed deduction attributable to Mr. Leno for personal use of the aircraft by them and certain family members during the year. Executives are taxed on the imputed income attributable to personal use of the corporate aircraft and do not receive tax assistance from the Company with respect to these amounts.

  Pursuant to Messrs. Kucheman's and Mahoney's offer letters, our Chief Executive Officer and our President, respectively, are permitted reasonable personal use of our corporate aircraft up to $100,000 per annum in aggregate incremental cost to the Company. Neither Mr. Kucheman nor Mr. Mahoney used our corporate aircraft for personal use in 2011.

  (d)
  Amounts in the "Term Life Insurance" column consist of premiums and the imputed income for Company-paid term life insurance attributable to our NEOs. For Messrs. Kucheman, Capello, Mahoney, Elliott, Leno and Moreci, the premium paid was $449, $421, $125, $700, $474 and $324, respectively.

  (e)
  The amount in the "Other Life Insurance Premium" column represents the amount paid to Mr. Moreci in 2011 to fund premiums for universal life insurance and related imputed income under a historic program since discontinued by the Company. The amount includes a $42 gross-up to cover certain related tax obligations pursuant to such historic program.

  (f)
  Amounts in the "Relocation" column represent relocation costs and a cost of living allowance paid to Messrs. Mahoney, Elliott and Leno pursuant to our global relocation program and their respective offer letters. For Mr. Mahoney, amounts in this column represent relocation and temporary housing costs associated with his becoming our President effective October 17, 2011 pursuant to our global relocation program and his offer letter. For Messrs. Elliott and Leno, amounts in this column represent a cost of living allowance paid in connection with their moves to Massachusetts and for Mr. Elliott, also include certain costs associated with the sale of his home pursuant to his 2009 offer letter. For additional information about our global relocation program, please see the Compensation Discussion & Analysis section titled "Global Relocation Program" beginning on page 56.

  (g)
  These amounts represent the payments made to Messrs. Leno and Moreci in connection with their retirement on December 31, 2011 pursuant to their Retirement Agreements, as follows:

  Mr. Leno retired as our Executive Vice President and Chief Operations Officer on December 31, 2011. Pursuant to the terms of his 2007 offer letter, Mr. Leno was deemed eligible for benefits equivalent to those he would receive under our Executive Retirement Plan because he completed at least three years of service with the Company. As a result, Mr. Leno will receive a lump sum payment of $629,110 in July 2012. In addition, Mr. Leno's retirement triggered the accelerated vesting of his 303,850 outstanding DSUs (other than Company performance-based DSUs, which were forfeited as the required Company performance criteria for these awards were not met), the value of which was equal to $1,622,559 (representing the total number of accelerated DSUs multiplied by $5.34, the closing price of our common stock on December 30, 2011, the last trading day prior to Mr. Leno's retirement). The accelerated value of the DSUs includes 69,832 service-based DSUs granted to Mr. Leno in 2011, for which the Compensation Committee waived the one-year holding requirement. The grant date fair value and the incremental value associated with the modification of these awards of $884,771 is included in the "Stock Award" column of the Summary Compensation Table for Mr. Leno in

    2011 and the retirement date fair value of $372,903 for these DSUs is included in the $1,622,559 aggregate retirement date fair value of the total accelerated DSUs. Mr. Leno's retirement also triggered the accelerated vesting of his 762,313 outstanding unvested stock options, the retirement date value of which was $0, as the exercise price of each accelerated option was greater than or equal to $5.34 (the closing price of our common stock on December 30, 2011, the last trading day prior to Mr. Leno's retirement). The accelerated options include 310,559 options granted to Mr. Leno in 2011, for which the Compensation Committee waived the one-year holding requirement.
    Mr. Moreci was retirement-eligible when he retired as Senior Vice President, Global Sales Operations on December 31, 2011. As a result, Mr. Moreci will receive a lump sum payment of $1,350,060 in July 2012 pursuant to our Executive Retirement Plan. In addition, Mr. Moreci's retirement triggered the accelerated vesting of his 43,692 outstanding DSUs (other than Company performance-based DSUs, which were forfeited as the required Company performance criteria for these awards were not met), the value of which was equal to $233,315 (representing the total number of accelerated DSUs multiplied by $5.34, the closing price of our common stock on December 30, 2011, the last trading day prior to Mr. Moreci's retirement). The accelerated value of these DSUs includes 17,458 service-based DSUs granted to Mr. Moreci in 2011, for which the Compensation Committee waived the one-year holding requirement. The grant date fair value and the incremental value associated with the modification of these awards of $221,193 is included in the "Stock Award" column of the Summary Compensation Table for Mr. Moreci in 2011 and the retirement date fair value of $93,226 for these DSUs is included in the $233,315 aggregate retirement date fair value of the total accelerated DSUs. Mr. Moreci's retirement also triggered the accelerated vesting of his 266,424 outstanding unvested stock options, the retirement date value of which was $0, as the exercise price of each accelerated option was greater than or equal to $5.34 (the closing price of our common stock on December 30, 2011, the last trading day prior to Mr. Moreci's retirement). The accelerated options include 77,640 options granted to Mr. Moreci in 2011, for which the Compensation Committee waived the one-year holding requirement.
    In addition, amounts include $5,369 for Mr. Leno reflecting the expense of six months of health and dental benefits continuation and $10,838 for Mr. Moreci reflecting the expense of 12 months of health and dental benefits continuation. In each case, such benefits are being provided pursuant to the terms of Messrs. Leno's and Moreci's retirement agreements.
    For additional information about Messrs. Leno's and Moreci's Retirement Agreements, please see the Potential Payments Upon Termination or Change in Control section titled "    Other Arrangements" beginning on page 84.

  (h)
  The amount for Mr. Mahoney includes $90,000 for reimbursement of legal fees incurred by Mr. Mahoney in connection with his offer letter and related documentation, as well as $69,231, representing additional amount of salary he would have received, and $79,380, representing the additional amount of short-term incentive award he would have received under the 2011 PIP, in each case, had his start date not been delayed from September 21, 2011 to October 17, 2011. In each case, such amounts were paid to Mr. Mahoney pursuant to the terms of his offer letter. Amounts for Messrs. Elliott, Leno and Moreci represent payments made for accrued vacation not taken prior to their retirement on December 31, 2011.

(8)
These executive officers were either not employed by the Company, in the case of Mr. Mahoney, or not an NEO, in the case of Messrs. Capello and Kucheman, for certain of the three fiscal years reported in this table. In accordance with SEC rules, we are reporting data only for the fiscal years in which these executive officers were NEOs (except for Mr. Moreci). Mr. Moreci was not an NEO in fiscal year 2010 but was an NEO in fiscal year 2009. In accordance with SEC guidance, data for each of the three fiscal years reported in this table has been provided for Mr. Moreci.

GRANTS OF PLAN-BASED AWARDS

        The table below presents information regarding awards under the Company's 2011 Performance Incentive Plan, 2011 Performance Share Program and 2003 and 2011 Long-Term Incentive Plans during the fiscal year ended December 31, 2011. For a narrative description of material factors helpful for an understanding of the information in the table below, please see the Compensation Discussion & Analysis beginning on page 38 and the narrative to this table beginning on page 70.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William H. Kucheman			$0	$544,775	$1,021,453
	2/28/2011	(5)				34,916	69,832	181,563				$766,057
	2/28/2011	(5)							69,832			$499,997
	2/28/2011	(5)								310,559	$7.16	$987,578
Jeffrey D. Capello			$0	$410,550	$769,781
	2/28/2011	(5)				26,187	52,374	136,172				$574,543
	2/28/2011	(5)							52,374			$374,998
	2/28/2011	(5)								232,919	$7.16	$740,682
	5/12/2011	(6)							36,179			$249,997
	5/12/2011	(6)								79,872	$6.91	$249,999
Michael F. Mahoney(7)			$0	$226,800	$425,250
	11/1/2011	(8)							1,708,346			$9,532,571
J. Raymond Elliott(9)			$0	$1,128,373	$1,128,373
	2/28/2011	(10)							145,841			$1,044,222
Samuel R. Leno(9)			$0	$528,000	$528,000
	2/28/2011	(5)				34,916	69,832	181,563				$766,057
	2/28/2011	(5)							69,832			$884,771
	2/28/2011	(5)								310,559	$7.16	$1,748,447
Stephen F. Moreci(9)			$0	$270,000	$270,000
	2/28/2011	(5)				8,729	17,458	45,391				$191,514
	2/28/2011	(5)							17,458			$221,193
	2/28/2011	(5)								77,640	$7.16	$430,902

(1)
The amounts in these columns reflect threshold, target and maximum payouts under the 2011 PIP. Payouts to our NEOs would not be made under the 2011 PIP if the Company fails to achieve its threshold Company performance metric goals under the 2011 PIP, therefore the threshold is $0. The maximum possible payout under the 2011 PIP is 187.5% of the target payout. The actual amount earned by each NEO under the 2011 PIP is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. For additional information about our 2011 PIP and a discussion of how these amounts are determined, please see the Compensation Discussion & Analysis section titled "Short-Term Performance Incentive Plan" beginning on page 48 and the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards tables section titled "2011 Performance Incentive Plan" beginning on page 70.

(2)
The amounts in these columns reflect threshold, target and maximum share issuance under the 2011 PSP. In February 2011, our NEOs (other than Messrs. Mahoney and Elliott) were awarded Company performance-based DSUs under our 2011 PSP. The threshold award level represents the minimum share issuance for each award and, pursuant to the 2011 PSP, is 50% of the Company performance-based DSUs awarded under the plan. The maximum share issuance for each award under the 2011 PSP is 260% of the DSUs awarded thereunder. In connection with their retirement, Messrs. Leno and Moreci forfeited their Company performance-based DSUs, as the required Company performance criteria for these awards were not met. For additional information about our 2011 PSP and a discussion of how these amounts are determined, please see the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "2011 Performance Share Program" beginning on page 71.

(3)
The amounts in these columns reflect the number of service-based DSUs and stock options granted under our 2003 and 2011 LTIPs during 2011. These awards are also described in the Outstanding Equity Awards at Fiscal Year-End table on page 75. In connection with Messrs. Leno's and Moreci's retirement from the Company effective December 31, 2011, the Compensation Committee waived the one-year holding requirement with respect to the service-based DSUs and stock options granted to them in 2011 and all such awards vested in full upon their retirement.

(4)
The amounts in this column have been determined in accordance with FASB ASC Topic 718. Stock option awards are valued using the Black-Scholes option-pricing model. The fair value of service-based DSUs is equal to the closing market price of our common stock on the date of grant and the fair value of Company performance-based DSUs is determined using a Monte Carlo simulation. The fair market value of each award as of the grant date so determined is applied to the number of options/units awarded to derive the total grant date fair value reported in this column. The reported value of Mr. Leno's grants of 69,832 service-based DSUs and 310,559 stock options includes both the value on the date of grant and the incremental value associated with the Compensation Committee's waiver of the one-year holding requirement for such awards on October 24, 2011 in connection with Mr. Leno's retirement from the Company. The reported value of Mr. Moreci's grants of 17,458 service-based DSUs and 77,640 stock options includes both the value on the date of grant and the incremental value associated with the Compensation Committee's waiver of the one-year holding requirement for such awards on October 24, 2011 in connection with Mr. Moreci's retirement from the Company.

(5)
These awards were granted as part of our annual merit review process and awarded pursuant to our 2003 LTIP.

(6)
These awards were granted to reposition Mr. Capello's long-term incentive compensation competitively with the market and awarded pursuant to our 2003 LTIP.

(7)
Pursuant to Mr. Mahoney's offer letter, his 2011 PIP award is prorated to reflect his October 17, 2011 start date and is subject to plan funding.

(8)
This award of service-based DSUs was granted under our 2011 LTIP on November 1, 2011, pursuant to the terms of Mr. Mahoney's offer letter.

(9)
Upon the date of his retirement, Mr. Moreci met the definition of retirement under the PIP and was eligible to receive his 2011 PIP award at his funded target rate (60% of his annual base salary). Further, pursuant to the terms of the PIP, upon his retirement Mr. Leno was eligible to receive an award under the plan at his funded target rate (80% of his annual base salary). Pursuant to Mr. Elliott's 2011 letter agreement, he was deemed eligible to receive his 2011 PIP award at his funded target rate (100% of his annual base salary) prorated to reflect his salary as Senior Advisor for part of 2011. For a discussion of the payments and benefits payable to Messrs. Elliott, Leno and Moreci in connection with their retirement, please see the narrative and footnotes to the Potential Payments Upon Termination or Change in Control tables beginning on page 81.

(10)
Pursuant to the terms of his 2009 offer letter, Mr. Elliott elected to receive his 2010 PIP award in DSUs which were fully vested upon grant and payable on the fourth anniversary of grant. Mr. Elliott's 2010 PIP award was $1,044,225. Because no fractional shares were granted, the grant date fair value of the DSUs granted to him (145,841 DSUs), which was determined using the closing price of our common stock on the date of grant, February 28, 2011, or $7.16 per share, equaled $1,044,222. Please also see Footnote 5 to the Summary Compensation Table beginning on page 65.

Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables

        The following provides information about the terms of our 2011 Performance Incentive Plan, 2011 Performance Share Program and our Long-Term Incentive Plans, pursuant to which our NEOs were awarded short- and long-term incentive compensation, as applicable and detailed in the tables above. For additional information regarding the application of these plans to our NEOs in 2011, please see the Compensation Discussion & Analysis beginning on page 38.

2011 Performance Incentive Plan

        Overview.    The purpose of our 2011 PIP is to align the interest of our employees with our business strategy and quality objectives by linking short-term incentive awards to both Company performance against key financial and operational metric goals and individual performance. For 2011, our Compensation Committee maintained the weighting of the Company performance component of our PIP at 75% and individual performance component at 25% to emphasize team performance and incent achievement of the Company performance goals. The plan year for our 2011 PIP ran from January 1, 2011 to December 31, 2011. Generally all U.S. salaried employees not eligible for commissions under sales compensation plans, including our NEOs, and certain international and expatriate/inpatriate employees selected for participation are eligible to participate in our 2011 PIP, provided they have a least two full months of service during the plan year. Participants generally must be employed with us on the date payments are made in order to receive awards under the plan. However, in the event of certain involuntary terminations without cause, death or "retirement," participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate. Participants who have at least two months of eligibility but less than a full year similarly may receive awards under the 2011 PIP on a prorated basis.

        Target Incentive Award Opportunity.    Each participant is provided with a target incentive award opportunity under the 2011 PIP expressed as a percentage of his or her base salary. For a discussion of the 2011 target incentive award opportunities for our NEOs, please see the Compensation Discussion & Analysis section titled "Target Incentive Award Opportunity" on page 49.

  Company Performance Component.

        Metrics and Weighting.    For the Company performance component of our 2011 PIP, our Compensation Committee selected performance metrics for corporate, global operations and each participating business, regional and country unit under the plan (each, a participating unit) that reflected important Company financial and operational measures for the year. However, for 2011 executive committee members leading business units could elect to have their respective business unit award pools fund based on Company performance measured against corporate level metrics in order to permit a stronger emphasis on the Company's performance as a whole. Our corporate and global operations performance metrics consist of adjusted EPS with a 50% weighting, adjusted global net sales with a 25% weighting, and adjusted free cash flow with a 25% weighting. Our business, regional and country unit performance metrics generally consist of adjusted net sales with a 50% weighting, adjusted operating income with a 40% weighting, days sales outstanding with a 5% weighting and days inventory on hand with a 5% weighting.

        Metrics Defined.    For purposes of our 2011 PIP: (i) adjusted EPS equals adjusted net income divided by weighted average shares outstanding for the performance period (adjusted net income equals GAAP net income excluding goodwill and intangible asset impairment charges, acquisition- and divestiture-related charges, restructuring expenses, certain tax-related items, certain litigation items and amortization expenses, which are either non-operational or which we do not believe are indicative of our on-going operating performance); (ii) adjusted sales metrics are calculated at constant currency rates rather than actual currency rates in order to take currency fluctuation out of the measure;

(iii) adjusted free cash flow equals reported operating cash flow less capital expenditures and excludes net cash flows associated with certain significant and unusual litigation-, acquisition-, divestiture-, restructuring- and tax-related items, which we do not believe are indicative of our on-going operating performance; (iv) adjusted operating income equals GAAP net income excluding goodwill and intangible asset impairment charges, acquisition- and divestiture-related charges, restructuring expenses, certain tax-related items, certain litigation items and amortization expenses, which are either non-operational or which we do not believe are indicative of our on-going operating performance; (v) days sales outstanding measures how many days of the sales that accounts receivables represents for a business unit based on the count back method of accounting; and (vi) days inventory on hand measures inventory utilization on the basis of a business unit's net sales.

        Metric Goals and Award Pool Funding; Company Performance Measured Against Metric Goals.    For 2011, our Compensation Committee set Company performance level goals for each of our funding unit metrics to coincide with our 2011 financial plan. After year end, Company performance is measured against each of our funding unit metric goals. Each of our metrics fund separately. The funding for each metric generally increases on a sliding scale (up to a maximum of 150% of target) as higher performance levels of adjusted EPS, adjusted global net sales, adjusted free cash flow and adjusted operating income are achieved by the Company. However, funding for days sales outstanding and days inventory on hand increases on a sliding scale (up to a maximum of 150% of target) as lower performance levels of these metrics are met because the lower the performance level for these metrics, the better the performance results for the Company. Our Compensation Committee may decrease or eliminate 2011 PIP funding based on its determination of the Company's performance relative to our quality objectives and the performance of our quality systems. For a discussion of the 2011 Company performance measured against each of our corporate funding metrics, please see the Compensation Discussion & Analysis section titled "Company Performance Measured Against Goals" beginning on page 50.

        Individual Performance Component.    After year end, individual performance is considered pursuant to the PADR process described in the Compensation Discussion & Analysis section titled "Performance Considerations" on page 45. Based on the performance assessment, an individual performance percentage from 0% to 200% is applied as a multiplier to an executive's funded PIP award to obtain the participant's total award amount. Discussion of compensation determinations made pursuant to our 2011 PIP for our NEOs is included in the Compensation Discussion & Analysis section titled "Short-Term Performance Incentive Plan" beginning on page 48. Amounts actually awarded to our NEOs under our 2011 PIP are reflected in the Summary Compensation Table on page 64 in the Non-Equity Incentive Plan Compensation column.

        Recovery of PIP Award.    Our 2011 PIP provides that, to the extent permitted by applicable law, our Board will seek reimbursement of incentive compensation paid to any executive officer under the plan in the event of a restatement of our financial results that reduced a previously granted award's size or payment. Under such circumstances, we will seek to recover the amount of the 2011 PIP award paid to executives that is in excess of the amounts that would have been paid based on the restated financial results.

2011 Performance Share Program

        Overview.    The purpose of our 2011 PSP is to further align our executive compensation program with the interests of our stockholders and to reinforce the concept of "pay for performance" by comparing the total shareholder return of our common stock to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index over a three-year period beginning January 1, 2011. Our 2011 PSP is administered, and the target grants of Company-performance based DSUs made pursuant to our 2011 PSP are granted, under our 2011 LTIP. The 2011 grants of Company performance-based DSUs vest upon the satisfaction of both the Company performance criteria and individual service criteria under the 2011 PSP. Members of our executive and operating committees, including our NEOs, are generally eligible to participate under the 2011 PSP, which is administered by our Compensation Committee. For a discussion of the 2011 Company performance-based DSUs awarded to our NEOs, please see the Compensation Discussion & Analysis section titled "2011 Long-Term Incentive Awards for our NEOs" beginning on page 54.

        Company Performance Criteria.    The Company performance component of the program is based on the TSR of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index. Our TSR and that of the other companies in the S&P 500 Healthcare Index is measured in three annual performance cycles over the three-year period beginning January 1, 2011 and ending December 31, 2013. The final TSR calculation for determination of the number of Company performance-based DSUs as to which the Company performance criteria under the program have been satisfied is determined based upon the simple average of the TSR for each of the three annual performance cycles.

        The number of Company performance-based DSUs as to which the performance criteria under the program have been satisfied will be within a range of 0% to 260% of the target number of Company performance-based DSUs awarded to each participant at the beginning of plan period as follows:

TSR Performance Percentile Rank	Company Performance-Based DSUs as a Percent of Target
100th Percentile	260%
95th Percentile	240%
80th Percentile	150%
55th Percentile	100%
30th Percentile	50%
Below 30th Percentile	0%

        If the minimum level of performance is achieved, the number of Company performance-based DSUs will be calculated in accordance with the chart above. Following the end of the three-year period, our Compensation Committee will determine the number of Company performance-based DSUs as to which the performance criteria have been satisfied. Shares of our common stock will be delivered or otherwise made available to participants in 2014 in settlement of the Company performance-based DSUs as to which both the Company performance criteria and the individual service criteria discussed below have been satisfied.

        Calculation of TSR and Percentile Performance.    The TSR for the Company and each other company in the S&P 500 Healthcare Index for each annual performance cycle is determined based on the following formula:

(Change in Stock Price + Dividends Paid) / Beginning Stock Price

        The change in stock price is determined by subtracting the beginning stock price (the daily average closing price of one share of common stock for the two calendar months prior to the beginning of each performance cycle) from the ending stock price (the daily average closing price of one share of common stock for the last two calendar months of the performance cycle). The dividends paid are the total of all cash dividends paid on one share of common stock during the applicable performance cycle.

        Following the end of the three-year performance period, the total TSR for the Company and each other company in the S&P 500 Healthcare Index is determined by adding the results calculated for each of the three performance cycles and dividing the sum by three.

        Following the calculation of the TSR for the three-year performance period for our Company and each of the other companies in the S&P 500 Healthcare Index, the companies will be ranked, in order of maximum to minimum average TSRs for the full three-year performance period. Our percentile performance will be determined by (i) dividing (a) our ranking versus that of the other companies in the S&P 500 Healthcare Index minus one, by (b) the total number of companies in the S&P 500 Healthcare Index minus one, and (ii) subtracting the result from one.

        Individual Service Criteria.    Generally under the 2011 PSP, except as set forth below with respect to a change in control, or termination of employment as a result of "retirement," death or disability, (i) no Company performance-based DSUs will vest prior to the end of the three-year performance period (December 31, 1013), (ii) a participant must be employed with us on December 31, 2013 to be eligible to receive shares of our common stock in respect of his or her Company performance-based DSUs as to which the performance criteria under the program have been satisfied, and (iii) all unvested Company performance-based DSUs of a participant not employed by the Company on December 31, 2011 will be forfeited effective as of the date of termination of his or her employment.

        Upon a change in control or if a participant's employment terminates due to "retirement," death or disability after the end of the first annual performance cycle (December 31, 2011) but prior to the end of the three-year performance period, shares of our common stock will be issued with respect to the Company performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis using (i) the first performance cycle percentile performance funding amount where the triggering event occurred during the second performance cycle, or (ii) the average of the first and second performance cycle percentile performance funding amounts where the triggering event occurred during the third performance cycle.

Long-Term Incentive Plans

        General Overview.    The purpose of the broad-based equity incentive award opportunities available for grant under our LTIPS is to attract, retain, engage and focus key employees and other eligible participants on achieving long-term stockholder value by rewarding them for the increased performance of our common stock underlying such awards. Our LTIPs are administered by our Compensation Committee and provide for the grant of restricted or unrestricted common stock, deferred stock units, options to acquire our common stock, stock appreciation rights (SARs), performance awards and other stock and non-stock awards (collectively, Awards). Our LTIPs prohibit repricing or replacement of options or SARs and the issuance of in-the-money options or SARs, and include limitations on the amounts of grants and payments to any individual within a given fiscal year as well as certain other customary limitations. Employees, directors and other individuals who provide services to us and our affiliates who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our success or that of our affiliates are eligible for Awards under our LTIPs. In 2011, we made equity awards to certain participants, including certain of our NEOs, pursuant to our 2003 and 2011 LTIPs. Our 2011 LTIP became effective on June 1, 2011, following its approval at our 2011 Annual Meeting of Stockholders. Since the effective date of our 2011 LTIP, no grants have been made under our 2003 LTIP. The 2011 LTIP will terminate on March 1, 2021 (unless sooner terminated by our Board), and no further Awards may be granted following that date.

        2011 Equity Awards.    With respect to members of our executive and operating committees, including our NEOs as applicable, our Compensation Committee maintained the mix of equity award opportunities under our 2011 LTI Program at 25% Company performance-based DSUs, 50% stock options and 25% service-based DSUs. As summary of certain key features of these forms of equity incentive awards are set forth below.

        Performance-Based DSUs.    Company performance-based DSUs represent an opportunity to receive shares of our common stock based on the performance of our common stock measured over three annual performance cycles, the ultimate attainment of which is dependent on the TSR of our common stock compared to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index. These awards typically vest upon the satisfaction of both the Company performance criteria and the individual service criteria under our 2011 PSP. We do not pay dividends on unvested Company performance-based DSUs. For additional information regarding our 2011 PSP and Company performance-based DSUs, please see the section titled "2011 Performance Share Program" beginning on page 71.

        Stock Options.    Stock options represent the right to purchase shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant. These awards typically vest in four equal annual installments. Stock options are exercisable until the tenth anniversary of the date of grant or until the expiration of various lesser time periods following termination of employment.

        Service-Based DSUs.    Service-based DSUs represent the opportunity to receive shares of our common stock based on the performance of future service with the Company. These awards typically vest in five equal annual installments beginning with the first anniversary of the date of grant. Upon each vesting date, the vested service-based DSUs are no longer subject to risk of forfeiture and shares of our common stock are issued to the recipient. We do not pay dividends on unvested service-based DSUs.

        For a discussion of the 2011 equity awards made to our NEOs, please see the Compensation Discussion & Analysis section titled "Long-Term Incentive Program" beginning on page 53.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides information with respect to outstanding unexercised non-qualified stock options and unvested DSUs for each NEO as of December 31, 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
William H. Kucheman	32,000				$21.26	12/09/12
	13,000				$34.79	12/11/13
	100,000				$41.98	06/15/14
	29,233				$34.29	01/03/15
	49,700				$26.89	07/01/15
	75,000				$15.91	10/31/16
	127,840	42,615	(2)		$12.52	02/12/18
	50,268	50,268	(3)		$8.30	02/24/19
	76,923	230,769	(4)		$7.41	02/16/20
	1,087	3,261	(5)		$7.74	02/26/20
		310,559	(6)		$7.16	02/28/21
							7,989	(7)	$42,661
							9,036	(8)	$48,252
							53,980	(9)	$288,253
							69,832	(10)	$372,903
										33,738	(11)	$180,161
										34,916	(12)	$186,451
Jeffrey D. Capello	129,949	18,566	(13)		$13.64	06/16/18
	50,268	50,268	(3)		$8.30	02/24/19
	158,653	475,963	(4)		$7.41	02/16/20
	45,289	135,870	(14)		$7.75	02/23/20
	1,087	3,261	(5)		$7.74	02/26/20
		232,919	(6)		$7.16	02/28/21
		79,872	(15)		$6.91	05/12/21
							29,327	(16)	$156,606
							9,036	(8)	$48,252
							80,971	(9)	$432,385
							32,258	(17)	$172,258
							52,374	(10)	$279,677
							36,179	(18)	$193,196
										12,652	(11)	$67,562
										20,162	(11)	$107,665
										26,187	(12)	$139,839
Michael F. Mahoney							1,708,346	(19)	$9,122,568
J. Raymond Elliott(20)	1,700,000				$9.51	06/23/19
	150,000				$7.75	02/23/20
	1,087				$7.74	02/26/20
							78,421	(21)	$418,768
							145,841	(21)	$778,791
Samuel R. Leno(22)	1,500,000				$15.91	06/05/17
	468,748				$12.52	02/12/18
	201,072				$8.30	02/24/19
	307,692				$7.41	02/16/20
	4,348				$7.74	02/26/20
	310,559				$7.16	02/28/21
Stephen F. Moreci(22)	35,000				$21.26	12/09/12
	60,000				$34.79	12/11/13
	60,000				$34.29	01/03/15
	100,000				$26.89	07/01/15
	198,591				$12.52	02/12/18
	134,048				$8.30	02/24/19
	115,385				$7.41	02/16/20
	4,348				$7.74	02/26/20
	77,640				$7.16	02/28/21

(1)
The amounts reflected in this column are based on the closing price of our common stock ($5.34) on December 30, 2011, the last trading day of 2011.

(2)
This amount represents the unvested portion of non-qualified stock options granted on February 12, 2008 which will continue to vest in one annual installment on the anniversary of the grant date.

(3)
This amount represents the unvested portion of non-qualified stock options granted on February 24, 2009 which will continue to vest in two equal annual installments on the anniversary of the grant date.

(4)
This amount represents the unvested portion of non-qualified stock options granted on February 16, 2010 which will continue to vest in three equal annual installments on the anniversary of the grant date.

(5)
This amount represents the unvested portion of non-qualified stock options granted on February 26, 2010 as consideration for the termination of existing Retention Agreements and the execution of new, less employee-favorable Change in Control Agreements, which will continue to vest in three equal annual installments on the anniversary of the grant date.

(6)
These non-qualified stock options were granted on February 28, 2011 and will vest in four equal annual installments beginning on the first anniversary of the grant date.

(7)
This amount represents the unvested portion of service-based DSUs awarded on February 12, 2008 which will continue to vest in two equal annual installments on the anniversary of the grant date.

(8)
This amount represents the unvested portion of service-based DSUs awarded on February 24, 2009 which will continue to vest in three equal annual installments on the anniversary of the grant date.

(9)
This amount represents the unvested portion of service-based DSUs awarded on February 16, 2010 which will continue to vest in four equal annual installments on the anniversary of the grant date.

(10)
These service-based DSUs were awarded on February 28, 2011 and will vest in five equal annual installments beginning on the first anniversary of the grant date.

(11)
In February 2010, our NEOs (other than Messrs. Mahoney and Elliott) were awarded Company performance-based DSUs under our 2010 PSP. The threshold award level represents the minimum share issuance for each award of Company performance-based DSUs and, pursuant to the 2010 PSP, is 50% of the DSUs awarded thereunder. The maximum share issuance for each award of Company performance-based DSUs under the 2010 PSP is 260% of the DSUs awarded thereunder. The number of shares reflected represents the lowest award level which has not yet been earned. None of the Company performance conditions of these Company performance-based DSUs had been satisfied as of December 31, 2011; therefore, the number of shares in this row reflects the threshold award level. In connection with their retirement, Messrs. Leno and Moreci forfeited their 2010 Company performance-based DSUs, as the required Company performance criteria for these awards were not met.

(12)
In February 2011, our NEOs (other than Messrs. Mahoney and Elliott) were awarded, Company performance-based DSUs under our 2011 PSP. The threshold award level represents the minimum share issuance for each award of Company performance-based DSUs and, pursuant to the 2011 PSP, is 50% of the DSUs awarded thereunder. The maximum share issuance for each award of Company performance-based DSUs under the 2011 PSP is 260% of the DSUs awarded thereunder. The number of shares reflected represents the lowest award level which has not yet been earned. None of the Company performance conditions of these Company performance-based DSUs had been satisfied as of December 31, 2011; therefore, the number of shares in this row reflects the threshold award level. In connection with their retirement, Messrs. Leno and Moreci forfeited their 2011 Company performance-based DSUs, as the required Company performance criteria for these awards were not met. Additional information about our 2011 PSP is included in the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "2011 Performance Share Program" beginning on page 71.

(13)
This amount represents the unvested portion of non-qualified stock options granted on June 16, 2008 which will continue to vest in one annual installment on the anniversary of the grant date.

(14)
This amount represents the unvested portion of non-qualified stock options granted on February 23, 2010 which will continue to vest in three equal annual installments on the anniversary of the grant date.

(15)
These non-qualified stock options were granted on May 12, 2011 and will vest in four equal annual installments beginning on the first anniversary of the grant date.

(16)
This amount represents the unvested portion of service-based DSUs awarded on June 16, 2008 which will continue to vest in two equal annual installments on the anniversary of the grant date.

(17)
This amount represents the unvested portion of service-based DSUs awarded on February 23, 2010 which will continue to vest in four equal annual installments on the anniversary of the grant date.

(18)
These service-based DSUs were awarded on May 12, 2011 and will vest in five equal annual installments beginning on the first anniversary of the grant date.

(19)
These service-based DSUs were awarded on November 1, 2011 in connection with Mr. Mahoney's offer letter and will vest in five equal annual installments on the anniversary of the grant date.

(20)
In connection with his retirement from the Company effective December 31, 2011, all of Mr. Elliott's outstanding DSUs (other than DSUs awarded in lieu of his annual PIP awards) were canceled, as the required continued employment and/or Company performance criteria for these awards were not met, and all of Mr. Elliott's outstanding unvested options were canceled, as the vesting criteria had not been met.

(21)
Pursuant to the terms of his 2009 offer letter, Mr. Elliott received his 2009 and 2010 PIP awards in DSUs which were fully vested upon grant and are payable on the fourth anniversary of grant.

(22)
In connection with their retirement from the Company effective December 31, 2011, all of Messrs. Leno and Moreci's outstanding DSUs and stock options accelerated in full (other than Company performance-based DSUs, which were forfeited as the required Company performance criteria for these awards were not met).

OPTION EXERCISES AND STOCK VESTED

        None of our NEOs exercised stock options during the fiscal year ended December 31, 2011. The DSUs that vested for our NEOs during the fiscal year ended December 31, 2011 are set forth in the following table:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William H. Kucheman	31,301	$220,109
Jeffrey D. Capello	45,983	$330,703
Michael F. Mahoney	0	$0
J. Raymond Elliott(2)	166,667	$1,246,669
Samuel R. Leno(3)	444,352	$2,604,395
Stephen F. Moreci(4)	59,748	$350,190

(1)
The amounts reflected in this column represent the number of shares vested multiplied by the closing price of our common stock on the vesting date.

(2)
In connection with his retirement from the Company effective December 31, 2011, all of Mr. Elliott's outstanding DSUs (other than DSUs awarded in lieu of his annual PIP awards) were canceled, as the required continued employment and/or Company performance criteria for these awards were not met.

(3)
Mr. Leno's retirement effective December 31, 2011 triggered the accelerated vesting of his 303,850 DSUs outstanding on such date (other than Company performance-based DSUs, which were forfeited as the required Company performance criteria for these awards were not met), the value of which was equal to $1,622,559. Such accelerated service-based DSUs are included in this table. The accelerated DSUs include 69,832 service-based DSUs granted to Mr. Leno in 2011, for which the Compensation Committee waived the one-year holding requirement.

(4)
Mr. Moreci's retirement effective December 31, 2011 triggered the accelerated vesting of his 43,692 DSUs outstanding on such date (other than Company performance-based DSUs, which were forfeited as the required Company performance criteria for these awards were not met), the value of which was equal to $233,315. Such accelerated service-based DSUs are included in this table. The accelerated DSUs include 17,458 service-based DSUs granted to Mr. Moreci in 2011, for which the Compensation Committee waived the one-year holding requirement.

 PENSION BENEFITS

        All of our executives, including our NEOs, are eligible to participate in our Executive Retirement Plan. The Executive Retirement Plan is intended to provide a clear and consistent approach to managing executive retirements with a mutually understood separation and post-employment relationship that is standard for all executives. The plan provides retiring executives with a lump sum benefit of 2.5 months of salary for each year of service, up to a maximum of 36 months' pay. The amounts are payable in the first payroll period after the last day of the six-month period following retirement. Receipt of payment is conditioned upon the retiring employee entering into a separation agreement with us which includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company. To be considered "retired" under the plan, an executive's age plus his or her years of service with us must total at least 65 years (provided that the executive is at least 55 years old and has been employed by us for at least five years). Mr. Elliott retired as our President and Chief Executive Officer effective October 17, 2011, at which time he was no longer eligible to participate in our Executive Retirement Plan. At the time of his retirement, Mr. Elliott was not eligible for benefits under, or benefits equivalent to those he would have received under, our Executive Retirement Plan (had he met the definition of retirement under that plan), as he did not meet the years of service requirement under his 2009 offer letter or the definition of retirement under our Executive Retirement Plan. Messrs. Leno and Moreci retired from the Company effective December 31, 2011. At the time of his retirement, Mr. Leno was eligible for benefits equivalent to those he would have received under our Executive Retirement Plan (had he met the definition of retirement under that plan) as he had met the years of service requirement under his offer letter. At the time of his retirement, Mr. Moreci was eligible for benefits under our Executive Retirement Plan as he met the definition of retirement under that plan.

        For retirement-eligible NEOs (Messrs. Kucheman, Leno and Moreci), the present value of accrued benefits is calculated as the value of their lump sum benefit under the plan based on the respective NEO's base salary, age and number of years of credited service as of December 31, 2011. For Messrs. Capello and Mahoney, who were not eligible for retirement, the present value of accrued benefits is calculated based on the respective NEO's base salary, age and number of years of credited service as of December 31, 2011, discounted to December 31, 2011 from the earliest retirement eligibility date, using a discount rate of 4.5% per annum. This valuation methodology is consistent with the methodology we use for financial statement accounting purposes except that executives are assumed to remain employed by us until their earliest retirement age under the plan (or their age on December 31, if eligible for retirement at that date). For financial statement accounting purposes, the valuation considers the probability that the executives will achieve retirement age. Mr. Elliott was not retirement eligible when he retired as our President and Chief Executive Officer effective October 17, 2011 and therefore had no accumulated benefit on December 31, 2011. For a more detailed description of the assumptions used in valuing accrued benefits under the plan, please see Note A—Significant Accounting Policies to our 2011 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2011.

        The table below shows the present value of accumulated benefits payable to each of our NEOs, including the numbers of years of service credited to each NEO, under our Executive Retirement Plan as of December 31, 2011.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
William H. Kucheman	BSC Executive Retirement Plan	21.31	$2,700,000	$0
Jeffrey D. Capello	BSC Executive Retirement Plan	3.54	$307,659	$0
Michael F. Mahoney	BSC Executive Retirement Plan	0.20	$25,256	$0
J. Raymond Elliott*	BSC Executive Retirement Plan	0	$0	$0	(3)
Samuel R. Leno**	BSC Executive Retirement Plan	4.58	$629,110	$0	(4)
Stephen F. Moreci**	BSC Executive Retirement Plan	22.13	$1,350,060	$0	(5)

*
Mr. Elliott retired from his position as President and Chief Executive Officer of the Company effective October 17, 2011, and retired from his position as a Senior Advisor to the Company effective December 31, 2011.
**
Messrs. Leno and Moreci retired from the Company effective December 31, 2011.

(1)
The numbers of years of credited service reflect the NEO's actual years of service as of December 31, 2011. We do not credit additional years of service under the plan. Rather, the plan provides that the number of years of credited service is calculated through the NEO's last day worked. Partially completed years of service are prorated based on calendar days and calculated to the second decimal point.

(2)
Amounts are computed as of December 31, 2011, the same pension plan measurement date used for financial statement reporting purposes for our audited financial statement for the year ended December 31, 2011.

(3)
Upon his retirement as our President and Chief Executive Officer on October 17, 2011, Mr. Elliott was no longer eligible to participate in our Executive Retirement Plan. Because Mr. Elliott had not met the retirement criteria prescribed by the plan or his 2009 offer letter on October 17, 2011, he did not receive any benefits pursuant to this plan or amounts equivalent to such benefits pursuant to his 2009 offer letter.

(4)
Pursuant to the terms of his offer letter, Mr. Leno was deemed eligible for benefits equivalent to those he would receive under our Executive Retirement Plan upon completion of at least three years of service with the Company. On December 31, 2011, the date of Mr. Leno's retirement, he had completed 4.58 years of service and, accordingly pursuant to his offer letter, he will receive a lump sum payment of $629,110 in July 2012 (the first payroll period after the last day of the six-month period following his retirement). For further discussion of Mr. Leno's retirement benefits, please see the Potential Payment Upon Termination or Change in Control section titled "Other Arrangements" beginning on page 84.

(5)
Mr. Moreci was retirement-eligible when he retired from his position as Senior Vice President, Global Sales Operations on December 31, 2011. Pursuant to the terms of the Executive Retirement Plan, Mr. Moreci will receive a lump sum benefit of $1,350,060 under the plan in July 2012 (the first payroll period after the last day of the six-month period following his retirement). For further discussion of Mr. Moreci's retirement benefits, please see the Potential Payment Upon Termination or Change in Control Section titled "Other Arrangements" beginning on page 84.

 NONQUALIFIED DEFERRED COMPENSATION

        In May 2010, our Board approved the Boston Scientific Corporation Deferred Bonus Plan (the Deferred Bonus Plan). The Deferred Bonus Plan provides certain of our management, including our NEOs, an opportunity to defer a portion of their annual award under our PIP. The Deferred Bonus Plan provides participants the opportunity to defer up to 75% of their annual award under our PIP until the earlier of (i) termination of employment or (ii) an elected distribution date, such election to be made by June 30th of each year. Distributions under the plan are in either lump sum payments or annual installments over a period of two to five years, as specified by the participant. None of our NEOs elected to defer any portion of their PIP award under the Deferred Bonus Plan in 2011.

        In September 2004, we committed to fund a special one-time contribution to our 401(k) Retirement Savings Plan for the benefit of our employees. In June 2005, we adopted a 401(k) Excess Benefit Plan, a non-qualified deferred compensation plan, designed to provide specific supplemental benefits to those employees who would have exceeded the 2004 Internal Revenue Code contribution limits if the special contribution had been made to their 401(k) plan accounts. Accordingly, the 401(k) Excess Benefit Plan was established to accept the "overflow" contributions on behalf of participating employees, including certain of our NEOs.

        Investment choices under the 401(k) Excess Benefit Plan are generally identical to our 401(k) Retirement Savings Plan except that executive officers may not elect to invest in the BSC Stock Fund or the Vanguard Retirement Savings Trust. The investment elections are made by each participant and may be changed daily. Generally, a lump sum cash payment of their respective account balances under the plan is made to participants determined to be "specified employees," including certain of our NEOs, commencing no earlier than six months and one day following their "separation from service."

        The table below shows aggregate earnings and balances for each of our NEOs under our 401(k) Excess Benefit Plan as of December 31, 2011.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)
William H. Kucheman	$0	$0	$484	$0	$25,119
Jeffrey D. Capello(2)	$0	$0	$0	$0	$0
Michael F. Mahoney(2)	$0	$0	$0	$0	$0
J. Raymond Elliott(2)*	$0	$0	$0	$0	$0
Samuel R. Leno(2)**	$0	$0	$0	$0	$0
Stephen F. Moreci**	$0	$0	$19	$0	$42,338

*
Mr. Elliott retired from his position as President and Chief Executive Officer of the Company effective October 17, 2011, and retired from his position as a Senior Advisor to the Company effective December 31, 2011.
**
Messrs. Leno and Moreci retired from the Company effective December 31, 2011.

(1)
No portion of the amounts in this column is included in the Summary Compensation Table under the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column for 2011, 2010 or 2009 as the earnings were neither above-market nor preferential.

(2)
None of Messrs. Capello, Mahoney, Elliott or Leno was employed by us when the one-time 401(k) contribution was made to our 401(k) Excess Benefit Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Executive Retirement Plan.    All of our executives, including our NEOs, are eligible to participate in our Executive Retirement Plan. The Executive Retirement Plan is intended to provide a clear and consistent approach to managing executive departures with a standard mutually-understood separation and post-employment relationship. The benefits payable to our executives upon "retirement" under the Executive Retirement Plan, as well as the present value of amounts accrued thereunder as of December 31, 2011, are reflected in the Pension Benefits table and the terms of the plan are more fully described in the accompanying narrative and footnotes to such table beginning on page 78. In addition, the change in the present value of the benefits under the Executive Retirement Plan from December 31, 2010 to December 31, 2011 are reflected in the Summary Compensation Table on page 64 in the column "Change in Pension Value and Nonqualified Deferred Compensation Earnings."

        Change in Control Agreements.    We provide Change in Control Agreements to our executives, including our NEOs, and other key employees. The possibility of a change in control and the uncertainty that it may raise among our executives as to their continued employment after or in connection with the change in control may result in their departure or distraction. Our objective in providing Change in Control Agreements is to retain and encourage the continued attention and dedication of our executives during a potentially critical time, even if they fear that their position will be eliminated after or in connection with the change in control.

        Our Change in Control Agreements are limited to a three-year term and provide that if both a change in control occurs during the term of the agreement and the executive's employment is terminated either by us without "cause" or by the executive for "good reason" (each as described below) during the two-year period following the change in control, then the executive would be entitled to receive a lump sum payment of three times the sum of (i) the executive's base salary, (ii) assumed target incentive bonus (or prior year's bonus, if higher), and (iii) $25,000. Additionally, an executive would be entitled to receive a prorated target incentive bonus for the year in which his or her termination occurred, continuation of health and other welfare benefits for up to three years, and reimbursement for up to $100,000 in legal fees and expenses incurred by an executive in disputing termination or enforcing rights under his or her Change in Control Agreement. As our Executive Allowance Program was frozen for new participants at the time Mr. Mahoney joined the Company, his Change in Control Agreement does not include the $25,000 component of the above lump sum payment calculation. Our Change in Control Agreements further provide that all equity granted to executives require both a change in control and a termination without cause or resignation by the executive for good reason within two years after the change in control in order to accelerate vesting; provided, however, that if the surviving or acquiring entity in a change in control transaction does not provide for the substitution or assumption of outstanding equity awards, such outstanding awards will immediately become fully vested. Further, equity awards granted to our executives prior to 2010, including our NEOs, generally will become immediately vested and exercisable in the event of a "change in control" or "Covered Transaction" as defined in the LTIPs.

        The Change in Control Agreements do not include an excise tax "gross-up" but rather require a reduction in the amount of the severance payments if the reduction would result in a greater after-tax amount. In exchange for the benefits afforded under our Change in Control Agreements, our executives agree to certain non-disclosure restrictions, a two-year non-solicitation obligation and to execute a release in favor of the Company. Executives, including our NEOs, who are eligible to receive payments under our Change in Control Agreements are not also eligible to receive payments and benefits under our Executive Retirement Plan or Employee Severance Pay Plan, as applicable.

        For purposes of our Change in Control Agreements, "Cause" generally means willfully engaging in criminal or fraudulent acts or gross misconduct that is demonstrably and materially injurious to us. "Good Reason" generally means, among other things, assignment of duties inconsistent with the executive's status as an executive or an adverse alteration of the executive's duties; a reduction in annual base salary or bonus or failure to increase salary at a rate commensurate with that of other key executives; an adverse change in long-term incentive opportunities; failure by the Company to continue to provide comparable benefits or continue in effect, or continue the executive's participation in, any compensation plan in which the executive participates; the relocation of the executive's principal place of work more than 50 miles; or failure by the Company to obtain a satisfactory agreement from any successor entity to agree to perform the Change in Control Agreement.

        Long-Term Incentive Plans.    Our employees, including our NEOs, are eligible to receive equity awards under our LTIPs. Equity awards granted to our executives under our LTIPs after 2009 require, with limited exception, both a change in control and a subsequent termination without cause or for good reason pursuant to the terms of our Change in Control Agreements for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. Equity awards granted to our executives prior to 2010, including our NEOs, under these plans generally will become immediately vested and exercisable in the event of a "change in control" or "Covered Transaction" as defined in the plans.

        Further, beginning in July 2010, the terms of all annual equity awards granted to our executives, including our NEOs, provide that in the event that the executive's employment terminates due to disability or retirement prior to the first anniversary of the equity award grant date, the unvested equity award will immediately lapse and be forfeited, and in the event of a termination due to death prior to the first anniversary of the equity award grant date, a prorated portion of such awards will vest based on the percent of the year completed prior to death. In the event of a termination due to disability, retirement or death after the first anniversary of the equity award grant date, all unvested equity awards will vest in full.

        Our LTIPs are more fully described under the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "Long-Term Incentive Plans" beginning on page 73.

        2011 Performance Share Program.    Our 2011 PSP covers members of our executive and operating committees, including our NEOs, and is administered by our Compensation Committee. The purpose of our 2011 PSP is to further align our executive compensation program with the interests of our stockholders and to reinforce the concept of "pay for performance" by comparing the total shareholder return of our common stock to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index over a three-year period beginning January 1, 2011. Generally under the 2011 PSP, except as set forth below with respect to a change in control, or termination of employment as a result of "retirement," death or disability, (i) no Company performance-based DSUs will vest prior to the end of the three-year performance period (December 31, 1013), (ii) a participant must be employed with us on December 31, 2013 to be eligible to receive shares of our common stock in respect of his or her Company performance-based DSUs as to which the performance criteria under the program have been satisfied, and (iii) all unvested Company performance-based DSUs of a participant not employed by the Company on December 31, 2011 will be forfeited effective as of the date of termination of his or her employment.

        Upon a change in control or if a participant's employment terminates due to "retirement," death or disability after the end of the first annual performance cycle (December 31, 2011) but prior to the end of the three-year performance period, shares of our common stock will be issued with respect to the Company performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis using (i) the first performance cycle percentile performance funding amount where the triggering event occurred during the second performance cycle, or (ii) the average of the first and second performance cycle percentile performance funding amounts where the triggering event occurred during the third performance cycle.

        Our 2011 PSP is more fully described under the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "2011 Performance Share Program" beginning on page 71.

        2011 Performance Incentive Plan.    Our 2011 PIP is generally available to all U.S. salaried personnel not eligible for commissions under sales compensation plans, including our NEOs, and certain international and expatriate/inpatriate employees selected for participation. To be eligible to receive their incentive award, participants generally must be employed by us on the date payments are made under the 2011 PIP. However, in the event of certain involuntary terminations without cause, death or "retirement," participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate. Grants of performance incentive awards under our 2011 PIP are reflected in the Summary Compensation Table on page 64 in the "Non-Equity Incentive Compensation" column, and our 2011 PIP is more fully described under the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "2011 Performance Incentive Plan" beginning on page 70, as well as the Compensation Discussion & Analysis section titled "Short-Term Performance Incentive Plan" beginning on page 48.

        Employee Severance Pay Plan.    We maintain severance plans for eligible employees, including certain of our NEOs, under which participants are entitled to receive certain payments and benefits for specified periods of time. Such benefits are only available in the event of certain involuntary terminations either (i) due to an anticipated facility relocation or closing or a reduction of staffing levels where the employee has not refused a similar position with us, or (ii) resulting from a sale, merger or reorganization of our Company where the employee is not provided an opportunity to be employed in a similar position with the acquiring or resulting entity. Under the plan, director level and above exempt employees, including certain of our NEOs, are eligible for one month of severance payments, continued life insurance coverage and subsidized health and dental coverage for each completed year of service to the Company with a minimum benefit of six months and a maximum of 12 months, as well as outplacement services in the event of certain involuntary terminations described above. The payment of severance benefits under this plan is subject to the Company's receipt of a release of claims. Executives, including certain of our NEOs, who are eligible to receive payments under our Executive Retirement Plan are not also eligible to receive payments and benefits under the Employee Severance Pay Plan. In addition, executives who receive severance payments under a Change in Control Agreement are not eligible to receive payments and benefits under the Employee Severance Pay Plan.

        Consulting Arrangements.    The Executive Retirement Plan provides our Chief Executive Officer with the discretion to enter into, on behalf of the Company, consulting arrangements with retiring executives eligible to receive payments under that plan, including our NEOs. The purpose of these consulting arrangements is to ensure smooth executive transitions, including prudent transfer of business knowledge as well as day to day project support, as needed. Our Compensation Committee approves consulting arrangements to be entered into by the Company outside of the Executive Retirement Plan with our former executives. In connection with their retirement on December 31, 2011, we entered into a consulting agreement with each of Messrs. Elliott and Moreci. Mr. Elliott's consulting agreement was entered into in December 2011 and provides that for a period of up to one year, we will pay Mr. Elliott for consulting services at a rate of $6,000 per day, or $3,000 per half day, such amounts not to exceed a maximum of $60,000. For any day on which Mr. Elliott renders services, he will be paid at a minimum the half day rate. The agreement also provides for the reimbursement of necessary and reasonable expenses, including travel expenses, and includes other terms and conditions, such as standard confidentiality provisions customary for agreements of this nature. Mr. Moreci's consulting agreement was entered into in January 2012 and provides for a lump-sum payment of $72,000 to be paid no sooner than 180 days after his retirement date and no later than July 31, 2012 for an expected 30 days of consulting services over a one-year period. If we request additional services during the one-year period, we have agreed to pay Mr. Moreci $2,400 per day, or $1,200 per half day, for those services, not to exceed $100,000. The agreement also provides for the reimbursement of necessary and reasonable expenses, including travel expenses, and includes other terms and conditions, such as standard confidentiality provisions, customary for agreements of this nature.

        Other Arrangements.

        Michael F. Mahoney.    Mr. Mahoney became our President effective October 17, 2011. The offer letter executed in connection with his appointment provides Mr. Mahoney with certain payments and benefits in the event he terminates his employment for good reason or we terminate his employment without cause before he has been appointed our President and Chief Executive Officer (in each case prior to the occurrence of a change in control). Under the offer letter, if, prior to a change in control (i) Mr. Mahoney is involuntarily terminated (other than for (A) "cause" (defined to include a felony conviction, or misconduct or dishonesty harmful to the business or reputation of the Company), (B) a material act of misconduct after notice and a cure period or (C) death or disability) prior to his anticipated promotion as our President and Chief Executive Officer, or (ii) Mr. Mahoney terminates his employment for good reason (which definition includes our failure to promote him to President and Chief Executive Officer prior to March 21, 2013), Mr. Mahoney is entitled to the following, subject to his execution of a general release in favor of the Company: (1) a severance payment equal to two times the sum of his annual base salary plus his target bonus payment; (2) the immediate vesting of the 1,708,346 DSUs granted on November 1, 2011 in connection with his being hired as our President; and (3) his 2012 equity award of 674,941 stock options, 286,624 service-based DSUs and 573,248 Company performance-based DSUs granted on February 27, 2011 will vest as follows: 100% of the stock options will immediately vest; 100% of the DSUs will immediately vest; and if the triggering event occurs prior to the end of the first performance period for the Company performance-based DSUs, a cash payment of $900,000 representing 50% of the value of the Company performance-based DSU grant, or if the triggering event occurs after the end of the first performance period for the Company performance-based DSUs, such award will vest pro rata based on the results of the applicable performance periods.

        Mr. Mahoney's offer letter further provides that following his anticipated promotion to President and Chief Executive Officer on November 1, 2012, if his employment is involuntarily terminated by us (except for "cause" or a material act of misconduct after notice and a cure period, or as a result of death or disability) he will be subject to our severance policies applicable to our executives, except that any of the DSUs granted to him on November 1, 2011 that remain outstanding will immediately vest. In the event of a change in control, Mr. Mahoney will be entitled to the payments and benefits provided for under our standard Change in Control Agreement for our executives in the event of his termination without "cause" or his resignation for "good reason," as provided under such agreement. Our Change in Control Agreements are described in more detail herein under "Change in Control Agreements" beginning on page 81.

        For additional information regarding Mr. Mahoney's offer letter, please see the Compensation Discussion & Analysis beginning on page 38.

        Samuel R. Leno.    Mr. Leno retired as our Executive Vice President and Chief Operations Officer on December 31, 2011. We entered into a Retirement Agreement with Mr. Leno to memorialize the payments and benefits he was entitled to as a result of his retirement and certain additional benefits approved by our Compensation Committee. His Retirement Agreement acknowledges that pursuant to the terms of Mr. Leno's offer letter, he was deemed eligible for benefits equivalent to those he would have received under our Executive Retirement Plan (had he met the definition of retirement under that plan) because he completed at least three years of service with the Company. As a result, Mr. Leno is entitled to receive a payment of $629,110 in July 2012. His Retirement Agreement further acknowledges that pursuant to the terms of Mr. Leno's offer letter, he met the definition of retirement under the Company's LTIPs because he completed at least three years of service with the Company and as a result, he was entitled to accelerated vesting of (i) his 303,850 outstanding unvested DSUs (other than his Company performance-based DSUs, which were forfeited due to not having met the performance criteria for vesting), which included 69,832 service-based DSUs granted to him in 2011 for which our Compensation Committee waived the one-year holding requirement; the retirement date value of his accelerated DSUs was equal to $1,622,559 (representing the total number of accelerated DSUs multiplied by $5.34, the closing price of our common stock on December 30, 2011, the last trading day before his retirement date) and (ii) his 762,313 outstanding unvested stock options, which included 310,559 options granted to him in 2011 for which our Compensation Committee waived the one-year holding requirement; the retirement date value of his accelerated options was $0 (as the exercise price of each accelerated option was greater than or equal to $5.34, the closing price of our common stock on December 30, 2011, the last trading day prior to his retirement). His Retirement Agreement also acknowledges that under our 2011 PIP, Mr. Leno remained eligible to receive an award at his target incentive percentage of 80% of his annual base salary, subject to 2011 PIP funding to be determined in the ordinary course. Also reflected in his Retirement Agreement is Mr. Leno's right to continued participation in the Company's health plans for a period of six months following retirement (a cost to the company of approximately $5,369) that was approved by our Compensation Committee. His participation is on the same terms and conditions made available to employees generally, with the employee portion of his coverage to be deducted in lump sum from his Executive Retirement Plan equivalent payment described above. His Retirement Agreement also includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company.

        Stephen F. Moreci.    Mr. Moreci retired as our Senior Vice President, Global Sales Operations on December 31, 2011. We entered into a Retirement Agreement with Mr. Moreci to memorialize the payments and benefits he was entitled to as a result of his retirement and certain additional benefits approved by our Compensation Committee. His Retirement Agreement acknowledges that he met the definition of retirement under our Executive Retirement Plan because he completed at least five years of service with the Company. As a result, Mr. Moreci is entitled to receive a payment of $1,350,060 in July 2012. His Retirement Agreement further acknowledges that Mr. Moreci met the definition of retirement under the Company's LTIPs and as a result, he was entitled to accelerated vesting of (i) his 43,692 outstanding unvested DSUs (other than his Company performance-based DSUs, which were forfeited due to not having met the performance criteria for vesting), which included 17,458 service-based DSUs granted to him in 2011 for which our Compensation Committee waived the one-year holding requirement; the retirement date value of his accelerated DSUs was equal to $233,315 (representing the total number of accelerated DSUs multiplied by $5.34, the closing price of our common stock on December 30, 2011, the last trading day prior to his retirement) and (ii) his 266,424 outstanding unvested stock options, which included 77,640 options granted to him in 2011 for which our Compensation Committee waived the one-year holding requirement; the retirement date value of his accelerated options was $0 (as the exercise price of each accelerated option was greater than or equal to $5.34, the closing price of our common stock on December 30, 2011, the last trading day prior to his retirement). His Retirement Agreement also acknowledges that Mr. Moreci met the definition of retirement under our 2011 PIP and as a result, he remained eligible to receive an award at his target incentive percentage of 60% of his annual base salary, subject to 2011 PIP funding to be determined in the ordinary course. Also reflected in his Retirement Agreement is Mr. Moreci's right to continued participation in the Company's health plans for a period of 12 months following retirement (a cost to the company of approximately $10,838) that was approved by our Compensation Committee. His participation is on the same terms and conditions made available to employees generally, with the employee portion of his coverage to be deducted in lump sum from his Executive Retirement Plan payment described above. His Retirement Agreement also includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company.

        The following tables show potential payments to Messrs. Kucheman, Capello and Mahoney under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment, in each case assuming the termination date was December 31, 2011 and, where applicable, using the closing market price of our common stock of $5.34 per share on December 30, 2011, the last trading day of the year. The tables for Messrs. Elliott, Leno and Moreci show the payments due to each executive upon his retirement from the Company effective December 31, 2011.

William H. Kucheman

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$0	$0	$2,700,000	$0	$0	$0
Bonus	$0	$0	$0	$0	$1,634,325	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$544,775	$544,775	$0	$544,775	$544,775	$544,775	$544,775

Total Cash Severance	$0	$544,775	$544,775	$0	$4,879,100	$544,775	$544,775	$544,775
Benefits & Perquisites
Executive Retirement Plan(6)	$0	$2,700,000	$2,700,000	$0	$0	$2,700,000	$2,700,000	$2,700,000
Health and Welfare Benefits(7)	$0	$0	$0	$0	$40,812	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$1,348	$0	$0	$0
Executive Allowance	$0	$0	$0	$0	$75,000	$0	$0	$0

Total Benefits & Perquisites	$0	$2,700,000	$2,700,000	$0	$117,160	$2,700,000	$2,700,000	$2,700,000
280G Tax Adjustment	$0	$0	$0	$0	$0	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(9)	$0	$379,167	$379,167	$90,914	$752,070	$379,167	$692,814	$379,167

Total Value of Accelerated Equity Grants	$0	$379,167	$379,167	$90,914	$752,070	$379,167	$692,814	$379,167

Total Value: All Benefits	$0	$3,623,942	$3,623,942	$90,914	$5,748,330	$3,623,942	$3,937,589	$3,623,942

Jeffrey D. Capello

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$293,250	$0	$1,759,500	$0	$0	$0
Bonus	$0	$0	$0	$0	$1,231,650	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$410,550	$0	$410,550	$0	$410,550	$0

Total Cash Severance	$0	$0	$703,800	$0	$3,401,700	$0	$410,550	$0
Benefits & Perquisites
Executive Retirement Plan(6)	$0	$0	$0	$0	$0	$0	$0	$0
Health and Welfare Benefits(7)	$0	$0	$7,461	$0	$51,767	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$211	$0	$1,263	$0	$0	$0
Executive Allowance	$0	$0	$0	$0	$75,000	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$7,672	$0	$128,030	$0	$0	$0
280G Tax Adjustment	$0	$0	$0	$0	$(605,168)	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(9)	$0	$0	$0	$204,858	$1,282,374	$809,501	$1,168,594	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$204,858	$1,282,374	$809,501	$1,168,594	$0

Total Value: All Benefits	$0	$0	$711,472	$204,858	$4,206,936	$809,501	$1,579,144	$0

Michael F. Mahoney

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination for Good Reason(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$1,800,000	$1,800,000	$0	$2,700,000	$0	$0	$0
Bonus	$0	$453,600	$453,600	$0	$680,400	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$0	$0	$226,800	$0	$226,800	$0
Other Payment(10)	$0	$0	$0	$0	$75,600	$0	75,600	$0

Total Cash Severance	$0	$2,253,600	$2,253,600	$0	$3,682,800	$0	$302,400	$0
Benefits & Perquisites
Executive Retirement Plan(6)	$0	$0	$0	$0	$0	$0	$0	$0
Health and Welfare Benefits(7)	$0	$0	$0	$0	$51,881	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$1,946	$0	$0	$0
Executive Allowance	$0	$0	$0	$0	$0	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$0	$0	$53,827	$0	$0	$0
280G Tax Adjustment	$0	$0	$0	$0	$(128,019)	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(9)	$0	$9,122,568	$9,122,568	$0	$9,122,568	$0	$1,520,428	$0

Total Value of Accelerated Equity Grants	$0	$9,122,568	$9,122,568	$0	$9,122,568	$0	$1,520,428	$0

Total Value: All Benefits	$0	$11,376,168	$11,376,168	$0	$12,731,176	$0	$1,822,828	$0

J. Raymond Elliott*

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$0	$0	$0	$0	$0	$0
Bonus	$0	$0	$0	$0	$0	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$0	$0	$0	$0	$0	$1,128,373
Consulting Payment(11)	$0	$0	$0	$0	$0	$0	$0	$60,000

Total Cash Severance	$0	$0	$0	$0	$0	$0	$0	$1,188,373
Benefits & Perquisites
Executive Retirement Plan(6)	$0	$0	$0	$0	$0	$0	$0	$0
Health and Welfare Benefits(7)	$0	$0	$0	$0	$0	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$0	$0	$0	$0
Executive Allowance	$0	$0	$0	$0	$0	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$0	$0	$0	$0	$0	$0
280G Tax Adjustment	$0	$0	$0	$0	$0	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(9)	$0	$0	$0	$0	$0	$0	$0	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$0	$0	$0	$0	$0

Total Value: All Benefits	$0	$0	$0	$0	$0	$0	$0	$1,188,373

Samuel R. Leno*

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$0	$0	$0	$0	$0	$0
Bonus	$0	$0	$0	$0	$0	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$0	$0	$0	$0	$0	$528,000

Total Cash Severance	$0	$0	$0	$0	$0	$0	$0	$528,000
Benefits & Perquisites
Executive Retirement Plan Equivalent(6)	$0	$0	$0	$0	$0	$0	$0	$629,110
Health and Welfare Benefits(7)	$0	$0	$0	$0	$0	$0	$0	$5,369
Post-Termination Life Insurance	$0	$0	$0	$0	$0	$0	$0	$0
Executive Allowance	$0	$0	$0	$0	$0	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$0	$0	$0	$0	$0	$634,479
280G Tax Adjustment	$0	$0	$0	$0	$0	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(9)	$0	$0	$0	$0	$0	$0	$0	1,622,559

Total Value of Accelerated Equity Grants	$0	$0	$0	$0	$0	$0	$0	$1,622,559

Total Value: All Benefits	$0	$0	$0	$0	$0	$0	$0	$2,785,038

Stephen F. Moreci*

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$0	$0	$0	$0	$0	$0
Bonus	$0	$0	$0	$0	$0	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$0	$0	$0	$0	$0	$270,000
Consulting Payment(11)	$0	$0	$0	$0	$0	$0	$0	$72,000

Total Cash Severance	$0	$0	$0	$0	$0	$0	$0	$342,000
Benefits & Perquisites
Executive Retirement Plan(6)	$0	$0	$0	$0	$0	$0	$0	$1,350,060
Health and Welfare Benefits(7)	$0	$0	$0	$0	$0	$0	$0	$10,838
Post-Termination Life Insurance	$0	$0	$0	$0	$0	$0	$0	$0
Executive Allowance	$0	$0	$0	$0	$0	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$0	$0	$0	$0	$0	$1,360,898
280G Tax Adjustment	$0	$0	$0	$0	$0	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(9)	$0	$0	$0	$0	$0	$0	$0	$233,315

Total Value of Accelerated Equity Grants	$0	$0	$0	$0	$0	$0	$0	$233,315

Total Value: All Benefits	$0	$0	$0	$0	$0	$0	$0	$1,936,213

*
Except as otherwise noted, amounts in these tables reflect payments actually paid or to be paid to Messrs. Elliott, Leno and Moreci in connection with their retirement from the Company on December 31, 2011.

(1)
Employees, including NEOs, are not entitled to any benefits upon termination for cause. All unvested stock options and DSUs, as well as all vested but unexercised stock options are forfeited as of the date of termination. For a definition of cause, please see the section titled "Change in Control Agreements" in the narrative to these tables beginning on page 81.

(2)
Amounts in this column represent the total value of all benefits payable upon voluntary termination by the NEO as of December 31, 2011. Amounts for Mr. Mahoney represent benefits payable only in the event of a voluntary termination by him for good reason not in connection with a change in control. Such amounts are payable pursuant to the terms of his offer letter. If Mr. Mahoney voluntary terminates his employment (not for good reason) prior to October 17, 2012, the first anniversary of his start date, he is not entitled to any severance payments or equity acceleration and is required to remit his sign-on bonus of $1,500,000 back to the Company. For a discussion of good reason under of Mr. Mahoney's offer letter, please see the section titled "Other Arrangements" in the narrative to these tables beginning on page 84.

(3)
Amounts in this column represent benefits payable upon involuntary termination by the Company on December 31, 2011 (other than termination for cause or in connection with a change in control). Amounts for Mr. Kuchemen represent payments pursuant to our Executive Retirement Plan and our 2011 PIP. Amounts for Mr. Capello represent benefits payable pursuant to our Employee Severance Pay Plan and our 2011 PIP only in the event of certain involuntary terminations under the plan where he is not otherwise offered similar employment within the Company. Amounts for Mr. Mahoney represent benefits payable pursuant to the terms of his offer letter.

(4)
All equity granted to our executives after 2009 requires both a change in control and subsequent termination (without cause or by the executive for good reason) in order to accelerate vesting; provided, however, that if the surviving or acquiring entity in a change in control transaction does not provide for the substitution or assumption of outstanding equity awards, such outstanding awards will immediately become fully vested. Equity awards granted prior to 2010 to our executive officers, including our NEOs, generally will become immediately vested and exercisable in the event of a "change in control" or "Covered Transaction" as defined in the LTIPs. Amounts in the "Change in Control" column represent the value of such accelerated vesting.

  Amounts in the "Termination Following a Change in Control" column represent benefits payable under our Change in Control Agreements following termination without cause or resignation by the executive for good reason on December 31, 2011 in connection with, and within two years of, a change in control of the Company. For a further description of our Change in Control Agreements, please see the section titled "Change in Control Agreements" in the narrative to these tables beginning on page 81.

(5)
Amounts in the "Pro-rata Target Bonus" row represent the NEO's assumed on-plan bonus under our 2011 PIP, which is equal to his incentive target amount under the plan. Pursuant to his 2011 offer letter and in connection with his elevation to Chief Executive Officer effective October 17, 2011, Mr. Kucheman's annual target incentive was increased from 70% to 120% of his base salary, which increased from $575,000 to $900,000. As a result, amounts for Mr. Kucheman have been prorated to reflect the salaries and PIP target incentives associated with the two positions he held with the Company in 2011. Amounts for Mr. Mahoney have been prorated pursuant to the terms of his offer letter to reflect his commencing his tenure as our President effective October 17, 2011.

  Under the 2011 PIP, participants generally must be employed by us on the date payments are made in order to be eligible for their incentive award. However, in the event of certain involuntary terminations without cause, death or "retirement," participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate. Pursuant to Mr. Elliott's 2011 letter agreement, he was deemed eligible to receive his 2011 PIP award at his funded target rate (100% of his annual base salary) prorated to reflect his salary as Senior Advisor for part of 2011. Mr. Elliott received his 2011 PIP award in DSUs pursuant to his election under the terms of his 2009 offer letter. Pursuant to the terms of the 2011 PIP, upon his retirement Mr. Leno was eligible to receive an award under the plan at his funded target rate (80% of his annual base salary). Upon the date of his retirement, Mr. Moreci met the definition of retirement under the 2011 PIP and was eligible to receive his 2011 PIP award at his funded target rate (60% of his annual base salary). For a further description of our 2011 PIP, please see the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "2011 Performance Incentive Plan" beginning on page 70, as well as the Compensation Discussion & Analysis section titled "Short-Term Performance Incentive Plan" beginning on page 48.

(6)
Amounts in the "Executive Retirement Plan" row represent amounts earned under our Executive Retirement Plan, provided the NEO is eligible for benefits under the plan. For NEOs other than Messrs. Elliott and Leno, eligibility means that the sum of the executive officer's age and years of service must equal 65, provided that the NEO is at least 55 years old and has completed at least five years of service with us. Messrs. Mahoney and Capello have not yet met the eligibility thresholds for our Executive Retirement Plan. Messrs. Elliott and Leno's offer letters each provide for certain benefits equivalent to their eligibility under our Executive Retirement Plan upon completion of three years of service. Mr. Elliott had not met the three-year service requirement before his retirement as our President and Chief Executive Officer effective October 17, 2011, but Mr. Leno met the three-year service requirement as of his retirement effective December 31, 2011 and will receive an award equivalent to what he would have received under the Executive Retirement Plan (had he met the definition of retirement under the plan). Mr. Moreci met the definition of retirement under the plan as of his retirement on December 31, 2011 and will receive an award thereunder. For a further description of our Executive Retirement Plan, please see the Pension Benefits table and accompanying narrative and footnotes beginning on page 78.

(7)
In determining the value of health and welfare benefits, we use the assumptions used for financial reporting purposes under GAAP. Amounts for Messrs. Leno and Moreci represent the expense of health and dental benefits continuation for six and 12 months, respectively. In each case, such benefits are being provided pursuant to the terms of Messrs. Leno and Moreci's retirement agreements.

(8)
The closing price of our common stock on December 30, 2011, the last trading day of the year, was $5.34. Based on this price, at December 31, 2011, none of our NEOs held any in-the-money unvested stock options. Therefore, no amounts are reported in the "Value of Accelerated Stock Options" row. As of December 31, 2011, Messrs. Kucheman, Capello and Mahoney held 637,472, 996,719 and 0 outstanding unvested stock options, respectively.

  In connection with his retirement from the Company effective December 31, 2011, all of Mr. Elliott's 2,153,261 outstanding unvested options were canceled, as the vesting criteria had not yet been met. Mr. Leno's retirement on December 31, 2011 triggered the accelerated vesting of his 762,313 outstanding unvested stock options, including 310,559 options granted to Mr. Leno in 2011 for which the Compensation Committee waived the one-year holding requirement. Mr. Moreci's retirement on December 31, 2011 triggered the accelerated vesting of his 266,424 outstanding unvested stock options, including 77,640 options granted to Mr. Moreci in 2011 for which the Compensation Committee waived the one-year holding requirement.

(9)
Amounts in the "Value of Accelerated Deferred Stock Units" row represent the value of the number of each NEO's service-based DSUs, the vesting of which would have accelerated as of December 31, 2011, calculated by multiplying the number of accelerated DSUs by $5.34 (the closing price of our common stock on December 30, 2011, the last trading day of the year).

  In connection with his retirement from the Company effective December 31, 2011, 1,416,667 of Mr. Elliott's outstanding DSUs were canceled, as the required continued employment and/or Company performance criteria for these awards were not met. Mr. Leno's retirement on December 31, 2011 triggered the accelerated vesting of 303,850 of his outstanding service-based DSUs, including 69,832 service-based DSUs granted to Mr. Leno in 2011 for which the Compensation Committee waived the one-year holding requirement. Further, Mr. Moreci's retirement on December 31, 2011 triggered the accelerated vesting of 43,692 of his outstanding service-based DSUs, including 17,458 service-based DSUs granted to Mr. Moreci in 2011 for which the Compensation Committee waived the one-year holding requirement.

  In February 2010 and 2011, our NEOs (other than Messrs. Mahoney and Elliott) were awarded Company performance-based DSUs under our 2010 and 2011 PSP, respectively, the attainment of which is based on our TSR as compared to the TSR of the other companies in the S&P 500 Healthcare Index and measured in annual performance cycles over a three-year period. None of the performance conditions for these DSUs had been satisfied as of December 31, 2011. In addition, in connection with their retirement, Messrs. Leno and Moreci forfeited all of their outstanding Company performance-based DSUs, as the required Company performance criteria for these awards were not met.

(10)
Amount is payable pursuant to Mr. Mahoney's offer letter and represents the difference between his prorated on-plan bonus under our 2011 PIP based on his October 17, 2011 start date and the prorated on-plan bonus amount he would have received had his employment commenced on September 21, 2011.

(11)
In connection with their retirement, each of Messrs. Elliott and Moreci entered into Consulting Agreements with the Company. These amounts represent amounts to be received by Messrs. Elliott and Moreci pursuant to the terms of their respective Consulting Agreements assuming the maximum amount of services are utilized by the Company. For a further description of Messrs. Elliott's and Moreci's agreements, please see the "Consulting Arrangements" section beginning on page 83.

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the provisions of Section 14A of the Exchange Act, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Our Board has determined to provide our stockholders this opportunity on an annual basis.

        As described in our "Compensation Discussion & Analysis," our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced primarily by the achievement of Company and individual performance goals (in other words, "pay for performance") in support of our business strategy and creation of long-term shareholder value.

Executive Compensation Program Best Practices

        Our Compensation Committee believes that a strong foundation for our compensation program is necessary to effectively execute our executive compensation philosophy. The following are the key aspects of executive compensation best practices that serve as a foundation for our compensation program:

  •
  Pay for performance.

  •
  Mix of short- and long-term incentive compensation, with an emphasis on long-term compensation.

  •
  Mix of fixed and variable compensation, with an emphasis on variable, at-risk compensation.

  •
  No tax gross-ups (except on relocation benefits available to all employees eligible for such benefits).(4)

  •
  Requiring both a change in control and termination without cause or for good reason for cash payments and accelerated vesting of equity awards where such awards are assumed.

  •
  Hedging and pledging prohibition.

  •
  Stock ownership guidelines.

  •
  Recovery of certain amounts of short-term incentive compensation awards.

  •
  Use of tally sheets and internal pay equity analysis.

  •
  Use of peer group company comparative analysis.

  •
  Independent compensation consultants.

  •
  Risk assessment of incentive compensation policies and programs.

Pay for Performance

        We believe our emphasis on at-risk, performance-based incentive compensation — consisting of our annual PIP awards and long-term equity awards — aligns our executives with our business strategy and the short- and long-term interests of our stockholders, providing true "pay for performance" and putting a significant portion of our executives' pay "at risk."

(4)
In 2011 we paid one of our NEOs a $42 gross-up to cover certain tax obligations under a historic universal life insurance program since discontinued by the Company.

        A Significant Portion of our NEOs' 2011 Compensation is At-Risk, Performance-Based Compensation.    For 2011, our Compensation Committee again tied a significant portion of our executives' target total direct compensation to at-risk, performance-based incentive opportunities. For 2011, 78% of the target value of the primary elements of TDC for our NEOs as a group (other than Messrs. Mahoney and Elliott, as discussed below) consisted of performance-based compensation. Of that 78% of performance-based compensation, 61% consisted of long-term equity incentives and 17% consisted of annual cash incentive award opportunities. For further discussion of the allocation of the target value for the primary elements of our NEO's TDC (other than Messrs. Mahoney and Elliott, as discussed below) please see the Compensation Discussion & Analysis section titled "Pay for Performance" beginning on page 39. Messrs. Mahoney and Elliott did not receive an annual equity award in 2011. Accordingly, in order to provide meaningful comparisons neither executive is included in the discussion above.

        Realized Value of 2011 Annual Long-Term Equity Incentive Awards.    At December 30, 2011 (the last trading date of the year), the Company's stock price had declined to a closing price of $5.34 per share and our common stock did not perform as well as the common stock of a majority of the other companies in the S&P 500 Healthcare Index. As a result, the "realized value" of the annual long-term equity incentive awards granted to our NEOs as a group (other than Messrs. Mahoney and Elliott, as discussed above) in February 2011 and competitive repositioning award granted to Mr. Capello in May 2011 was impacted as follows as of December 30, 2011:

  •
  For Company performance-based DSUs, the payout potential declined as the TSR of our common stock failed to achieve the threshold performance criteria for the first performance cycle of the three-year performance review period.

  •
  For stock options, the closing price of our common stock was $1.82 below the exercise price of the stock options granted in February 2011 and $1.57 below the exercise price of the stock options granted to Mr. Capello in May 2011, meaning that none of the stock options were "in the money."

  •
  For service-based DSUs, the awards granted in February 2011 lost $381,283 in aggregate "realized value" (or 25.4%) and the awards granted to Mr. Capello in May 2011 lost $56,801 in "realized value" (or 22.7%).

        While intended to serve in part to approximate three years of annual equity incentive awards, the "realized value" of Mr. Elliott's equity incentive awards made in June 2009 and in February 2010 was impacted as follows as of December 30, 2011:

  •
  For his Company performance-based DSUs granted in June 2009, the payout potential declined as our stock price failed to achieve the threshold performance criteria for the year.

  •
  For his stock options granted in June 2009, the closing price of our common stock was $4.17 below the exercise price, meaning that none of the stock options were "in the money."

  •
  For his service-based DSUs granted in June 2009, the awards lost $4,170,000 in "realized value" (or 43.9%).

  •
  For his stock options granted in February 2010, the closing price of our common stock was $2.41 below the exercise price, meaning that none of the stock options were "in the money."

        Further, while not intended to approximate an annual long-term equity incentive award, Mr. Mahoney's new hire equity incentive award in the form of service-based DSUs lost $410,003 in "realized value" (or 4.3%) as of December 30, 2011.

        Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosure."

        While the vote is advisory in nature, which means that it is non-binding on us, our Compensation Committee values the opinions of our stockholders and will take into consideration the outcome of the vote when considering future executive compensation arrangements.

OUR BOARD UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY
STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

EQUITY COMPENSATION PLANS

        The following table summarizes information as of December 31, 2011 relating to our equity compensation plans pursuant to which grants of options, deferred stock units, restricted stock grants or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	94,497,627	$12.91	(2)	131,428,196	(3)
Equity compensation plans not approved by security holders(4)	0	0		0

Total	94,497,627	$12.91	(2)	131,428,196

(1)
Amounts in columns (a), (b) and (c) include outstanding options under our 1992, 1995, 2000, 2003, 2006 and 2011 LTIPs and our 1992 Non-Employee Directors' Stock Option Plan. Our 1992 LTIP and 1992 Non-Employee Directors' Stock Option Plan expired on March 31, 2002, our 1995 LTIP expired on May 9, 2005, and our 2000 LTIP expired on February 28, 2010; however, awards made under these plans still remain outstanding. The amount in column (a) also includes 33,576,412 shares awarded under our 2000, 2003 and 2011 LTIPs in the form of deferred stock units and restricted stock. Further, the amount in column (a) includes 5,712,883 options, in aggregate amount, outstanding under acquired company incentive plans. No further options may be granted under the assumed plans.

(2)
This number reflects the exclusion of 33,576,412 shares in the form of deferred stock units and restricted stock granted pursuant to our equity plans included in column (a). These awards allow for the distribution of shares to the grant recipient upon vesting and do not have an associated exercise price. Accordingly, these awards are not reflected in the weighted-average exercise price.

(3)
This number reflects, as of December 31, 2011, the 115,199,351 shares available for issuance under our 2011 LTIP and the 16,228,845 shares available for purchase by our employees under our GESOP, which are not available for grant in any other form.

(4)
We have acquired a number of companies over the past several years. From time to time, we have assumed the acquired company's incentive plan(s), including the outstanding options and warrants, if any, granted under those plan(s). No further options may be granted under the assumed plans beyond those assumed in connection with the acquisitions. Assumed options that terminate prior to expiration are not available for re-grant. As of December 31, 2011, the aggregate number of options outstanding under the assumed plans totaled 5,712,883. The weighted average exercise price of these outstanding options is $16.78.

 AUDIT COMMITTEE REPORT

        The Audit Committee oversees our Company's financial reporting process on behalf of the Board of Directors and has other responsibilities as set forth in the Audit Committee charter, which can be found at www.bostonscientific.com under the tab "Investor Relations" and then "Corporate Governance." Management has the primary responsibility for our Company's financial statements and reporting process, including the systems of internal controls. Ernst & Young LLP, our independent registered public accounting firm for fiscal year 2011, is responsible for expressing an opinion on the conformity of our Company's audited financial statements with generally accepted accounting principles and on our Company's internal control over financial reporting.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and Ernst & Young the audited financial statements included in the Boston Scientific Annual Report on Form 10-K for the year ended December 31, 2011, including a discussion about the quality, not just the acceptability, of our Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, and Ernst & Young's evaluation of the Company's internal control over financial reporting.

        The Audit Committee also discussed with Ernst & Young the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst & Young has also provided the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young that firm's independence. The Audit Committee has concluded that Ernst & Young's provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young's independence.

        The Audit Committee further discussed with the Company's internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee meets at least quarterly with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        Based on the reviews and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the Securities and Exchange Commission. The Audit Committee has also approved the selection of Ernst & Young as the Company's independent registered public accounting firm for fiscal year 2012.

        This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Boston Scientific filing with the SEC, except to the extent that Boston Scientific specifically incorporates this Report by reference into another Boston Scientific filing.

THE AUDIT COMMITTEE

Uwe E. Reinhardt, Chairman
Bruce L. Byrnes
Ernest Mario

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and our internal auditors, and will take into account the vote of our stockholders with respect to the ratification of the selection of our independent registered public accounting firm.

        During 2011, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and respond to appropriate questions and, if they desire, make a statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2012 FISCAL YEAR.

Principal Accountant Fees

        The following table presents the aggregate fees billed for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2010 and December 31, 2011.

Type of Fees	2010	2011
Audit Fees(1)	$6,976,000	$6,556,000
Audit-Related Fees(2)	$1,068,000	$250,000
Tax Fees(3)	$315,000	$643,000
All Other Fees(4)	$52,000	$2,000
Total	$8,411,000	$7,451,000

(1)
Audit fees are fees for professional services rendered in connection with the audit of our consolidated financial statements (including an assessment of our internal control over financial reporting) included in Item 8 of our Annual Reports filed on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports filed on Form 10-Q, statutory filings and registration statements. Certain audit fees were incurred in connection with our 2010 and 2011 goodwill impairment charges, acquisitions, system implementations and other accounting matters.

(2)
Audit-related fees are fees for services related to employee benefit plan audits, accounting consultation, carve-out financial statements for divested businesses, and compliance with regulatory requirements.

(3)
Tax fees are fees for tax services related to tax compliance, tax planning and tax advice, including international tax returns and audits, foreign subsidiary corporate tax returns, annual information returns for employee benefit plans and programs, foreign country tax planning with respect to global stock option and employee stock purchase programs and stock programs, and assistance with the resolution of an ongoing transfer pricing tax controversy.

(4)
All other fees are fees for other assurance services not related to the audit and an online accounting research tool.

Audit Committee's Pre-Approval Policy

        It is the Audit Committee's policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent registered public accounting firm. In situations where it is not possible to obtain full Audit Committee approval, the Audit Committee has delegated authority to the Chairman of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chairman are required to be reviewed with the Audit Committee at its next scheduled meeting. The Audit Committee approved all of Ernst & Young LLP's services for 2010 and 2011 and, in doing so, considered whether the provision of such services is compatible with maintaining independence.

 PROPOSAL 4:
AMENDMENT AND RESTATEMENT OF OUR BY-LAWS TO PROVIDE FOR A
MAJORITY VOTE STANDARD IN UNCONTESTED DIRECTOR ELECTIONS

        In February 2012, our Board voted unanimously to approve, subject to stockholder approval, and to recommend to our stockholders that they approve, an amendment and restatement of our By-Laws to implement a majority vote standard in uncontested director elections.

Current Plurality Vote Standard

        Our By-Laws currently provide that our directors are elected by a plurality of the votes cast in the election of directors. Under this plurality vote standard, the director nominees who receive the highest number of affirmative votes cast are elected as directors. Accordingly, a director may be elected without receiving a majority of votes cast "FOR" his or her election and even if the number of "WITHHELD" votes exceeds the number of "FOR" votes.

Rationale for Implementation of Majority Vote Standard

        Stockholders of many public companies, including our Company, have recently urged that directors be required to receive a majority of the votes cast in favor of their election, rather than be elected under the plurality voting standard. As a part of the ongoing review of our corporate governance, our Board determined that it is in the best interest of our Company and our stockholders to implement a majority vote standard in uncontested director elections. Our Board concluded that the adoption of a majority vote standard will reinforce the Board's accountability to our stockholders, by requiring that a nominee obtain more "FOR" than "AGAINST" votes in order to be elected.

        Our Board believes, however, that the plurality vote standard should continue to apply in contested director elections. If a majority vote standard is used in a contested election, fewer candidates could be elected to the Board than the number of authorized Board seats.

Proposed Implementation of Majority Vote Standard

        The implementation of the majority vote standard requires the amendment of Article IV ("Board of Directors"), Section 2 ("Number, Qualification, Election and Terms") of our By-Laws. If approved by our stockholders, Article IV, Section 2 of our By-Laws will be revised as follows (additions are underscored and deletions are ~~struck-through~~):

          Number, Qualification, Election and Terms.    Except as otherwise fixed by, or pursuant to, the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than three nor more than twenty persons. Except as otherwise required by law, a nominee for director shall be elected to the Board of Directors at a meeting at which a quorum is present if the votes cast, in person or by proxy, by the holders of shares entitled to vote thereon, "for" such nominee's election exceed the votes cast "against" such nominee's election; provided, however, that directors shall be elected by a plurality of the votes cast, in person or by proxy, at any meeting of stockholders in which a quorum was present and for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. In the event that a director nominee fails to receive an affirmative majority of the votes cast in an election where the number of nominees is less than or equal to the number of directors to be elected, the Board of Directors, within its powers, may decrease the number of directors, fill the vacancy, or take other appropriate action. An abstention will not count as a vote cast with respect to a director. ~~The Directors shall be elected by plurality vote annually by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of Directors as an item of business for such meeting.~~

        The text of our amended and restated By-Laws, including Article IV, Section 2 marked with the proposed change, is attached as Appendix A to this Proxy Statement.

        Additionally, our Board also has approved amendments to our Corporate Governance Guidelines to modify our existing director resignation policy to be consistent with the majority vote standard. We are incorporated in Delaware, and under the Delaware General Corporation Law, even if an incumbent director does not receive the vote required for re-election, that director will continue to serve as a "holdover director" until a successor is elected and qualified. The amended Corporate Governance Guidelines will require each incumbent nominee that does not receive the majority vote in an uncontested election required by our amended and restated By-Laws to promptly tender his or her resignation following certification of the stockholder vote. Consistent with our existing director resignation policy, our Board will then decide whether to accept the resignation (based on the recommendation of the Nominating and Governance Committee) within 90 days following certification of the stockholder vote, and will disclose its determination and its reasoning either in a press release or an SEC filing.

        If our stockholders do not approve the amendment and restatement of our By-Laws to implement a majority vote standard in uncontested director elections, the corresponding amendments to our Corporate Governance Guidelines discussed above will not be implemented.

Effectiveness of Amendments

        If approved, the amendment and restatement of our By-Laws will become effective immediately following the Annual Meeting. The new majority vote standard would then be applicable to any uncontested election of directors occurring after the amendment and restatement becomes effective.

Vote Required

        The proposal to amend and restate our By-Laws must be approved by the holders of at least 80% of our outstanding common stock. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF OUR BY-LAWS TO PROVIDE FOR A MAJORITY VOTE STANDARD IN UNCONTESTED DIRECTOR ELECTIONS.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons beneficially holding more than 10% of our common stock to file reports of their ownership of our common stock and any changes in that ownership with the SEC. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during fiscal year 2011. To the best of our knowledge, all of these filing requirements were timely satisfied by our directors, executive officers and 10% stockholders. In making these statements, we have relied upon the written representations of our directors and executive officers and copies of their reports that have been filed with the SEC.

STOCKHOLDER PROPOSALS

        In accordance with Rule 14a-8 under the Exchange Act and the advance notice provisions of our By-Laws, stockholder proposals and director nominations for the 2013 Annual Meeting of Stockholders must be received by our Secretary at our principal executive office on or before November 27, 2012. Any proposals or nominees received after this date will be considered untimely under Rule 14a-8 under the Exchange Act and the advanced notice provisions of our By-Laws. Should you wish to submit a proposal or director nomination, please address it to our Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760. In order to be considered for inclusion in next year's Proxy Statement, proposals must also satisfy the other procedures set forth in Rule 14a-8 under the Exchange Act. Proposals that are submitted outside of Rule 14a-8, as well as director nominees, must also satisfy the procedures set forth in the advance notice provision of our By-Laws.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

        Our 2011 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2011, accompanies this Proxy Statement. The Annual Report is also available on our website at www.bostonscientific.com under the "Investor Relations" section. Copies of our 2011 Annual Report on Form 10-K, which is on file with the SEC, are available to any stockholder free of charge who submits a request in writing to Investor Relations, Boston Scientific Corporation, One Boston Scientific Place, Natick, MA 01760, or by calling (508) 650-8555. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

HOUSEHOLDING

        Applicable rules permit us and brokerage firms to send one Notice or Proxy Statement and Annual Report to multiple stockholders who share the same address unless we have received instructions to the contrary from one or more of the stockholders. This practice is known as householding. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a householding consent you previously provided to a broker, you must contact that broker to revoke your consent. If you (i) are eligible for householding and you currently receive multiple copies of either our Notice or Proxy Statement and our Annual Report but you wish to receive only one copy of each of these documents for your household or (ii) you currently receive only one set of these documents due to householding and wish to revoke your consent for future mailings, please contact Broadridge Financial Solutions, Inc. by mail at Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 1-800-542-1061.

        If you are currently subject to householding and wish to receive a separate Proxy Statement or Annual Report, you may find these materials on our website, www.bostonscientific.com, under the "Investor Relations" section. You may also request printed copies of our Notice or Proxy Statement and Annual Report free of charge by contacting Investor Relations, Boston Scientific Corporation, One Boston Scientific Place, Natick, MA 01760, or by calling (508) 650-8555. We will deliver promptly, upon written or oral request, a separate copy of the Notice, Proxy Statement or Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered.

 OTHER MATTERS

        We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies on the enclosed proxy card, or proxy voting instruction form, will vote as they deem in the best interests of the Company.

Appendix A

RESTATED BY-LAWS

OF

BOSTON SCIENTIFIC CORPORATION
A Delaware Corporation

ARTICLE I
OFFICES

        Section 1.    Registered Office.    The registered office of the corporation in the State of Delaware shall be at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the corporation's registered agent at such address shall be Corporation Service Company.

        Section 2.    Other Offices.    The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

        Section 1.    Annual Meetings.    An annual meeting of the stockholders shall be held for the purpose of electing Directors and conducting such other business as may properly come before the meeting. The date, time and place, within or without the State of Delaware, of the annual meeting shall be determined by resolution of the Board of Directors.

        Section 2.    Special Meetings.    Special meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the stockholders may be called only by the Chairman of the Board or the Chief Executive Officer, or, if there is no Chief Executive Officer, the President, and shall be called within 10 days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (as defined below). Any such resolution shall be sent to the Chairman of the Board or Chief Executive Officer, or, if there is no Chief Executive Officer, the President, and the Secretary of the corporation and shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting is limited to the purposes stated in the notice. For the purposes of these By-Laws, the term "Whole Board" is defined as the total number of Directors which the corporation would have if there were no vacancies.

        Section 3.    Notice.    Written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Chairman of the Board or the Chief Executive Officer, or if there is no Chief Executive Officer, the President, or the Board of Directors, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the corporation, with postage prepaid. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

        Section 4.    Stockholders List.    The officer having charge of the stock ledger of the corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder.

        Section 5.    Quorum.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another date, time and/or place, without notice other than announcement at the meeting at which the adjournment was taken, until a quorum shall be present or represented.

        Section 6.    Notice of Stockholder Business.    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the corporation, not less than 120 calendar days before the date of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting. However, if the corporation did not hold an annual meeting the previous year, or if the date of the current year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the corporation begins to print and mail its proxy materials.

        A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6 of Article II.

        The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with this Section 6 of Article II, and, if the presiding officer should so determine, the presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        Section 7.    Inspectors.    The Board of Directors shall appoint inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of stockholders, or any adjournment thereof, in advance of such meeting, but if the Board of Directors fails to make such appointments or if an appointee fails to serve, the presiding officer of the meeting of stockholders may appoint substitute inspectors.

        Section 8.    Voting.    Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by these By-Laws or unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by the inspectors of election. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted shall decide any question properly brought before such meeting, except the election or removal of Directors or as otherwise provided in these By-Laws, the Certificate of Incorporation or a Preferred Stock Designation or by applicable law. With respect to any election or questions required to be decided by any class of stock voting as a class, the vote of the holders of a majority of such class of stock present in person or by proxy and which actually voted shall decide any such election or question.

        Section 9.    Order of Business.    Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of stockholders shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend any such meeting of stockholders, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of stockholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

ARTICLE III
NOMINATION OF DIRECTOR CANDIDATES

        Section 1.    Notification of Nominees.    Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later 120 calendar days before the date of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting. However, if the corporation did not hold an annual meeting the previous year, or if the date of the current year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the corporation begins to print and mail its proxy materials.

        If the nomination or nominations is for a meeting of stockholders other than a regularly scheduled annual meeting, the deadline is a reasonable time before the corporation begins to print and mail its proxy material.

        Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the corporation if so elected.

        Section 2.    Substitution of Nominees.    If a person is validly designated as a nominee in accordance with Section 1 of this Article III, and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 1 of this Article III, had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the corporation, if elected, of each substitute nomine.

        Section 3.    Compliance with Procedures.    If the presiding officer of the meeting for the election or Directors determines that a nomination for any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of these By-Laws, such person will not be eligible for election as a Director and such nomination shall be void; provided, however, that nothing in these By-Laws shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock Designation for any series of Preferred Stock.

ARTICLE IV
BOARD OF DIRECTORS

        Section 1.    Powers.    The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

        Section 2.    Number, Qualification, Election and Terms.    Except as otherwise fixed by, or pursuant to, the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than three nor more than twenty persons. Except as otherwise required by law, a nominee for director shall be elected to the Board of Directors at a meeting at which a quorum is present if the votes cast, in person or by proxy, by the holders of shares entitled to vote thereon, "for" such nominee's election exceed the votes cast "against" such nominee's election; provided, however, that directors shall be elected by a plurality of the votes cast, in person or by proxy, at any meeting of stockholders in which a quorum was present and for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. In the event that a director nominee fails to receive an affirmative majority of the votes cast in an election where the number of nominees is less than or equal to the number of directors to be elected, the Board of Directors, within its powers, may decrease the number of directors, fill the vacancy, or take other appropriate action. An abstention will not count as a vote cast with respect to a director. ~~The Directors shall be elected by plurality vote annually by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of Directors as an item of business for such meeting.~~

        Section 3.    Removal.    Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office by the stockholders in the manner provided in this Section 3 of Article IV. At any annual meeting of the stockholders of the corporation or at any special meeting of the stockholders of the corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of Voting Stock (as defined below), voting together as a single class, may remove, with or without cause, such Director or Directors. For the purposes of these By-Laws, "Voting Stock" shall mean the outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors.

        Section 4.    Vacancies and New Directorships.    Except as otherwise fixed by or provided for or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, vacancies and newly created directorships resulting from any increase in the authorized number of Directors shall be filled solely by the affirmative vote of a majority of the Directors then in office though less than quorum, or by a sole remaining Director, except as may be required by law. Any Director so chosen shall hold office until the next annual meeting of stockholders and until such Director's successor shall have been elected and qualified. No decrease in the authorized number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

        Section 5.    Regular Meetings.    Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders and at such other time and place as shall from time to time be determined by the Board of Directors.

        Section 6.    Special Meetings and Notice.    Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer, or, if there is no Chief Executive Officer, the President, on one day's written notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile or similar medium of communication, and shall be called by the Chief Executive Officer, or, if there is no Chief Executive Officer, the President, or the Secretary in like manner and on like notice on the written request of any three Directors.

        Section 7.    Resignation.    Any Director may resign at any time by giving written notice of his resignation to the Chairman of the Board or the Secretary, to be effective upon its acceptance by the Board of Directors or at the time specified in such notice. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make such resignation effective.

        Section 8.    Quorum.    Subject to Section 4 of this Article IV and except as provided by law or the Certificate of Incorporation, at all meetings of Directors, a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. Except for the designation of committees (as provided in Section 9 of this Article IV), the vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 9.    Committees.    The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation, which to the extent provided in such resolution shall have and may exercise the powers of the Board of Directors in the management and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, except as otherwise limited by statute. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Directors when required. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board of Directors designating such committee, and unless otherwise prescribed by the Board of Directors, the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum.

        Section 10.    Compensation.    The Directors may be paid for expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees designated by the Board of Directors may be allowed like compensation for attending committee meetings.

        Section 11.    Rules.    The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the corporation as they may deem proper, not inconsistent with law, the Certificate of Incorporation or these By-Laws.

ARTICLE V
OFFICERS

        Section 1.    Number.    The officers of the corporation shall be chosen by the Board of Directors and shall consist of a president, a chairman and/or co-chairman of the board, one or more vice-presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except the offices of the president and secretary.

        Section 2.    Election and Term of Office.    The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until the next annual meeting of the Board of Directors or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

        Section 3.    Removal.    Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4.    Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by a majority vote of the Directors then in office.

        Section 5.    Compensation.    Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of the fact that he or she is also a Director of the corporation. The Board of Directors may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

        Section 6.    The Chief Executive Officer.    The Chief Executive Officer, if any, in the absence or disability of the Chairman of the Board, shall preside at all meetings of the stockholders; shall have general and active management of the business of the corporation; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. In the absence of the Chief Executive Officer, the President, the Chairman or another officer of the Corporation, as designated by the Board of Directors, shall have the powers of the Chief Executive Officer.

        Section 7.    The President and Vice-Presidents.    The President shall act in an executive capacity as shall be directed from time to time by the Board of Directors or the Chief Executive Officer, and shall have such powers and perform such other duties as the Board of Directors or the Chief Executive Officer may determine from time to time, (which may include, without limitation, assisting the Chief Executive Officer in the operation and administration of the corporation's business and the supervision of its policies and affairs), with such limitations on such powers or performance of duties as either of the foregoing shall prescribe. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such powers as the Board of Directors may, from time to time, determine or these By-Laws may prescribe.

        Section 8.    The Chairman of the Board.    The Chairman and/or the Co-Chairman of the Board shall preside at all meetings of the stockholders and directors; and have such other duties as may be assigned to him or them from time to time by the Board of Directors.

        Section 9.    The Secretary and Assistant Secretaries.    The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation an of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, or, if there is no Chief Executive Officer, the President, under whose supervision he or she shall be; shall have custody of the corporate seal of the corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 10.    The Treasurer and Assistant Treasurer.    The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; and shall render to the Chief Executive Officer, or, if there is no Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 11.    Other Officers, Assistant Officers and Agents.    Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors. The Board of Directors may, from time to time, authorize any officer to appoint and remove such subordinate officers and to prescribe the powers and duties thereof.

ARTICLE VI
INDEMNIFICATION OF OFFICERS AND OTHERS

        Section 1.    The corporation shall indemnify any person who was or is a party or is threatened to be made a party, his or her heirs, executors or administrators, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonable believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        Section 2.    The corporation shall indemnify any person who was or is a party or is threatened to be made a party, his or her heirs, executors or administrators, to any threatened, pending or completed action, suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was an officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnification for such expenses which the court shall deem proper.

        Section 3.    To the extent that an officer of the corporation or person serving at the request of the corporation as a director or officer of another corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        Section 4.    Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer or person serving at the request of the corporation as a director or officer of another corporation is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

        Section 5.    Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or person serving at the request of the corporation as a director or officer of another corporation to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article VI.

        Section 6.    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in other capacity while holding such office.

        Section 7.    The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was an officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

        Section 8.    For purposes of this Article VI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

        Section 9.    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an officer, employee or person serving at the request of the corporation as a director or officer of another corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 10.    This Article VI may be amended or repealed only by the affirmative vote of the holders of a majority of the Voting Stock; provided that no such amendment or repeal shall adversely affect any right to indemnification for any act or omission of any person referred to in Section 1 and 2 of this Article VI which occurred or allegedly occurred prior to the effective date of such amendment or repeal.

        Section 11.    If in any action, suit or other proceeding or investigation, a Director of the corporation is held not liable for monetary damages because that Director is relieved of personal liability under Article NINTH of the Certificate of Incorporation or otherwise, the Director shall be deemed to have met the standards of conduct set forth above and to be entitled to indemnification as provided above.

ARTICLE VII
CERTIFICATES OF STOCK

        Section 1.    Form.    Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, (1) the President or a Vice-President and (2) the

Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

        Section 2.    Lost Certificates.    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 3.    Fixing a Record Date.    Except as otherwise provided by law or the Certificate of Incorporation, the Board of Directors may fix in advance a date, not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If no record date is fixed, the time for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The time for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 4.    Registered Stockholders.    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

 ARTICLE VIII
GENERAL PROVISIONS

        Section 1.    Dividends.    Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think in the best interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

        Section 2.    Checks.    All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        Section 3.    Fiscal Year.    The fiscal year of the corporation shall be the period ending December 31 of each year or as otherwise fixed by resolution of the Board of Directors.

        Section 4.    Seal.    The seal of the corporation shall be in the form of a circle and shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 5.    Securities Owned By Corporation.    Voting securities in any other corporation held by the corporation shall be voted by the Chief Executive Officer, or, if there is no Chief Executive Officer, the President, or the Treasurer or any Vice President, unless the Board of Directors specifically confers authority to vote with respect thereto, which may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

        Section 6.    Conflict of Interest.    No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the board of or committee thereof which authorized the contract or transaction, or solely because the votes of the Director or officer are counted for such purpose, provided that the material facts as to the relationship or interest of the Director or officer and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum or provided that the contract or transaction is otherwise authorized in accordance with the laws of Delaware. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transactions.

 ARTICLE IX
AMENDMENTS

        Subject to the provisions of the Certificate of Incorporation, these By-Laws may be amended or repealed at any regular meeting of the stockholders or at any special meeting thereof duly called for that purpose by a majority vote of the shares represented and entitled to vote at such meeting provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend or repeal these By-Laws, or adopt such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2012, the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2012, the day before the meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. BOSTON SCIENTIFIC CORPORATION ONE BOSTON SCIENTIFIC PLACE NATICK, MA 01760 M41996-P24143 BOSTON SCIENTIFIC CORPORATION The Board of Directors recommends a vote "For" all Director Nominees. For Withhold 1. Proposal to elect ten Director Nominees: 1a. Katharine T. Bartlett The Board of Directors recommends a vote "For" Proposals 2, 3 and 4. 1b. Bruce L. Byrnes Against Abstain For 2. To consider and vote upon an advisory vote to approve named executive officer compensation. 1c. Nelda J. Connors 1d. Kristina M. Johnson 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year. 1e. William H. Kucheman 1f. Ernest Mario 1g. N.J. Nicholas, Jr. 4. To approve an amendment and restatement of our By-Laws to provide for a majority vote standard in uncontested director elections. 1h. Pete M. Nicholas 1i. Uwe E. Reinhardt NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. 1j. John E. Sununu MARK HERE IF YOU PLAN TO ATTEND THE MEETING No Yes Sign exactly as your name appears on the Proxy. If the shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers, please add your full title(s). Boston Scientific BOSTON SCIENTIFIC CORPORATION ONE BOSTON SCIENTIFIC PLACE NATICK, MA 01760 M41996-P24143

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. M41997-P24143 PROXY BOSTON SCIENTIFIC CORPORATION Proxy for Annual Meeting of Stockholders on May 8, 2012 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints TIMOTHY A. PRATT, VANCE R. BROWN and TODD D. HAMMOND, and each of them acting solely, as proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated hereon, all of the shares of common stock of Boston Scientific Corporation (the "Company"), par value $.01 per share, and if applicable, hereby directs the trustees and fiduciaries of the employee benefit plans in which the undersigned participates to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Bank of America Auditorium, 100 Federal Street, Boston, Massachusetts 02110 on Tuesday, May 8, 2012 at 10:00 A.M. (Eastern Time), and any adjournment or postponement of the meeting. THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Please sign and date on reverse side and return promptly in the enclosed envelope)